                                                                    Exhibit 4.04





================================================================================


                                CREDIT AGREEMENT



                                  by and among



                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
        not in its individual capacity except as expressly stated herein, but solely as Trustee,

                                       and

                   THE BORROWING AFFILIATES FROM TIME TO TIME,
                                  as Borrowers,


                       NATIONSBANK, NATIONAL ASSOCIATION,
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                                  June 10, 1998




================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page


                                                     ARTICLE I

                                               Definitions and Terms
1.1.         Definitions..........................................................................................2
1.2.         Rules of Interpretation.............................................................................35

                                                    ARTICLE II

                                           The Revolving Credit Facility

2.1.         Revolving Loans.....................................................................................37
2.2.         Payment of Interest.................................................................................38
2.3.         Payment of Principal................................................................................39
2.4.         Manner of Payment...................................................................................40
2.5.         Revolving Notes.....................................................................................41
2.6.         Pro Rata Payments...................................................................................41
2.7.         Reductions..........................................................................................41
2.8.         Conversions and Elections of Subsequent Interest Periods............................................41
2.9.         Increase and Decrease in Amounts....................................................................42
2.10.        Unused Fee..........................................................................................42
2.11.        Deficiency Advances.................................................................................42
2.12.        Use of Proceeds.....................................................................................43
2.13.        (a)  Extension of Stated Termination Date...........................................................43
2.14.        Designation of Borrowing Affiliate; Releases........................................................44
2.15.        Joint and Several Liability.........................................................................45
2.16.        Eligible Lease Involving Eligible Intermediary......................................................46

                                                    ARTICLE III

                                                     Security

3.1.         Security............................................................................................48
3.2.         Further Assurances..................................................................................48
3.3.         Information Regarding Collateral....................................................................48
3.4.         Quiet Enjoyment.....................................................................................49

                                                    ARTICLE IV

                                              Change in Circumstances
4.1.         Increased Cost and Reduced Return...................................................................50
4.2.         Limitation on Types of Loans........................................................................51
4.3.         Illegality..........................................................................................52
4.4.         Treatment of Affected Loans.........................................................................52
4.5.         Compensation........................................................................................52
4.6.          Taxes..............................................................................................53

                                                     ARTICLE V

                                            Conditions to Making Loans

5.1.         Conditions of Closing...............................................................................55
5.2.         Conditions of Initial Advance.......................................................................57
5.3.         Conditions of Revolving Loans.......................................................................61
5.4.         Appraisal Procedure.................................................................................62

                                                    ARTICLE VI

                                          Representations and Warranties

6.1.         Organization and Authority..........................................................................63
6.2.         Loan Documents......................................................................................63
6.3.         Solvency............................................................................................64
6.4.         Subsidiaries and Stockholders.......................................................................64
6.5.         Ownership Interests.................................................................................64
6.6.         Financial Condition.................................................................................64
6.7.         Title to Properties.................................................................................65
6.8.         Taxes...............................................................................................66
6.9.         Other Agreements....................................................................................66
6.10.        Litigation..........................................................................................66
6.11.        Margin Stock........................................................................................66
6.12.        Investment Company..................................................................................66
6.13.        Patents, Etc........................................................................................67
6.14.        No Untrue Statement.................................................................................67
6.15.        No Consents, Etc....................................................................................67
6.16.        Employee Benefit Plans..............................................................................67
6.17.        No Default..........................................................................................69
6.18.        Environmental Laws..................................................................................69
6.19.        Employment Matters..................................................................................69
6.20.        RICO................................................................................................69
6.21.        Liens...............................................................................................69


                                                    ARTICLE VII

                                               Affirmative Covenants
7.1.         Financial Reports, Etc..............................................................................70
7.2.         Maintain Properties.................................................................................71
7.3.         Existence, Qualification, Etc.......................................................................71
7.4.         Regulations and Taxes...............................................................................72
7.5.         Insurance...........................................................................................72
7.6.         True Books..........................................................................................72
7.7.         Right of Inspection.................................................................................72
7.8.         Observe all Laws....................................................................................72
7.9.         Governmental Licenses...............................................................................72
7.10.        Covenants Extending to Other Persons................................................................72
7.11.        Officer's Knowledge of Default......................................................................73
7.12.        Suits or Other Proceedings..........................................................................73
7.13.        Notice of Environmental Complaint or Condition......................................................73
7.14.        Environmental Compliance............................................................................73
7.15.        Indemnification.....................................................................................73
7.16.        Further Assurances..................................................................................74
7.17.        Swap Agreements.....................................................................................74
7.18.        Continued Operations................................................................................74
7.19.        Annual Appraisal of Aircraft and Leases.............................................................74
7.20.        Annual Review of Eligible Carriers and Aircraft and Engine Models...................................74
7.21.        Maintenance of Aircraft and Engines; Other Covenants and Restrictions;
             Non-Discrimination..................................................................................75
7.22.        Re-registration of Aircraft and Engines.............................................................76
7.23.        Manager.............................................................................................76
7.24.        Maintenance and Other Reserves......................................................................76
7.25.        Employee Benefit Plans..............................................................................76
7.26.        Collection Account..................................................................................77

                                                   ARTICLE VIII

                                                Negative Covenants

8.1.         EBITDA-to-Interest Ratio............................................................................78
8.2.         Acquisitions........................................................................................78
8.3.         Capital Expenditures................................................................................78
8.4.         Liens...............................................................................................78
8.5.         Indebtedness........................................................................................79
8.6.         Transfer of Assets..................................................................................79

8.7.         Subsidiaries; Investments...........................................................................80
8.8.         Merger or Consolidation.............................................................................80
8.9.         Transactions with Affiliates........................................................................80
8.10.        Employee Benefit Plans; ERISA Affiliates; Employees.................................................80
8.11.        Fiscal Year.........................................................................................81
8.12.        Dissolution, etc....................................................................................81
8.13.        Change in Control...................................................................................81
8.14.        Negative Pledge Clauses.............................................................................81
8.15.        Partnerships........................................................................................82
8.16.        Business and Operations.............................................................................82
8.17.        Ownership and Operation of Financed Aircraft and Engines............................................82
8.18.        Concentration Restrictions..........................................................................83
8.19.        Management Agreement and Fees.......................................................................83
8.20.        Representations  re Agent and Lenders...............................................................83

                                                    ARTICLE IX

                                        Events of Default and Acceleration

9.1.         Events of Default...................................................................................84
9.2.         Agent to Act........................................................................................87
9.3.         Cumulative Rights...................................................................................87
9.4.         No Waiver...........................................................................................87
9.5.         Allocation of Proceeds..............................................................................87
9.6.         Activities of Eligible Carriers.....................................................................88

                                                     ARTICLE X

                                                     The Agent

10.1.        Appointment, Powers, and Immunities.................................................................89
10.2.        Reliance by Agent...................................................................................89
10.3.        Defaults............................................................................................90
10.4.        Rights as Lender....................................................................................90
10.5.        Indemnification.....................................................................................90
10.6.        Non-Reliance on Agent and Other Lenders.............................................................91
10.7.        Resignation of Agent................................................................................91
10.8.        Fees................................................................................................91


                                                    ARTICLE XI

                                                   Miscellaneous
11.1.        Assignments and Participations......................................................................92
11.2.        Notices.............................................................................................93
11.3.        Right of Set-off; Adjustments.......................................................................95
11.4.        Survival............................................................................................96
11.5.        Expenses............................................................................................96
11.6.        Amendments and Waivers..............................................................................96
11.7.        Counterparts........................................................................................97
11.8.        Termination.........................................................................................97
11.9.        Indemnification; Limitation of Liability............................................................97
11.10.       Severability........................................................................................99
11.11.       Entire Agreement....................................................................................99
11.12.       Agreement Controls..................................................................................99
11.13.       Usury Savings Clause................................................................................99
11.14.       Payments...........................................................................................100
11.15.       Confidentiality....................................................................................100
11.16.       Governing Law; Waiver of Jury Trial................................................................100

EXHIBIT A                  Applicable Commitment Percentages....................................................A-1
EXHIBIT B                  Form of Assignment and Acceptance....................................................B-1
EXHIBIT C                  Notice of Appointment (or Revocation) of Authorized
                           Representative.......................................................................C-1
EXHIBIT D                  Form of Borrowing Notice.............................................................D-1
EXHIBIT E                  Form of Interest Rate Selection Notice...............................................E-1
EXHIBIT F                  Form of Note.........................................................................F-1
EXHIBIT G-1                Form of Domestic Counsel Opinion...................................................G-1-1
EXHIBIT G-2                Form on FAA Counsel Opinion at Funding.............................................G-2-1
EXHIBIT G-3                Form of Foreign Counsel Opinion....................................................G-3-1
EXHIBIT G-4                Form of Post-Funding FAA Counsel Opinion...........................................G-4-1
EXHIBIT H                  Compliance Certificate...............................................................H-1
EXHIBIT I                  Form of Facility Guaranty............................................................I-1
EXHIBIT J                  Form of Security Agreement...........................................................J-1
EXHIBIT K                  List of Rated Carriers...............................................................K-1
EXHIBIT L                  List of Approved Aircraft Models and Approved Engine
                           Models...............................................................................L-1
EXHIBIT M                  Required Insurance on Each Aircraft and Engine.......................................M-1
EXHIBIT N                  Form of Lessee Estoppel Certificate..................................................N-1
EXHIBIT O                  Scheduled Qualified Countries........................................................O-1
EXHIBIT P                  List of Schedule A Carriers..........................................................P-1
EXHIBIT Q                  List of Schedule B Carriers..........................................................Q-1
EXHIBIT R                  Form of Assumption Letter............................................................R-1

EXHIBIT S                  Borrowing Base Certificate...........................................................S-1
EXHIBIT T-1                Form of Pledge and Security Agreement
                           (for pledged beneficial interest in UniCapital Subsidiary Trust)...................T-1-1
EXHIBIT T-2                Form of Pledge and Security Agreement
                           (for pledged interest in UniCapital Special Purpose
                           Corporation, Beneficial Owner, Applicable Intermediary or
                           other Subsidiary)..................................................................T-2-1

Schedule 3.3               Information Regarding Collateral
Schedule 6.7               Transfer Restrictions to Sale or Assignment of Financed
                           Aircraft and Engines
Schedule 6.8               Tax Matters
Schedule 6.10              Litigation
Schedule 7.2               Maintenance
Schedule 7.21(a)           Maintenance, Return, Alteration, Replacement, Pooling and
                           Lease
Schedule 7.22              Re-registration

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of June 10, 1998 (the "Agreement"), is made by and among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (except as expressly provided herein) but solely as trustee on behalf of that certain trust created under the Trust Agreement (11111) dated as of June 10, 1998 between First Security Bank, National Association and Aircraft 11111, Inc. (together with any successor Qualified Trustee, the "Initial Borrower"), certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations (defined below) designated as Borrowing Affiliates hereunder (the Initial Borrower and such UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporation being referred to individually as a "Borrower" or collectively as the "Borrowers"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent");


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility of up to $300,000,000, the proceeds of which are to be used solely to finance the purchase by the Borrowers or Eligible Carriers (as defined below) of Eligible Aircraft and Eligible Engines (defined below); and

         WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of any beneficial interest, equity interest or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such interest at the time it becomes exercisable by the holder thereof), whether by purchase of such interest or upon exercise of an option or warrant for, or conversion of securities into, such interest.

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any Guarantor registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Aircraft" means any Stage III fixed wing airframe together with any jet Engine affixed thereto;

                  "Applicable Aircraft Advance Rate" with respect to any Eligible Aircraft means:

                           (a) if the age of such Aircraft is less than 15
                  years, 75% (or, if the related Loan is supported by Eligible Credit Enhancement, 85%);

                           (b) if the age of such Aircraft is less than 20 years
                  and greater than or equal to 15 years, 65% (or, if the related Loan is supported by Eligible Credit Enhancement, 75%); or

                           (c) if the age of such Aircraft is greater than or
                  equal to 20 years, 50% (or, if the related Loan is supported by Eligible Credit Enhancement, 60%).

                  "Applicable Aircraft Borrowing Base" with respect to any Eligible Aircraft means the product of (a) the Applicable Aircraft Advance Rate for such Eligible Aircraft, multiplied by (b) the Net Aircraft Value of such Eligible Aircraft, as such amount may be reduced pursuant to the provisos to the definition of "Concentration Restriction."

                  "Applicable Borrower" means, with respect to any Financed Aircraft or Engine, the Borrower that has requested or received a Loan to enable such Borrower to purchase or refinance (or to use the proceeds of such Loan to finance an Eligible Carrier's purchase or refinancing of) such Financed Aircraft or Engine.

                  "Applicable Carrier" means, with respect to any Financed Aircraft or Engine, the Eligible Carrier that (i) owns such Financed Aircraft or Engine, or (ii) has leased such Financed Aircraft or Engine from the Applicable Borrower, or from the Applicable Intermediary in accordance with Section 2.16.

                  "Applicable Carrier Borrowing Base" with respect to any Eligible Carrier means the aggregate of the Applicable Aircraft Borrowing Bases and Applicable Engine Borrowing Bases for all Financed Aircraft and Engines that are leased to, or owned by, such Eligible Carrier.

                  "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

                  "Applicable Engine Advance Rate" with respect to any Eligible Engine means 80%.

                  "Applicable Engine Borrowing Base" with respect to any Eligible Engine means the product of (a) the Applicable Engine Advance Rate for such Eligible Engine, multiplied by (b) the Net Engine Value of such Eligible Engine, as such amount may be reduced pursuant to the provisos to the definition of "Concentration Restriction."

                  "Applicable Foreign Aviation Law" means, with respect to any Aircraft or Engine, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft or Engine, or the creation, recordation, maintenance, perfection or priority or Liens on all or any part of such Aircraft or Engine.

                  "Applicable Foreign Jurisdiction" means, with respect to any Aircraft or Engine, any jurisdiction that administers an Applicable Foreign Aviation Law.

                  "Applicable Intermediary" means, with respect to any Financed Aircraft or Engine, the Eligible Intermediary that has leased such Aircraft or Engine from the Applicable Borrower, and has leased such Aircraft or Engine to the Applicable Carrier, in each case in accordance with Section 2.16.

                  "Applicable Lease Cure Period" has the meaning assigned thereto in Section 9.6.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means:

                           (a) with respect to the Eurodollar Rate, 1.75%,
                  provided that upon the consummation of a Permanent Capital Markets Financing occurring after the Closing Date, the Applicable Margin with respect to the Eurodollar Rate shall be 1.50%; and

                           (b) with respect to the Base Rate, three-fourths of
                  one percent (.75%), provided that upon the consummation of a Permanent Capital Markets Financing occurring after the Closing Date, the Applicable Margin with respect to the Base Rate shall be one-half of one percent (.50%).

                  "Applicable Unused Fee" means 37.5 basis points (.375%) per annum.

                  "Appraisal Procedure" has the meaning assigned thereto in
         Section 5.4.

                  "Asia Pacific Carrier" means any Eligible Carrier listed under the heading "Asia Pacific" in Exhibit P or Q.

                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

                  "Assumption Letter" means an Assumption Letter in substantially the form of Exhibit R.

                  "Authorized Representative" means any of the President, Executive Vice President, Senior Vice President or Vice President of UniCapital, any Beneficial Owner or any UniCapital Special Purpose Subsidiary, in each case as authorized representative for each of the Borrowers, or any other Person expressly designated by the Board of Directors of each of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of each of the Borrowers as set forth from time to time in a certificate in the form of Exhibit C.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day, plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan or a Segment of the Term Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

                  "Beneficial Owner" means, with respect to any UniCapital Subsidiary Trust, any Person holding a beneficial interest in such UniCapital Subsidiary Trust.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Boeing 737 Model" means a Boeing Aircraft that is any of the following models: 737-300, 737-400, 737-600, 737-700, 737-800 or
         737-900.

                  "Borrowers' Account" means a demand deposit account of the Borrower with the Agent (to be identified by the Borrowers prior to the initial Advance) or any successor account of the Borrowers with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Affiliate" means any UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation that is designated as a Borrowing Affiliate hereunder pursuant to Section 2.14 hereof.

                  "Borrowing Base" means, as of any date of determination, the sum of the following:

                           (a) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Eligible Aircraft; plus

                           (b) the aggregate of the Applicable Engine Borrowing
                  Bases for all Eligible Engines;

         provided, that (except in the limited circumstances described in the provisos to the definition of "Concentration Restriction") at no time shall the Borrowing Base include any Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base to the extent that any Concentration Restriction would be exceeded or violated thereby.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, in the form of Exhibit D.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Canadian Carrier" means any Eligible Carrier listed under the heading "Canada" in Exhibit P or Q.

                  "Capital Expenditures" means, with respect to the Borrowers and their respective Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by any Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of any Borrowers and its respective Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or
         (b), and (ii) with respect to any Capital Lease entered into by any Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Carrier Loan Documents" means loan agreement, note or collateral documents evidencing one or more loans by a Borrower to an Eligible Carrier to finance the purchase of an Eligible Aircraft or Eligible Engine, and a Lien of such Borrower in such Aircraft or Engine.

                  "Cauff Lippman" means Cauff, Lippman Aviation, Inc., a Florida corporation that is a direct or indirect, wholly-owned subsidiary of UniCapital.

                  "Change of Control" means, at any time, 100% of the beneficial ownership of any Guarantor or any Borrower is not owned, directly or indirectly, by UniCapital.

                  "CLA" means CLA Holdings, Inc., a Delaware corporation that is a direct, wholly-owned subsidiary of UniCapital.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of any Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Collateral Assignment" means, collectively (or individually as the context may indicate), any Assignment of Lease substantially in the form of Exhibit C-1 or Exhibit C-3 (as applicable) to the Security Agreement, or Assignment of Carrier Loan Documents substantially in the form of Exhibit C-2 to the Security Agreement, delivered to the Agent pursuant to Section 5.2 or 5.3 or the terms of the Security Agreement, as any of the foregoing may be amended, revised, modified, supplemented or amended and restated from time to time.

                  "Concentration Restriction" means any of the following restrictions on the Eligible Aircraft or Eligible Engines included in the Borrowing Base:

                           (a) the Applicable Carrier Borrowing Base for any
                  Eligible Carrier shall not at any time exceed the greater of $50,000,000 or the Applicable Aircraft Borrowing Base for any one Eligible Aircraft owned or leased by such Eligible Carrier;

                           (b) the aggregate of the Applicable Carrier Borrowing
                  Bases for any four (4) Eligible Carriers shall not at any time exceed $150,000,000;

                           (c) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Asia Pacific Carriers shall not at any time exceed $90,000,000;

                           (d) the aggregate of the Applicable Carrier Borrowing
                  Bases for all U.S. Carriers shall not at any time exceed $225,000,000;

                           (e) the aggregate of the Applicable Carrier Borrowing
                  Bases for all European Carriers shall not at any time exceed $150,000,000;

                           (f) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Latin American Carriers shall not at any time exceed $120,000,000;

                           (g) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Canadian Carriers shall not at any time exceed $75,000,000;

                           (h) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Mideastern Carriers shall not at any time exceed $60,000,000;

                           (i) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Aircraft falling within a single model type (other than Boeing 737 Models) shall not at any time exceed $120,000,000, provided that for the purposes of this paragraph, Boeing 757-200 models and Boeing 757-200ER models shall together be considered one model type;

                           (j) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Boeing 737 Models shall not at any time exceed $225,000,000;

                           (k) the aggregate of the Applicable Engine Borrowing
                  Bases for all Engines shall not at any time exceed
                  $40,000,000;

                           (l) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Aircraft as to which any related leases or Carrier Loan Documents expire within any specified 12-month period shall not at any time exceed $150,000,000; and

                           (m) the aggregate of the Applicable Aircraft
                  Borrowing Bases and Applicable Engine Borrowing Bases for all Aircraft and Engines as to which a default has occurred and is continuing under any related lease or Carrier Loan Document shall not at any time exceed $30,000,000;

                           (n) the aggregate of the Applicable Aircraft
                  Borrowing Bases and Applicable Engine Borrowing Bases for all Aircraft and Engines that are leased to, or owned, possessed or operated by Schedule B Carriers shall not at any time exceed $60,000,000; and

                           (o) the Borrowing Base shall not include any Aircraft
                  or Engine that is not, or has ceased to be, an Eligible Aircraft or Eligible Engine (as the case may be) or that is not subject to either an Eligible Lease or Eligible Carrier Loan Documents;

         provided that, with respect to any Eligible Aircraft or Eligible Engine that a Borrower wishes to finance or refinance through the proceeds of a Loan hereunder, if the inclusion of the Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base (as the case may be) of such Aircraft or Engine would cause one or more of the Concentration Restrictions to be exceeded or violated, then such Borrower may deem such Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base to be reduced to the highest amount that would not exceed or violate any Concentration Restriction, provided further that the aggregate Advances hereunder with respect to such Aircraft or Engine shall not exceed such reduced Applicable Aircraft Borrowing Base or reduced Applicable Engine Borrowing Base and all other conditions to such Advances are satisfied.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the pro forma combined financial statements of UniCapital, Cauff Lippman and certain affiliates thereof, NSJ and the other Founding Companies for the year ended December 31, 1997, which financial statements are contained in the UniCapital Registration Statement.

                  "Consolidated EBITDA" means, with respect to the Borrowers and their respective Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated EBITDA-to-Interest Ratio" means, with respect to the Borrowers and their respective Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such Borrowers and their respective Subsidiaries for such period, to (ii) Consolidated Interest Expense for such Borrowers and their respective Subsidiaries for such period.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrowers and their respective Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrowers and their respective Subsidiaries (including payments received by the Borrowers and their respective Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrowers and their respective Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of any Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article IV of one Type of Loan into another Type of Loan.

                  "Credit Party" means, collectively, each Borrower, each Eligible Intermediary, each Guarantor, and each other Person (if any) providing Collateral pursuant to any Security Instrument. "Credit Party" is not deemed to include UniCapital.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder, provided that if, pursuant to Section 9.6, such event or condition is not deemed to be a breach of the Credit Parties' obligations under this Agreement and the other Loan Documents and each of the conditions set forth in Section 9.6 is satisfied, then during the Applicable Lease Cure Period referred to in Section 9.6(d), such event or condition shall not be deemed to be a "Default" except for the purposes of Section 7.1(c), Section 7.11, the first two sentences of Section 10.4, Section 2 of the Compliance Certificate in the form of Exhibit H, and Section 4 of the Borrowing Base Certificate in the form of Exhibit S; and provided further that if the requirements of Section 9.6(d) are not satisfied within such Applicable Lease Cure Period, then an "Event of Default" shall be deemed to have occurred on the day after the last day of such period.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Aircraft" means any Aircraft which satisfies each of the following requirements:

                           (a) such Aircraft is a Stage III aircraft and is
                  one of the models listed on Exhibit L attached hereto;

                           (b) such Aircraft is or was manufactured in 1980 or
                  later, except that if such Aircraft is a McDonnell Douglas DC10-30, it is or was manufactured in 1973 or later;

                           (c) such Aircraft is (i) owned by the Applicable
                  Borrower and is subject to an Eligible Lease between such Applicable Borrower (as lessor) and an Eligible Carrier (as lessee), or (ii) is owned by the Applicable Borrower, is subject to an Eligible Lease between such Applicable Borrower (as lessor) and the Applicable Intermediary (as lessee), and is subject to an Eligible Lease between such Applicable Intermediary (as lessor) and an Eligible Carrier as (lessee), or (iii) is owned by an Eligible Carrier and is subject to Eligible Carrier Loan Documents between such Eligible Carrier (as debtor) and the Applicable Borrower (as lender and secured party);

                           (d) such Aircraft is covered by all of the insurance
                  described on Exhibit M attached hereto, and the Agent (for itself and on behalf of the Lenders) is named as loss payee and additional insured on such insurance;

                           (e) neither the Applicable Carrier nor the Applicable
                  Intermediary (if any) is organized under the laws of, or domiciled in, any Restricted Country; and such Aircraft is not at any time flown into or located in any Restricted Country;

                           (f) such Aircraft is either registered in (i) the
                  United States, (ii) the country of organization of the Applicable Carrier for such Aircraft, or (iii) the country of organization of any other Eligible Carrier, provided that, at any given time, no more than four (4) Aircraft may be registered as described in this clause (iii) and the Applicable Aircraft Borrowing Base of such Aircraft may not exceed $100,000,000 in the aggregate;

                           (g) if such Aircraft is owned by the Applicable
                  Borrower, the Agent (for itself and on behalf of the Lenders) has a duly perfected, first priority Lien and security interest (subject only to Permitted Liens) on such Aircraft under (i) the FAA Act (in the case of an Aircraft registered in the United States) or (ii) all Applicable Foreign Aviation Laws (in the case of an Aircraft registered outside the United States);

                           (h) if such Aircraft is not owned by the Applicable
                  Borrower, then the Applicable Borrower has a duly perfected, first priority Lien and security interest on such Aircraft (subject only to Permitted Liens), which Lien has been assigned to the Agent;

                           (i) the Agent has received opinions of FAA Counsel
                  (if such Aircraft is registered in the United States) or counsel in the Applicable Foreign Jurisdiction (if such Aircraft is registered outside the United States), which counsel is reasonably acceptable to the Agent, and which opinions are addressed to the Agent (on behalf of itself and the Lenders) opining as to the creation, perfection and priority of the Agent's Lien and security interest on such Aircraft, substantially in the form of Exhibit G-2 or the substance of Exhibit G-3 (as applicable) or otherwise in form and substance reasonably acceptable to the Agent; and (in the case of Aircraft registered in the United States) within a reasonable period after the registration of the Agent's Lien, the Agent has received an opinion of FAA counsel substantially in the form of Exhibit G-4; and

                           (j) the Agent has received two (2) Qualified
                  Appraisals of the Fair Market Value of such Aircraft, each such appraisal prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of the initial Loan hereunder with respect to such Aircraft; and based on the Appraisal Procedure, the Agent has determined the initial Fair Market Value of such Aircraft.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.1, an Authorized Representative, such approval not to be unreasonably withheld or delayed by any Authorized Representative and such approval to be deemed given by an Authorized Representative within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to such Authorized Representative; provided, however, that neither any Borrower nor an affiliate of any Borrower shall qualify as an Eligible Assignee.

                  "Eligible Carrier" means any Schedule A Carrier or Schedule B Carrier.

                  "Eligible Carrier Loan Documents" means fully-executed Carrier Loan Documents between a Borrower (as creditor and secured party) and an Eligible Carrier (as debtor), which documents satisfy each of the following requirements:

                           (a) such Carrier Loan Documents provide for principal
                  and interest payments to such Borrower in Dollars, and such interest payments are in amounts and with scheduled payment dates sufficient to provide such Borrower with funds adequate to pay all interest on all Loans hereunder relating to the respective Aircraft or Engine;

                           (b) the outstanding principal amount of the loan owed
                  to such Borrower under such Carrier Loan Documents is not less than the aggregate outstanding principal amount of all Loans hereunder relating to the respective Aircraft or Engine (excluding the portion (not to exceed 1%) of such Loans used solely to fund expenses incurred in connection with the acquisition and financing of such Aircraft or Engine);

                           (c) such Carrier Loan Documents require such Eligible
                  Carrier to maintain the insurance described in Exhibit M attached hereto with respect to such

                  Aircraft or Engine, and to bear all risk of loss, damage or liability with respect to such Aircraft or Engine;

                           (d) at least two (2) years of the loan term is
                  remaining under such Carrier Loan Documents at the time of any Loan hereunder relating to such Aircraft or Engine, and such remaining term is not cancelable for any reason for at least two (2) years after the date of any such Loan, other than cancellation of such term (i) by such Borrower (as creditor thereunder) for default by the Applicable Carrier or (ii) by the Applicable Carrier if the Applicable Carrier is required to pay (and does in fact simultaneously pay) to such Borrower, and such Borrower simultaneously pays to the Agent (on behalf of the Lenders), an amount at least equal to all outstanding principal and accrued interest on all Loans hereunder relating to such Aircraft or Engine;

                           (e) such Borrower (as creditor under the Carrier Loan
                  Documents) is protected under Section 1110 of the U.S. Bankruptcy Code (or other applicable bankruptcy or insolvency law reasonably acceptable to the Agent) with respect to the creditor's rights against the debtor, including without limitation its right to require repayment under the Carrier Loan Documents and, upon the debtor's default, to foreclose on and take possession of such Aircraft or Engine, during the debtor's bankruptcy or insolvency;

                           (f) such Carrier Loan Documents require the debtor to
                  comply with covenants and restrictions regarding the maintenance, alteration, replacement, pooling and lease of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.21(a) and Schedule 7.21(a) hereto;

                           (g) such Carrier Loan Documents prohibit the debtor
                  from flying or locating such Aircraft or Engine in any Restricted Country, or allowing such Aircraft or Engine to be flown or located in any Restricted Country;

                           (h) such Carrier Loan Documents contain customary
                  covenants and restrictions relating to re-registration of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.22 and Schedule 7.22 hereto;

                           (i) at the time of any Loan hereunder relating to
                  such Aircraft or Engine, no prepayment shall have been made under such Carrier Loan Documents, and no loan payment obligation shall have been accelerated (unless (i) such acceleration or prepayment occurred prior to the date of any Loan relating to such Aircraft or Engine and (ii) after giving effect to such acceleration or repayment, the remaining outstanding principal amount under such Carrier Loan Documents is greater than or equal to the amount of the Loans hereunder with respect to such Aircraft or Engine);

                           (j) at the time of any Loan hereunder relating to
                  such Aircraft or Engine, the Agent shall have received evidence reasonably satisfactory to the Agent that such Carrier Loan Documents are valid and binding; and

                           (k) such Carrier Loan Documents grant to such
                  Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United States, or in the case of any Engine the Lien on which is recorded under United States law) or Applicable Foreign Aviation Laws (in the case of all other Aircraft and Engines), a perfected first priority Lien on such Aircraft or Engine (subject only to Permitted Liens), which Lien has been assigned to the Agent.

                  "Eligible Credit Enhancement" with respect to any Eligible Aircraft means credit enhancement in the form of a letter of credit or surety bond which satisfies each of the following requirements:

                           (a) such letter of credit or surety bond is issued by
                  a Person other than a Borrower or Eligible Carrier, and such Person is reasonably satisfactory to the Agent;

                           (b) such credit enhancement secures (on terms and
                  conditions reasonably satisfactory to the Agent) payment of any Loan hereunder with respect to such Aircraft, such credit enhancement is in an amount not less than ten percent (10%) of the Net Aircraft Value of such Aircraft, and the Agent (in its discretion) may obtain payment of principal and interest of any such Loan through such credit enhancement without being required first (or at any time) to foreclose on any other Collateral or enforce any Guaranty; and

                           (c) such credit enhancement is unsecured, except that
                  if the "greenshoe" option under the UniCapital IPO is exercised, proceeds from the greenshoe option may be used to secure such credit enhancement.

                  "Eligible Engine" means an Engine which satisfies each of the following requirements:

                           (a) such Engine is a Stage III Engine and is one of
                  the models listed on Exhibit L attached hereto;

                           (b) such Engine is (i) owned by the Applicable
                  Borrower and is subject to an Eligible Lease between such Applicable Borrower (as lessor) and an Eligible Carrier (as lessee), (ii) is owned by the Applicable Borrower, is subject to an Eligible Lease between such Applicable Borrower (as lessor) and the Applicable Intermediary (as lessee), and is subject to an Eligible Lease between such Applicable Intermediary (as lessor) and an Eligible Carrier as (lessee), or (iii) is owned by an Eligible Carrier and is subject to Eligible Carrier Loan Documents between such Eligible Carrier (as debtor) and the Applicable Borrower (as lender and secured party);

                           (c) such Engine is covered by all of the insurance
                  described on Exhibit M attached hereto, and the Agent (for itself and on behalf of the Lenders) is named as loss payee and additional insured on such insurance;

                           (d) neither the Applicable Carrier nor the Applicable
                  Intermediary (if any) is organized under the laws of, or domiciled in, any Restricted Country; and such Engine is not at any time flown into or located in any Restricted Country;

                           (e) if such Engine is owned by the Applicable
                  Borrower, the Agent (for itself and on behalf of the Lenders) has a duly perfected, first priority Lien and security interest (subject only to Permitted Liens) on such Engine under (i) the FAA Act (in the case of an Engine the Lien on which is recorded under United States law) or (ii) Applicable Foreign Aviation Laws (in the case of any other Engine);

                           (f) if such Engine is not owned by the Applicable
                  Borrower, then the Applicable Borrower has a duly perfected, first priority Lien and security interest on such Engine (subject only to Permitted Liens), which Lien has been assigned to the Agent;

                           (g) the Agent has received opinions of FAA Counsel
                  (if the Lien on such Engine is recorded under the United States law) or counsel in the Applicable Foreign Jurisdiction (for any other Engine), which counsel is reasonably acceptable to the Agent, and which opinions are addressed to the Agent (on behalf of itself and the Lenders), opining as to the creation, perfection and priority of the Agent's Lien and security interest on such Engine, substantially in the form of Exhibit G-2 or G-3 (as applicable) or otherwise are in form and substance reasonably acceptable to the Agent;

                           (h) the Agent has received two (2) Qualified
                  Appraisals of such Engine, each such appraisal prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of the initial Loan hereunder with respect to such Engine; and based on the Appraisal Procedure, the Agent has determined the initial Fair Market Value of such Engine;

                           (i) such Engine is or was manufactured in 1983 or
                  later.

                  "Eligible Intermediary" means, with respect to any Financed Aircraft or Engine, a corporation that is a direct, wholly-owned subsidiary of the Applicable Borrower.

                  "Eligible Lease" means a fully-executed lease by a Borrower (as lessor) to an Eligible Carrier (as lessee) of an Eligible Aircraft or Eligible Engine, which lease satisfies each of the following requirements:

                           (a) such lease provides for rent payments to such
                  Borrower in Dollars in amounts and with scheduled payment dates sufficient to provide such Borrower with funds adequate to pay all interest on all Loans hereunder relating to the respective Aircraft or Engine;

                           (b) such lease is a "triple net lease" (subject to
                  any arrangement whereby the Borrower and the Eligible Carrier agree to share certain expenses relating to aircraft or engine directives, service bulletins or similar items) and requires the lessee to maintain the insurance described in Exhibit M attached hereto with respect to such Aircraft or Engine, and to bear all risk of loss, damage or liability with respect to such Aircraft or Engine;

                           (c) at least two (2) years (and not more than twelve
                  (12) years) of the lease term is remaining under such lease at the time of any Loan hereunder relating to such Aircraft or Engine, and such remaining term is not cancelable for any reason for two (2) years after the date of any such Loan, other than cancellation of such term (i) by the lessor for default by the Applicable Carrier, or (ii) by the Applicable Carrier if the Applicable Carrier is required to pay (and does in fact simultaneously pay) to such Borrower, and such Borrower simultaneously pays to the Agent (on behalf of the Lenders), an amount at least equal to all outstanding principal and accrued interest on all Loans hereunder relating to such Aircraft or Engine or (iii) by the Applicable Carrier if such Borrower continues to own such Aircraft or Engine and (simultaneously with the cancellation of such existing Eligible Lease) the Borrower leases such Aircraft or Engine to an Eligible Carrier pursuant to a new Eligible Lease (or to an Eligible Intermediary that simultaneously leases such Aircraft or Engine to an Eligible Carrier, in each case pursuant to new Eligible Leases) (it being understood that compliance with this clause (iii) shall be determined at the time of such termination);

                           (d) the lessor is protected under Section 1110 of the
                  U.S. Bankruptcy Code (or other applicable bankruptcy or insolvency law reasonably acceptable to the Agent) with respect to the lessor's rights against the lessee, including without limitation the rights to require performance of the lessee's obligations under the lease or return of such Aircraft or Engine during the lessee's bankruptcy or insolvency;

                           (e) such lease requires the lessee to comply with
                  covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling and sublease of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.21(a) and Schedule 7.21(a) hereto;

                           (f) if such lease contains a purchase option, the
                  expected exercise price is equal to or greater than the expected principal and accrued interest on all Loans relating to such Aircraft or Engine as of the date of exercise of such option;

                           (g) such lease prohibits the lessee from flying or
                  locating such Aircraft or Engine in any Restricted Country, and from allowing such Aircraft or Engine to be flown or located in any Restricted Country;

                           (h) such lease contains customary covenants and
                  restrictions relating to re-registration of such Aircraft or Engine; which covenants and restrictions satisfy the requirements of Section 7.22 and Schedule 7.22 hereto;

                           (i) at the time of any Loan hereunder relating to
                  such Aircraft or Engine, no prepayment shall have been made under such lease, and no lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the lease terms is not deemed to be a prepayment;

                           (j) at the time of any Loan relating to such Aircraft
                  or Engine, the Agent shall have received a Lessee Estoppel Certificate executed by such lessee with respect to such lease, or other evidence reasonably satisfactory to the Agent that such lease is valid and binding; and

                           (k) either (i) such lease is a "true lease" lease
                  (and not a lease intended as security) under applicable commercial law and other applicable law relating to creditors' rights and bankruptcy; or (ii) such lease grants to such Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United States, or in the case of any Engine the Lien on which is recorded under United States law) or Applicable Foreign Aviation Laws (in the case of all other Aircraft and Engines), a perfected first priority Lien on such Aircraft or Engine (subject only to Permitted Liens), which Lien has been assigned to the Agent;

         provided, however, that in the circumstances described in Section 2.16, "Eligible Lease" means, individually and collectively, (X) a fully-executed lease by a Borrower (as lessor) to the Applicable Intermediary (as lessee) of an Eligible Aircraft or Eligible Engine, which lease satisfies each of the requirements for an "Eligible Lease" set forth in clauses (a) through (k) above except that the lessee is not an Eligible Carrier, and (Y) a fully-executed lease by such Applicable Intermediary (as lessor) to an Eligible Carrier (as lessee) of such Financed Aircraft or Engine, which Eligible Carrier is not a U.S. Carrier, and which lease is identical in all respects (other than the Persons that are lessor and lessee) to the lease described in clause (X) above, and which lease satisfies all the requirements for an "Eligible Lease" set forth in clauses (a) through (k) above, except that the lessor is not a Borrower.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of any Guarantor or any Borrower or any of their respective ERISA Affiliates or is assumed by any Guarantor or any Borrower or any of their respective ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of any Guarantor or any Borrower or any current or former ERISA Affiliate.

                  "Engine" means any aircraft jet engine.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to any Guarantor or any Borrower, means any Person or trade or business which is a member of a group which is under common control with such Guarantor or Borrower, who together with such Guarantor or Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                         Eurodollar  =   Interbank Offered Rate   +  Applicable
                                       --------------------------
                          Rate           1-  Reserve Requirement     Margin

                  "Eurodollar Rate Loan" means a Loan or Segment of the Term Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

                  "European Carrier" means any Eligible Carrier listed under the heading "Europe" in Exhibit P or Q.

                  "Event of Default" means any of the occurrences set forth as such in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "FAA" means the United States Federal Aviation Administration.

                  "FAA Act" means 49 U.S.C. Subtitle VII, Section 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

                  "FAA Counsel" means DeBee & Gilchrist, special counsel with respect to FAA matters, or any other law firm having nationally recognized expertise in FAA matters acceptable to the Agent.

                  "FAA Recording Office" means the office of the FAA in Oklahoma City, Oklahoma, maintained as the office for the recordation of Liens on Aircraft and Engines pursuant to the FAA Act, and any successor or additional office performing the same or a comparable function.

                  "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders (substantially in the form of Exhibit I attached hereto), delivered as of the Closing Date and otherwise pursuant to Section 2.14, 5.2 or 5.3, as the same may be amended, modified or supplemented from time to time.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon, (b) all Revolving Credit Commitments shall have terminated or expired, (c) the Borrowers shall have permanently terminated the Term Loan by payment in full of all Term Loan Outstandings, and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Fair Market Value" with respect to any Aircraft or Engine means the fair market value ascribed thereto by the respective Qualified Appraiser in a Qualified Appraisal; provided that for the purpose of determining the Fair Market Value of such Aircraft or Engine at the time of any Loan with respect thereto, such Fair Market Value shall be determined using an Appraisal Procedure.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that
         (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fee Letter" means the Fee Letter dated April 3, 1998 by NationsBank, individually and as agent, NMS, NationsBank as referral agent for Kitty Hawk Funding Corporation, and accepted and agreed to by UniCapital.

                  "Financed Aircraft and Engines" with respect to any Loan or Advance means, collectively, each Aircraft and Engine, or part thereof, the acquisition or alteration of all or part of which was or is to be financed (directly or indirectly) in whole or in part by such Loan or Advance.

                  "Financed Aircraft or Engine" with respect to any Loan or Advance means, any Aircraft or Engine, or part thereof, included within the definition of Financed Aircraft and Engines.

                  "Fiscal Year" means the twelve month fiscal period of the Borrowers and their Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Founding Companies" has the meaning assigned thereto in the UniCapital Revolving Credit Agreement.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrowers and their Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guaranties" means all obligations of any Borrower or any other Person directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

                  "Guarantors" means, at any date, the Beneficial Owners, Eligible Intermediaries and Subsidiaries who are required to be parties to a Facility Guaranty at such date.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, as reflected on the balance sheet of such Person in accordance with GAAP, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term

         "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of June 10, 1998, among the Agent, for itself and on behalf of the Lenders, and NationsBank, as agent for itself and on behalf of the "Lenders" (as defined in the UniCapital Revolving Credit Agreement).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrowers' option, on the date one week (to the extent reasonably available to each of the Lenders) or one, two, three or six months thereafter as notified to the Agent by an Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                            (i) if an Authorized Representative fails to notify
                  the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Eurodollar Rate Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any Interest Period (other than a one-week
                  Interest Period) which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period shall extend past the Stated
                  Termination Date for Revolving Loans or past the Term Loan Termination Date for any Segment; and

                            (v) there shall not be more than six (6) Interest
                  Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Latin American Carrier" means any Eligible Carrier listed under the hearing "Latin America" in Exhibit P or Q.

                  "Lessee Estoppel Certificate" means a certificate in form and substance reasonably acceptable to the Agent, duly completed and executed by an Applicable Carrier with respect to an Aircraft or Engine; and the Agent agrees that the form of Lessee Estoppel Certificate attached hereto as Exhibit N is acceptable.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans or the Term Loan.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Assumption Letters, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Management Agreement" means that certain Management Agreement dated as of the date hereof among the Initial Borrower, each Borrowing Affiliate and Cauff Lippman, pursuant to which the Manager provides management services with respect to Financed Aircraft and Engines, and any leases or Carrier Loan Documents with respect thereto.

                  "Manager" means Cauff Lippman.

                  "Manufacturer" means any manufacturer of any Financed Aircraft or Engine.

                  "Manufacturer's Warranty" means any warranty made or offered by any Manufacturer with respect to any Financed Aircraft or Engine.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries (if any), taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Mideastern Carrier" means any Eligible Carrier listed under the heading "Middle East" in Exhibit P or Q.

                  "Mortgage Convention" means the Convention on the International Recognition of Rights in Aircraft signed initially at Geneva in 1948, as the same may be amended, modified or supplemented from time to time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "NationsBank" means NationsBank, National Association.

                  "Net Aircraft Value" with respect to any Eligible Aircraft, as of any date of determination, means the lesser of (a) the Purchase Price of such Aircraft and (b) the Fair Market Value of such Aircraft as stated in the most recent Original Qualified Appraisal or subsequent Qualified Appraisal pursuant to Section 7.19 with respect to such Aircraft; provided in either case that if such appraisal is dated more than 18 months prior to such date of determination of Net Aircraft Value, then the Net Aircraft Value of such Aircraft is deemed to be $0.

                  "Net Engine Value" with respect to any Eligible Engine, as of any date of determination, means the lesser of (a) the Purchase Price of such Engine and (b) the Fair Market Value of such Engine as stated in the most recent Original Qualified Appraisal or subsequent Qualified Appraisal pursuant to Section 7.19 with respect to such Engine; provided in either case that if such appraisal is dated more than 18 months prior to such date of determination of Net Engine Value, then the Net Engine Value of such Engine is deemed to be $0.

                  "NMS" means NationsBanc Montgomery Securities LLC and its successors.

                  "Non-SPE Credit Party" means any owner (other than a Beneficial Owner) of a Borrower or of a Beneficial Owner, if such owner in either case is not required to be a Guarantor hereunder.

                  "Notes" means the Revolving Notes and the Term Notes.

                  "NSJ" means The NSJ Group, Inc., a Delaware corporation that is the direct or indirect, wholly-owned subsidiary of UniCapital.

                  "Obligations" means the obligations, liabilities and Indebtedness of any Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of any Borrower to any Lender which arise under a Swap Agreement (unless otherwise agreed in writing by such Lender), and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of any Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity.

                  "Original Qualified Appraisal" has the meaning assigned thereto in Section 5.4.

                  "Outstandings" means, collectively, at any date, the Revolving Credit Outstandings and (without duplication) the Term Loan Outstandings on such date.

                  "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of any Borrower, any Guarantor or any of their respective ERISA Affiliates or is assumed by any Borrower, any Guarantor or any of their respective ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of any Borrower, any Guarantor or any current or former ERISA Affiliate.

                  "Permanent Capital Markets Financing" shall mean an aircraft lease securitization, enhanced equipment trust certificate or other permanent aircraft-secured public or private capital markets transaction (which, in each case, does not constitute bridge or interim financing) for the benefit of UniCapital or a subsidiary of UniCapital, producing net proceeds of at least $200,000,000, excluding the UniCapital IPO, any secondary offering of UniCapital stock and the UniCapital Facilities.

                  "Permitted Lien" means any Lien permitted by Section 8.4.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge and Security Agreement dated as of the date hereof between Cauff Lippman and the Agent (for the benefit of the Agent and the Lenders), (ii) that certain Pledge and Security Agreement dated as of the date hereof among the initial Beneficial Owner and the Agent (for the benefit of the Agent and the Lenders), and (iii) any additional Pledge and Security Agreement (substantially in the form of Exhibit T-1 or T-2 attached hereto, as applicable), delivered to the Agent pursuant to Section 5.2, 5.3 or 2.14, as hereafter amended, supplemented or replaced from time to time.

                  "Pledged Interests" has the meaning given to such term in the Pledge Agreement.

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

                  "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Purchase Price" with respect to any Aircraft or Engine means the actual purchase price paid for such Aircraft or Engine by the Applicable Borrower or (in the case of an Aircraft or Engine financed by loans from a Borrower) an Eligible Carrier , together with out-of-pocket costs incurred by such Applicable Borrower or Eligible Carrier in such purchase (provided that such out-of-pocket costs shall not exceed 1% of such Purchase Price).

                  "Qualified Appraisal" means, with respect to any Financed Aircraft or Engine, an appraisal of such Aircraft or Engine by a Qualified Appraiser, which appraisal is prepared in accordance with ISTAT standards and opines as to the Fair Market Value of such Aircraft or Engine, taking into account the actual maintenance status of such Aircraft or Engine.

                  "Qualified Appraiser" means any of the following appraisal firms: Aircraft Information Services, Inc., BK Associates, Inc. Simat, Helliesen & Eichner, Inc., Airclaims Limited, Avitas, Inc., AvSolutions Inc., or Flight Plan International.

                  "Qualified Country" means (a) any Restricted Country, (b) any country listed on Exhibit O attached hereto, or (c) any other country to the extent United States or United Nations sanctions or laws prohibit the use or location of any Aircraft or Engine in such country.

                  "Qualified Trustee" means (i) Wilmington Trust Company, First Security Bank, National Association, or another bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) or (ii) any other Person acceptable to the Agent.

                  "Rated Carrier" means any Eligible Carrier identified on Exhibit K attached hereto, as such Exhibit may be amended from time to time pursuant to Section 7.20.

                  "Rate Hedging Obligations" means any and all obligations of any Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the amount of its Revolving Credit Commitment; and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (without duplication) (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the



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



         Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Restricted Country" means, with respect to any Financed Aircraft or Engine, any country to the extent that (a) any applicable laws or sanctions of any applicable Governmental Authority prohibit (i) the use or location of such Aircraft or Engine in such country by the Applicable Carrier or any other Person then operating such Aircraft or Engine, or (ii) any Loan hereunder to be used to finance or refinance such Aircraft or Engine (or the lease thereof or the Applicable Borrower's loans with respect thereto) if such Aircraft or Engine will be used or located in such country by the Applicable Carrier or any other Person then operating such Aircraft or Engine, or (b) any insurance with respect to such Aircraft or Engine prohibits, or the coverages under such insurance as a whole are reduced by, the use or location of such Aircraft or Engine in such country, or (c) such country (or any part thereof in which such Aircraft or Engine is to be located) is designated by any insurance company providing insurance with request to such Aircraft or Engine as a war zone, a recognized area of hostilities or an area threatened with war or hostilities, unless (in the case of this clause (c)) such Aircraft or Engine is covered by war risk and allied perils insurance, in each case in the amount (and with the provisions) required by Section 11 of the Security Agreement (as if the Applicable Carrier were not a Rated Carrier, except that a Rated Carrier may self-insure for such risks to the extent permitted by (and subject to the overall limits on self-insurance contained in) Section 11(c) of the Security Agreement).

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment, subject, however to Section 2.13(b)(i).

                  "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means the earliest of (i) the Stated Termination Date, (ii) the date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon and reduce the Total Revolving Credit Commitment to zero pursuant to Section 2.7.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Schedule A Carrier" means any Person listed on Exhibit P attached hereto, as such Exhibit may be amended from time to time pursuant to Section 7.20.

                  "Schedule B Carrier" means any Person listed on Exhibit Q attached hereto, as such Exhibit may be amended from time to time pursuant to Section 7.20.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Mortgage and Security Agreement dated as of the date hereof by the Borrowers to the Agent, and (ii) any additional Mortgage and Security Agreement (substantially in the form of Exhibit J attached hereto) delivered to the Agent pursuant to
         Section 5.2, 5.3 or 2.14, as hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreement, Security Agreement, the Collateral Assignment, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any Beneficial Owner, any Subsidiary, any Intermediary or any other Person shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which any Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                            (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                            (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means June 9, 1999, or such later date as the parties may agree or may be applicable pursuant to Section 2.13.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by one or more Guarantors, Borrowers and/or by one or more of any Guarantor's Subsidiaries or any Borrower's Subsidiaries. With respect to any specified Guarantor or Borrower, the "Subsidiaries" of such Guarantor or Borrower shall mean (y) any Subsidiary owned directly or indirectly by such Guarantor or Borrower or by any of its Subsidiaries, or (z) any trust with respect to which such Guarantor or such Borrower or any of its Subsidiaries has a beneficial interest.

                  "Swap Agreement" means one or more agreements between any Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to such Borrower and such Person, which agreements create Rate Hedging Obligations.

                  "Term Loan" has the meaning assigned thereto in Section 2.13.

                  "Term Loan Maturity Date" has the meaning assigned thereto in
         Section 2.13.

                  "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

                  "Term Loan Termination Date" means (i) the Term Loan Maturity Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
         (iii) such date as the Borrowers may voluntarily and permanently terminate the Term Loan by payment in full of all Obligations incurred in connection with the Term Loan.

                  "Term Note" has the meaning assigned in Section 2.13.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
         Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "Total Revolving Credit Commitment" means a principal amount equal to $300,000,000, as reduced from time to time in accordance with
         Section 2.7.

                  "Trust Agreement" means each of the Trust Agreements between a Beneficial Owner and a Qualified Trustee.

                  "Trust Estate" means all estate, right, title and interest of each Trustee in and to each Aircraft, each Engine, each lease and all related documents, all Carrier Loan Documents and all other property of the Trustee, including, without limitation, all amounts of rent, proceeds of Carrier Loan Documents, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of any Borrower, any Beneficial Owner, any Lender or the Agent) and requisition, indemnity or other payments or any kind for or with respect to each Aircraft and Engine.

                  "Trustee" means a Qualified Trustee, solely in its capacity as trustee under a Trust Agreement.

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "UniCapital" means UniCapital Corporation, a Delaware corporation.

                  "UniCapital TAA" means a Transfer and Administration Agreement to be entered into among one or more direct or indirect subsidiaries or affiliates of UniCapital as transferors, the master servicer (if any) party thereto, Kitty Hawk Funding Corporation and NationsBank, as agent and a bank investor, as such agreement may be amended, modified, supplemented or restated from time to time.

                  "UniCapital Securitization Loan Agreement" means a Loan and Security Agreement to be entered into among a direct or indirect subsidiary or affiliate of UniCapital, as borrower, the master servicer (if any) party thereto, Kitty Hawk Funding Corporation,

         NationsBank, as agent and bank investor, and any other bank party thereto, as such agreement may be amended, modified, supplemented or restated from time to time.

                  "UniCapital Facility" shall mean any of the facilities pursuant to (a) this Agreement, (b) the UniCapital Revolving Credit Agreement, (c) the UniCapital TAA or (d) the UniCapital Securitization Loan Agreement.

                  "UniCapital IPO" means the initial public offering of not less than $425 million of common stock of UniCapital, as more fully described in the UniCapital Registration Statement.

                  "UniCapital Registration Statement" means that certain Registration Statement of UniCapital on Form S-1, Registration No. 333-46603, as filed with the Securities and Exchange Commission on February 20, 1998, as amended, including all documents incorporated therein by reference.

                  "UniCapital Revolving Credit Agreement" means the Credit Agreement dated as of June 10, 1998, among UniCapital, NationsBank, as agent, and the lenders party thereto, as such agreement may be amended, modified or restated from time to time.

                  "UniCapital Revolving Loan Documents" means all "Loan Documents" as defined in the UniCapital Revolving Credit Agreement.

                  "UniCapital Revolver Loans" means all "Loans" as defined in the UniCapital Revolving Credit Agreement.

                  "UniCapital Revolver Obligations" means all "Obligations" as defined in the UniCapital Revolving Credit Agreement.

                  "UniCapital Special Purpose Corporation" means any corporation
         (a) that is organized under the laws of any state of the United States and has its principal place of business in the United States, and (b) which is a direct or indirect, wholly-owned Subsidiary of Cauff Lippman or NSJ.

                  "UniCapital Subsidiary Trust" means any trust (a) that is organized under the laws of a state of the United States and has its principal place of business in the United States, (b) whose trustee is a Qualified Trustee, and (c) in which 100% of all beneficial interests are owned directly by a direct or indirect wholly-owned Subsidiary of Cauff Lippman or NSJ.

                  "U.S. Carrier" means any Eligible Carrier listed under heading "United States" in Exhibit P or Q.

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          The Revolving Credit Facility

         2.1.     Revolving Loans.

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to any of the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that (A) the proceeds of such Advance shall be used solely to finance the purchase by such Borrower or an Eligible Carrier of an Eligible Aircraft or Eligible Engine, and (B) the amount of such Advance (together with any other Advances relating to such Aircraft or Engine) shall not exceed the Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base (as the case may be) of such Aircraft or Engine; and provided, further, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; and provided further, that immediately after giving effect to each such Advance, (Y) the amount of Revolving Credit Outstandings shall not exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment and (Z) none of the Concentration Restrictions shall have been exceeded or otherwise violated. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (1) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (2) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.5.

                  (b) Amounts. Except as otherwise permitted by the Lenders from time to time, (i) the amount of Revolving Credit Outstandings shall not exceed at any time the lesser of the Borrowing Base or the Total Revolving Credit Commitment, and (ii) none of the Concentration Restrictions shall be exceeded; and, in the event there shall be outstanding any such excess under clause (i) or
(ii), the Borrowers, jointly and severally, shall immediately make such payments and prepayments as shall be necessary to comply with these restrictions. Each Revolving Loan hereunder and each Conversion under Section 2.8, shall be in an amount of at least $1,000,000.

                  (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from

Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall (A) specify the name of the respective Borrower, the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest, and (B) identify the Financed Aircraft or Engine the acquisition of which is to be financed with the proceeds of the borrowing. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by an Authorized Representative and reasonably acceptable to the Agent.

         (iii) The Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans and Eurodollar Rate Segments for any or all of the Borrowers having more than six (6) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the applicable Borrower shall be deemed to have elected to Convert such Segment to (or Continue such Segment as) a Base Rate Loan until such Borrower notifies the Agent in accordance with Section 2.8.

         2.2. Payment of Interest. (a) The Borrowers, jointly and severally, shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar

Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

                  (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each June, September, December and March, commencing June 30, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

         2.3. Payment of Principal. (a) Scheduled Repayments; Voluntary Prepayments. Subject to Section 2.13(b)(i) hereof, the principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrowers, jointly and severally, shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section
4.5. All prepayments of Loans made by any Borrower shall be in the amount of at least $1,000,000, or the amount equal to all Revolving Credit Outstandings of a Borrower, or such other amount as necessary to comply with Section 2.1(b) or
Section 2.8.

         (b) Mandatory Prepayments. (i) Upon the sale of any Aircraft, Engine or other asset by any Borrower, or upon the refinancing of any Indebtedness of any Borrower arising from any Loan hereunder or the refinancing of any Indebtedness of any Borrower or Guarantor relating to a loan or advance made (directly or indirectly) with the proceeds of any UniCapital Revolver Loan, the Borrowers, jointly and severally, shall immediately pay to the Agent an amount equal to the net proceeds of such sale or refinancing, which amount shall be applied by the Agent to reduce outstanding principal and accrued interest on any Loans made to, or for the benefit of, such Borrower. If any net proceeds of such sale or refinancing remain after the repayment in full of all outstanding principal and accrued interest on such Loans, such excess proceeds shall be promptly used by such Borrower to repay any intercompany loans or advances or capital contributions that were made (directly or indirectly) to such Borrower using the proceeds of any UniCapital Revolver Loans and thereafter shall be used by such Borrower in its discretion subject to compliance with the terms of this Agreement and the other Loan Documents.

                  (ii) On and after the Stated Termination Date on which the Revolving Loans are converted to the Term Loan (the "Conversion Date"), the Borrowers, jointly and severally, shall immediately pay over to the Agent all Excess Proceeds (defined below) of any lease with respect to any Financed Aircraft or Engine and all Excess Proceeds of any Carrier Loan Documents, in each case which proceeds are received by any Borrower on or after the Conversion Date; provided that the aggregate amount of Excess Proceeds paid by the Borrowers to the Agent each month pursuant to this sentence with respect to any Financed Aircraft or Engine shall not exceed one-half of one percent (.50%) of the aggregate outstanding principal amount of all Loans hereunder with respect to such Financed Aircraft or Engine (the "Excess Proceeds Limitation"). Such Excess Proceeds (subject to the Excess Proceeds Limitation) with respect to any lease or Carrier Loan Document shall be applied by the Agent to reduce outstanding principal and accrued and unpaid interest on any Loans made to, or for the benefit of, the Applicable Borrower. If any such Excess Proceeds (subject to the Excess Proceeds Limitation) remain after the repayment in full of all outstanding principal and accrued interest on such Loans, such Excess Proceeds shall be promptly used by such Borrower to repay any intercompany loans or advances or capital contributions that were made (directly or indirectly) to such Borrower using proceeds of any UniCapital Revolver Loans and thereafter shall be used by such Borrower in its discretion subject to compliance with the terms of this Agreement and the other Loan Documents. For the purposes of this Section 2.3(b)(ii), "Excess Proceeds" of any lease or Carrier Loan Document shall mean (A) all proceeds of such lease or Carrier Loan Document (excluding security deposits, maintenance reserves, insurance proceeds and other amounts, in each case to the extent such amounts may be required to be repaid by the Applicable Borrower to the Applicable Carrier) less (B) the sum of
(1) any interest paid by the Applicable Borrower on Loans hereunder and (2) any reasonable operating expenses (including without limitation fees payable hereunder and appraisal costs) of the Applicable Borrower to the extent actually paid by such Borrower to Persons who are not Affiliates of such Borrower.

         2.4. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due. The Agent may, at the direction of an Authorized Representative, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of any Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         (d) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon, and the Borrower to whom, or for whose benefit, such Loan was originally advanced. Upon the repayment in full of all principal and interest on all Loans made to, or for the benefit of, any Borrower, such Borrower shall promptly use any of its remaining monies and other assets to repay any intercompany loans or advances or capital contributions that were made (directly or indirectly) to such Borrower using the proceeds of any UniCapital Revolver Loan, and thereafter for any other purpose of such Borrower in its discretion subject to compliance with the terms of this Agreement and the other Loan Documents.

         2.5. Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

         2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by any Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from any Borrower.

         2.7. Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.5.

         2.8. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article IV, the Borrowers may:

                  (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or
Conversion:

                           (i) elect a subsequent Interest Period for all or a
                  portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                           (ii) Convert Base Rate Loans to Eurodollar Rate
                  Loans on any Business Day.

         Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrowers as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings.

         2.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (without giving effect to any change in the Revolving Credit Termination Date arising from a change in the definition of "Stated Termination Date" pursuant to Section 2.13(b)(i)(y)), the Borrowers, jointly and severally, agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the Revolving Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each June, September, December and March commencing June 30, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the

Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

         2.12. Use of Proceeds. The proceeds of each Loan made pursuant to the Revolving Credit Facility hereunder shall be used by the Applicable Borrower to finance the purchase, by such Borrower or an Eligible Carrier, of an Eligible Aircraft or Eligible Engine.

         2.13. (a) Extension of Stated Termination Date. At the request of the Borrowers the Lenders may, in their sole discretion, elect to extend the Stated Termination Date then in effect for one (1) additional period of 364 days. The Borrowers shall notify the Lenders of their request for such an extension by delivering to the Agent and the Lenders notice of such request signed by an Authorized Representative not more than ninety (90) days nor less than sixty
(60) days prior to the Stated Termination Date then in effect. If the Lenders shall elect to so extend, the Agent shall notify the Borrowers in writing within thirty (30) days of its receipt of such request for extension of the decision of the Lenders as to whether to extend the Stated Termination Date. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Stated Termination Date.

               (b) Term Loan to Repay Revolving Loans Outstanding at the Stated Termination Date.

                           (i) Election of Term Loan. The Borrowers shall have
                  the option to convert the outstanding principal balance of the Revolving Loans outstanding as of the Stated Termination Date, to a term loan maturing on the date (the "Term Loan Maturity Date") that is one year after the Stated Termination Date. The Borrowers may exercise such option by giving written notice to the Agent at least fifteen (15) days prior to the Stated Termination Date. If the Agent does not receive such notification within the time period specified in the preceding sentence of this paragraph (and unless such Stated Termination Date has been extended in accordance with the terms of subsection (a) above), the principal amount of all Revolving Loans shall be due and payable on the Stated Termination Date. Revolving Loans converted to a Term Loan at the election of the Borrowers in accordance with the terms of this subsection
                  (b) shall be referred to collectively as the "Term Loan". The Term Loan may be comprised of Base Rate Segments and Eurodollar Rate Segments as the Borrowers may elect in accordance with the provisions hereof. Amounts repaid or prepaid on the Term Loan may not be reborrowed. For purposes of this Agreement, in the event that the Borrowers elect to convert Revolving Loans outstanding as of the Stated Termination Date in accordance herewith, then on and after the Stated Termination Date (w) references herein to the "Total Revolving Credit Commitment" shall mean the aggregate principal amount of the Term Loan as of the Stated Termination Date less all principal payments made with respect to the Term Loan hereunder, whether scheduled payment, voluntary or optional prepayment or otherwise, (x) references herein to "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to permit such conversion of its Revolving Loans to a portion of the Term Loan in a principal amount equal to such Lender's Applicable Commitment Percentage of the aggregate Term Loan, (y) references herein to "Stated Termination Date" shall mean the Term Loan Maturity Date, and (z) the Revolving Note of each Lender shall be deemed to be a "Term Note" representing such Lender's portion of the Term Loan, and references herein to the "Revolving Notes" shall mean the Term Notes. Any prepayments of the Term Loan shall be applied to installments of principal in the inverse order of maturities.

                           (ii) Interest on the Term Loan. The Segments of the
                  Term Loan shall bear interest on the same terms as apply to Revolving Loans prior to the Revolving Credit Termination Date.

         2.14. Designation of Borrowing Affiliate; Releases. An Authorized Representative may from time to time designate any UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation which has not joined in the execution of this Agreement as a "Borrowing Affiliate" hereunder by causing such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation to execute and deliver a duly completed Assumption Letter (in the form attached hereto as Exhibit R) to the Agent with the written acknowledgment of the Borrowers and the Agent at the foot thereof, together with (a) Facility Guaranties executed by each Beneficial Owner of any such UniCapital Subsidiary Trust, by each Subsidiary of any such Beneficial Owner (other than such UniCapital Subsidiary Trust), by each Subsidiary of such UniCapital Subsidiary Trust or of such UniCapital Special Purpose Corporation, and by the Applicable Intermediary (if any), (b) Security Agreements signed by such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, by each Beneficial Owner of any such UniCapital Subsidiary Trust, by each Subsidiary of any such Beneficial Owner, by each Subsidiary of such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, and by the Applicable Intermediary (if any), (c)



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



Pledge Agreements signed by the respective Beneficial Owners and other owners, granting a security interest in the Pledged Interests in such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, in any Subsidiary thereof, in any Beneficial Owner and in any Subsidiary thereof, and in the Applicable Intermediary (if any), and (d) all additional documents required under such Assumption Letter. Upon such execution, delivery and consent, such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation (as the case may be) shall for all purposes be a party hereto as a Borrower as fully as if it had executed and delivered this Agreement. So long as (w) all Loans made to or on behalf of any Borrower, together with all accrued interest on such Loans, have been paid in full, (x) all other outstanding Obligations of such Borrower (except Obligations to pay principal and interest on Loans other than those Loans described in clause (x)) have been paid in full, and (y) all equity contributions and loans that were made (directly or indirectly) to such Borrower using the proceeds of any UniCapital Revolving Loans, together with all interest accrued on such Loans, have been paid in full, and (z) no Default or Event of Default has occurred and will be continuing after giving effect to such termination, then such Borrower may, by not less than fourteen (14) days prior notice to the Agent (which shall promptly notify the Lenders thereof), (i) terminate its status as a "Borrowing Affiliate" and "Borrower" hereunder and under the other Loan Documents, and (ii) (with respect to any Beneficial Owner of such Borrower) unless such Person also holds a beneficial interest in any other Borrower, to terminate the status of such Person and any other Subsidiary of such Person as a "Guarantor" hereunder and under the other Loan Documents, and (iii) to terminate the status of the Applicable Intermediary (if any) and any other Subsidiary of such Borrower as a "Guarantor" hereunder and under the other Loan Documents. Upon such terminations (provided the conditions to such terminations are satisfied), the Agent shall take all actions reasonably requested by such Borrower (A) to release the Liens of the Agent on all Aircraft, Engines and other Collateral owned by such Borrower and its Subsidiaries (including the Applicable Intermediary, if any) and to release such Borrower and such Subsidiaries from all of their respective obligations under the Loan Documents (including without limitation a written release to such effect), (B) unless such Beneficial Owner also holds a beneficial interest in any other Borrower, to release the Liens of the Agent on all Collateral owned by such Beneficial Owner and its other Subsidiaries and to release such Beneficial Owner and such other Subsidiaries from all of their respective obligations under the Loan Documents (including without limitation a written release to such effect), (C) to release the Lien of the Agent with respect to any Pledged Interests in such Borrower, its Subsidiaries and the Applicable Intermediary, and (D) (unless such Beneficiary Owner also holds a beneficial interest in any other Borrower) to release the Lien of the Agent with respect to any Pledged Interests in such Beneficial Owner. For the purposes of this Section 2.14, the Initial Borrower shall not be deemed to be a "Borrowing Affiliate." Any provision of this Section 2.14 or any other provision of any Loan Document notwithstanding, in no event shall UniCapital be released from its obligations to pay indemnification to, or reimburse any costs or expenses of, the Agent or any Lender (including without limitation the obligations under Article IV and Sections 4.6, 7.15, 11.5 and 11.9), which agreements and obligations shall survive any release or termination of any Credit Party pursuant to this Section 2.14.

         2.15. Joint and Several Liability. Each Borrower (including without limitation the Initial Borrower and each Borrowing Affiliate) agrees and acknowledges that the Obligations constitute and will constitute joint and several obligations and liabilities of the Borrowers; provided, however, that the liability of any specified Borrower individually with respect to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such Borrower's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. Each Borrower further agrees and acknowledges that all actions taken, elections made and notices and certificates furnished or received by it under or pursuant to the Loan Documents shall constitute the action, election, notice or certification of all of the Borrowers under the Loan Documents, and that each Authorized Representative shall have full authority to act for and on behalf of all of the Borrowers for all purposes of the Loan Documents. Each Borrower agrees that the joint and several liability of the Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Agent or any Lender with respect to the Collateral other than as provided in
Section 2.14 hereof, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent, any Lender or any other Person with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Agent, any Lender or any other Person first to resort to any other right, remedy or security; no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; except as provided in Section 2.14 hereof and subject to the proviso to the first sentence of this Section 2.15, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to the other Borrowers are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of the Borrowers to the Agent, the Lenders and any other Person.

         2.16. Eligible Lease Involving Eligible Intermediary. In lieu of leasing a Financed Aircraft or Engine directly to an Eligible Carrier, a Borrower may lease such Financed Aircraft or Engine directly to an Eligible Intermediary pursuant to an Eligible Lease described in clause (X) of the proviso to the definition of "Eligible Lease"; provided that

         (a) such Eligible Intermediary simultaneously leases such Aircraft or Engine to an Eligible Carrier pursuant to an Eligible Lease described in clause
(Y) of the proviso to the definition of "Eligible Lease"; and such Eligible Carrier is not a U.S. Carrier;

         (b) in the case of any Loan with respect to such Aircraft or Engine, all Loan conditions that pertain to any Eligible Lease or other lease by a Borrower of such Aircraft or Engine

(including without limitation requirements concerning the perfection of Liens on Collateral, and delivery of originals of leases and Lessee Estoppel Certificates) shall be satisfied with respect to each such lease to or by the Applicable Intermediary; and

         (c) all provisions of any Loan Document that pertain to any Eligible Lease or other lease by a Borrower of such Aircraft or Engine shall apply to each such lease to or by the Applicable Intermediary.

                                   ARTICLE III

                                    Security

         3.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the date of the initial Advance do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest under all applicable laws (including without limitation under the FAA Act (in the case of an Aircraft registered in the United States, or in the case of an Engine the Lien on which is recorded under United States law), or any Applicable Foreign Aviation Laws (in the case of any other Aircraft of Engine)) in all Collateral subject to no prior Lien or other encumbrance (that, in each case, has not previously been satisfied in full) or restriction on transfer (other than Permitted Liens and restrictions on transfer imposed by applicable laws or referred to in Schedule 6.7).

         3.2. Further Assurances. At the request of the Agent, each Borrower will, or will cause other Credit Parties (as the case may be), to, execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower or any Guarantor or any other Credit Party after the Closing Date.

         3.3. Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 3.3, and (ii) Schedule 3.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1997 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office and principal place of business of each Grantor at any time since January 1, 1997, (c) each location in which goods constituting Collateral (other than Aircraft or Engines) are or have been located since January 1, 1997, (d) the country of registration (if applicable) of each Aircraft; and (e) each trade name used by any Grantor since January 1, 1997 and the purposes for which it was used. No Borrower shall change, or permit any other Grantor to change, the location of its chief executive office or principal place of business or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrowers' or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         3.4. Quiet Enjoyment. The Agent and each Lender hereby agree that, so long as no event of default shall have occurred and be continuing under an Eligible Lease or Eligible Carrier Loan Document, it will not interfere with the quiet enjoyment of the possession and use of the Aircraft or Engine by the Applicable Carrier during the term of such Eligible Lease or Eligible Carrier Loan Document and it will (subject to any requirements or restrictions imposed by applicable law) dispose of its interest in the Eligible Aircraft or Eligible Engine leased or financed under such Eligible Lease or Eligible Carrier Loan Document expressly subject to such Eligible Lease or Eligible Carrier Loan Document and on terms such that the purchaser provides a similar right of quiet enjoyment to such Applicable Carrier. Upon the request of any Borrower, the Agent (on behalf of itself and the Lenders) will confirm the immediately preceding sentence in writing to any Applicable Carrier.

                                   ARTICLE IV

                             Change in Circumstances

         4.1. Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof:

                         (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then UniCapital and the Borrowers, jointly and severally, shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction, provided that in determining such costs, no Lender shall treat the Borrowers less favorably than other borrowers of similar size and circumstances. If any Lender requests compensation by UniCapital or any Borrower under this Section 4.1(a), the Borrowers may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand UniCapital and the Borrowers, jointly and severally, shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify UniCapital and the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrowers shall, jointly and severally, on the last day(s) of the then current Interest Period(s) for the



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



outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

         4.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         4.5. Compensation. Upon the request of any Lender, UniCapital and the Borrowers, jointly and severally, shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by any Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         4.6. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, adopted after the date hereof, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes adopted after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, UniCapital and the Borrowers agree, jointly and severally, to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) UniCapital and the Borrowers agree, jointly and severally, to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in



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



the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the Agent (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), shall provide the Borrowers and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If UniCapital or any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, UniCapital or the applicable Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of UniCapital or any Borrower hereunder, the agreements and obligations of UniCapital and each Borrower contained in this Section 4.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Loans.

         (i) UniCapital has executed this Credit Agreement to indicate its agreement to be bound by the terms of this Article IV, Sections 2.14, 7.15, 11.5, 11.9, and 11.16, and any other provision of this Agreement that is applicable to UniCapital.

                                    ARTICLE V

                           Conditions to Making Loans

         5.1. Conditions of Closing. The obligation of the Lenders to make the Revolving Credit Facility available to any Borrower is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                            (i) executed originals of each of this Agreement,
                  the Notes, the initial Facility Guaranties, the initial Security Instruments and the other Loan Documents, together with all schedules and exhibits thereto;

                            (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing Date, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-1 or otherwise reasonably satisfactory to special counsel to the Agent;

                            (iii) resolutions of the boards of directors or
                  other appropriate governing body (or of the appropriate committee thereof) of UniCapital and each Credit Party (or, in the case of a Credit Party that is a trust, resolutions of the appropriate board or committee of each trustee thereof) certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                            (iv) specimen signatures of officers of UniCapital
                  and each of the Credit Parties executing the Loan Documents on behalf of UniCapital or such Credit Party, certified by the secretary or assistant secretary of UniCapital or such Credit Party;

                            (v) the Organizational Documents of UniCapital and
                  each of the Credit Parties and each of the trustees for each UniCapital Subsidiary Trust certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization (provided that the trust agreement of a UniCapital Subsidiary Trust may be certified by the secretary or assistant secretary of its Beneficial Owner);

                            (vi) Operating Documents of UniCapital and each of
                  the Credit Parties and each of the trustees for each UniCapital Subsidiary Trust certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                            (vii) certificates issued as of a recent date by the
                  Secretaries of State or comparable officials of the respective jurisdictions of formation of UniCapital and each of the Credit Parties (excluding UniCapital Subsidiary Trusts, but including each trustee thereof) as to the due existence and good standing of such Person;

                            (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of UniCapital and each of the Credit Parties (excluding UniCapital Subsidiary Trusts, but including each trustee thereof) as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                            (ix) notice of appointment of the initial Authorized
                  Representative(s);

                            (x) fully-executed Uniform Commercial Code financing
                  statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                                    (1) the delivery by the Borrowers of all
                           stock certificates and other certificates, if any, evidencing ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto; and

                                    (2) the delivery by the Borrowers of
                           "control agreements" that have been executed by the respective issuers (and consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests; and

                            (xi) evidence that all fees payable by the Borrowers
                  on the Closing Date to the Agent, NMS and the Lenders have been paid in full; and

                  (b) In the good faith judgment of the Agent and the Lenders:

                            (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the pro forma projections of UniCapital and its subsidiaries, giving effect to the "Related Acquisition" (as defined in the UniCapital Revolving Credit Agreement), for the fiscal years ending December 31, 1998, 1999 and 2000, which has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) UniCapital and the Credit Parties shall have
                  received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

         5.2. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility is subject to the conditions precedent that:

                  (a) each of the conditions to making the Revolving Credit Facility available to the Borrowers, as set forth in Section 5.1, shall have been satisfied on or prior to the date of the initial Advance;

                  (b) the representations and warranties of UniCapital and the Credit Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

                  (c) the Borrowing Affiliate with respect to such Advance shall have executed and delivered to the Agent an Assumption Letter, and each Borrower and the Agent shall have executed such Assumption Letter and the Borrowing Affiliate shall have delivered to the Agent all other agreements, instruments and documents required by such Assumption Letter;

                  (d) the Borrowing Affiliate with respect to such Advance shall have delivered to the Agent (i) Facility Guaranties fully executed by any Beneficial Owner of such Borrowing Affiliate, by each Subsidiary of any such Beneficial Owner (other than such Borrowing Affiliate), by each Subsidiary of such Borrowing Affiliate and by the Applicable Intermediary (if any); (ii) Pledge Agreements fully executed by the appropriate pledgors, granting a security interest in all Pledged Interests with respect to each such Beneficial Owner, such Borrowing Affiliate, each Subsidiary of any Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and the Applicable Intermediary (if any);
         (iii) Security Agreements fully executed by such Borrowing Affiliate, any Beneficial Owner of such Borrowing Affiliate, each Subsidiary of any Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and the Applicable Intermediary (if any); and (iv) Collateral Assignments with respect to any Eligible Lease or Eligible Carrier Loan Document fully executed by such Borrowing Affiliate, each Applicable Intermediary
         (if any) and each Applicable Carrier;

                  (e) the Agent shall have received in form and substance satisfactory to the Agent and the Lenders, the following:

                      (i) each of the documents and instruments (including without limitation the opinions of counsel, the resolutions of boards of directors or other appropriate governing bodies or committees, the specimen signatures, officer's certificates, Organizational Documents, Operating Documents, and governmental certificates of existence, qualification, good standing and assumed name) required by Section 5.1 as if such Borrowing Affiliate had been a Borrowing Affiliate (and its Beneficial Owner, their respective Subsidiaries and the Applicable Intermediary (if any) had been in such positions) on the Closing Date, provided that if UniCapital or any Non-SPE Credit Party has previously delivered such opinions, resolutions, specimen signatures, officer's certificates and governmental certificates in connection with the Closing Date or an Advance, it shall not be required to re-submit any such documents in connection with a subsequent Advance except to the extent (1) the prior opinions or resolutions did not cover any additional Loan Documents executed by UniCapital or Non-SPE Credit Party in connection with such subsequent Advance, or (2) the specimen signatures or officer's certificates are no longer accurate, or (3) any Organizational Document or Operating Agreement has been amended, modified or supplemented or there are any additional Organizational Documents or Operating Agreements;

                      (ii) with respect to each Financed Aircraft registered in the United States, and each Engine the Lien on which is recorded under United States law, the favorable written opinion with respect to the Loan Documents and the transactions contemplated thereby of FAA Counsel dated the Closing Date, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-2 or otherwise reasonably satisfactory to special counsel to the Agent;

                      (iii) with respect to every other Financed Aircraft or Engine, the favorable written opinion with respect to the Loan Documents and the transactions contemplated thereby of local counsel in each Applicable Foreign Jurisdiction dated the Closing Date, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-3 or otherwise reasonably satisfactory to special counsel to the Agent;

                      (iv) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Agent, evidencing all insurance required by the Loan Documents (including without limitation all insurance required by Exhibit M with respect to each Aircraft or Engine that is to be a Financed Aircraft or Engine);



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



                      (v) an initial Borrowing Notice and, if elected by an Authorized Representative, an Interest Rate Selection Notice;

                      (vi) a certificate of an Authorized Representative containing computations of the Borrowing Base, demonstrating compliance with the Concentration Restrictions and providing information about the Financed Aircraft and Engines, in each case after giving effect to such Advance and any related Financed Aircraft or Engine;

                      (vii) fully-executed Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                            (1) the delivery by the Borrowers of all stock
                      certificates and other certificates, if any, evidencing ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto; and

                            (2) the delivery by the Borrowers of "control
                      agreements" that have been executed by the respective issuers (and consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests;

                            (3) with respect to each Financed Aircraft or Engine
                      registered in the United States or the Lien on which is to be recorded in the United States, evidence of the filing with the FAA Recording Office of the Security Agreement (and all supplements thereto) executed by the Applicable Borrower and any Applicable Intermediary and all other documents required by such office or applicable law in order to maintain a first priority perfected Lien on such Financed Aircraft or Engine, and the lease thereof or Carrier Loan Documents with respect thereto;

                            (4) with respect to each other Financed Aircraft or
                      Engine, evidence of the filing with each applicable recording office in each Applicable Foreign Jurisdiction of all documents required by such office or any Applicable Foreign Aviation Law in order to maintain a first priority perfected Lien on such Financed Aircraft or Engine, and the lease thereof or Carrier Loan Documents with respect thereto;

                            (5) a copy of the executed purchase agreement and
                      executed bill of sale evidencing the purchase by the Initial Borrower or an Eligible Carrier of each Financed Aircraft or Engine;

                            (6) copies of the certificates of aircraft
                      registration issued by the FAA and certificates of airworthiness issued by the FAA, in each case with respect to each Aircraft registered in the United States; and

                            (7) evidence of registration and other applicable
                      qualification issued by any Applicable Foreign Jurisdiction to the extent such registration or qualification is required by an Applicable Foreign Aviation Law, in each case with respect to each Aircraft not registered in the United States, and each Engine the Lien on which is not to be recorded in the United States;

                      (viii) results of a search of Liens filed with the FAA or any Applicable Foreign Jurisdiction with respect to any Aircraft or Engine that is or is to be a Financed Aircraft or Engine under the initial Advance;

                      (ix) two (2) Qualified Appraisals, each prepared by a separate Qualified Appraiser and opining as to the Fair Market Value of each Aircraft or Engine that is or is to be a Financed Aircraft or Engine under the initial Advance;

                      (x) the fully-executed originals of the Eligible Lease or Eligible Carrier Loan Documents relating to each Aircraft or Engine that is or is to be a Financed Aircraft or Engine under the initial Advance;

                      (xi) a Lessee Estoppel Certificate or other evidence reasonably satisfactory to the Agent that any such Eligible Lease or Eligible Carrier Loan Document is valid and binding; and

                      (xii) a fully-executed copy of the Management Agreement certified by a Secretary or Assistant Secretary of the Initial Borrower, and certification of the amount of fees to be payable to UniCapital, CLA, Cauff Lippman or any Affiliate in connection with such Management Agreement, which agreement and fees shall be acceptable to the Agent in its sole reasonable discretion;

                  (f) at the time of (and after giving effect to) the initial Advance, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

                  (g) immediately after giving effect to the initial Advance;

                      (i) the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;



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



                      (ii) the Revolving Credit Outstandings shall not exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment; and

                      (iii) no Concentration Restriction shall be exceeded or otherwise violated.

         5.3. Conditions of Revolving Loans. The obligations of the Lenders to make any Revolving Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received (1) a Borrowing Notice if required by Article II and (2) a certificate of an Authorized Representative containing computations of the Borrowing Base, demonstrating compliance with the Concentration Restrictions and providing information about the Financed Aircraft and Engines, in each case after giving effect to such Advance and any related Financed Aircraft or Engine;

                  (b) the representations and warranties of the Credit Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that (from the date that financial statements are delivered to the Agent and the Lenders pursuant to Section 7.1) the representation and warranty contained in Section 6.6(a) shall be deemed to be a representation and warranty that the financial statements of the Borrowers and their respective Subsidiaries most recently delivered to the Agent and the Lender pursuant to Section 7.1 present fairly the financial condition of such Borrowers and Subsidiaries as of the period reported therein, all in conformity with GAAP applied on a Consistent Basis;

                  (c) at the time of the initial Advance to any Borrowing Affiliate, such Borrowing Affiliate (including the Borrower with respect to such Advance) shall have executed and delivered to the Agent an Assumption Letter, and each of the Borrowers and the Agent shall have executed each such Assumption Letter;

                  (d) at the time of the initial Advance to any Borrowing Affiliate, such Borrowing Affiliate shall have delivered to the Agent
         (i) Facility Guaranties fully executed by each Beneficial Owner of such Borrowing Affiliate, by each Subsidiary of any such Beneficial Owner (other than such Borrowing Affiliate), by each Subsidiary of such Borrowing Affiliate and by each Applicable Intermediary (if any); (ii) Pledge Agreements fully executed by the appropriate pledgors, granting a security interest in all Pledged Interests with respect to each such Beneficial Owner, such Borrowing Affiliate, each Subsidiary of any such Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and each Applicable Intermediary (if any); (iii) Security Agreements fully executed by such Borrowing Affiliate, each Beneficial Owner of such Borrowing Affiliate, each Subsidiary of any such Beneficial Owner, each Subsidiary of each such Borrowing Affiliate, and each Applicable Intermediary (if any); and (iv) Collateral Assignments with respect to any


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



         Eligible Lease or Eligible Carrier Loan Document fully executed by such Borrowing Affiliate, each Applicable Intermediary (if any) and each Applicable Carrier;

                  (e) at the time of the initial Advance to any Borrowing Affiliate, such Borrowing Affiliate (including the Borrower with respect to such Advance) shall have delivered to the Agent all other agreements, instruments and documents required by each such Assumption Letter;

                  (f) without limiting the generality of the foregoing, the Agent shall have received on or prior to the date of such Advance, each of the documents and instruments required by Section 5.2 as if such Borrowing Affiliate had been a Borrower at the time of the initial Advance, and as if each Financed Aircraft or Engine financed by such Advance had been financed by the initial Advance; and

                  (g) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

                  (h) immediately after giving effect to a Revolving Loan:

                           (i) the aggregate principal balance of all
                  outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) the Revolving Credit Outstandings shall not
                  exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment; and

                           (iii) no Concentration Restriction shall be exceeded
                  or otherwise violated.

         5.4. Appraisal Procedure. In order to determine the Fair Market Value (and thus the Net Aircraft Value or Net Engine Value) of any Financed Aircraft or Engine at the time of any Advance hereunder with respect to such Aircraft or Engine, the Applicable Borrower and the Agent shall follow the following procedure (an "Appraisal Procedure"): Prior to the date of such Advance, the Applicable Borrower shall deliver to the Agent two (2) Qualified Appraisals of such Aircraft or Engine, each prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of such Advance, and each opining as to the Fair Market Value of such Aircraft or Engine. If both appraisals state the same Fair Market Value, then such value shall be deemed to be the Fair Market Value of such Aircraft or Engine at the time of such Advance; and, for the purposes of this Agreement, the latest of such appraisals stating the same value shall be referred to as the "Original Qualified Appraisal" for such Aircraft or Engine. If the two appraisals do not state the same Fair Market Value, then the lowest of the stated values shall be deemed to be the Fair Market Value of such Aircraft or Engine at the time of such Advance; and the appraisal stating such value shall be referred to as the "Original Qualified Appraisal" for such Aircraft or Engine.



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                                   ARTICLE VI

                         Representations and Warranties

         Each Borrower represents and warrants with respect to itself, its Subsidiaries (if any) and each other Credit Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         6.1.     Organization and Authority.

                  (a) Each Borrower, each Subsidiary, each other Credit Party and UniCapital is a trust, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) Each Borrower, each Subsidiary, each other Credit Party and UniCapital (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party (other than the Borrowers) and UniCapital has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party or UniCapital is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party or UniCapital (as the case may be), enforceable against such Credit Party or UniCapital (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         6.2. Loan Documents. The execution, delivery and performance by each Credit Party and UniCapital of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party or UniCapital (as the case may be) required for the lawful execution, delivery and performance thereof;



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                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or UniCapital or their respective properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party or UniCapital;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party or UniCapital is a party, or by which the properties or assets of such Credit Party or UniCapital are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or UniCapital or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         6.3. Solvency. At the time of each Advance to a Borrower, such Borrower and each Beneficial Owner of such Borrower is Solvent after giving effect to the transactions contemplated by the Loan Documents;

         6.4. Subsidiaries and Stockholders. No Borrower or Guarantor has any Subsidiaries, except that a Guarantor may have a beneficial interest in a Borrower, and a Borrower may own an Eligible Intermediary;

         6.5. Ownership Interests. No Borrower or Guarantor owns any interest in any Person, except that a Guarantor may have a beneficial interest in a Borrower, and a Borrower may own an Eligible Intermediary;

         6.6. Financial Condition.

                  (a) The Initial Borrower has heretofore furnished to each Lender a copy of the UniCapital Registration Statement which contains
         (i) the unaudited pro forma combined balance sheet and related statement of operations for UniCapital, Cauff Lippman and certain affiliates thereof, NSJ and the other Founding Companies for the year ended December 31, 1997, (ii) the audited balance sheet of UniCapital at December 31, 1997, (iii) the audited combined balance sheet and related statements of income, changes in equity and cash flows for Cauff Lippman and certain affiliates thereof for the year ended December 31, 1997, and (iv) the audited combined balance sheet and related statements of operations, stockholders' equity and cash flows for NSJ for the year ended December 31, 1997. Such balance sheets, statements of operations and income and other financial statements (including the notes thereto) present fairly the financial condition of UniCapital, Cauff Lippman and NSJ as of the period reported therein, all in conformity with GAAP;



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                  (b)      (i) since the later of (A) December 31, 1997, or (B)
                           the date of the financial statements most recently delivered pursuant to Section 7.1(a), there has been no material adverse change in the (1) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries (if any), taken as a whole,
                           (2) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (3) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof; and

                           (ii) during the period between December 31, 1997 and the date of the financial statements first delivered pursuant to Section 7.1(b), there has been no material adverse change in the condition, financial or otherwise, of CLA or NSJ, or in the businesses, properties, performance, prospects or operations of CLA or NSJ, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (c) except as set forth in the financial statements referred to in Section 6.6(a) or (b) or permitted by Section 8.5, neither any Borrower nor any Beneficial Owner or any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied; and

                  (d) the Initial Borrower has heretofore furnished to each Lender pro forma projections of UniCapital and its subsidiaries, giving effect to the "Related Acquisition" (as defined in the UniCapital Revolving Credit Agreement), for the fiscal years ending December 31, 1998, 1999 and 2000. Such projections were prepared by UniCapital in good faith and based upon assumptions which the Initial Borrower believes to have been reasonable as of the time of preparation thereof and as of the Closing Date.

         6.7. Title to Properties. (a) Each Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in
Schedule 6.7 and Permitted Liens; and

                  (b) each Non-SPE Credit Party has good and marketable title to all Collateral under the Security Instruments to which it is a party, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 6.7 and Permitted Liens;



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         6.8. Taxes. Except as set forth in Schedule 6.8, each Borrower, each of its Subsidiaries and each Credit Party (other than Non-SPE Credit Parties) has filed or caused to be filed all federal, state and local tax returns (and each Non-SPE Credit Party has filed or caused to be filed all federal and state income tax returns and all other material federal, state and local tax returns) in each case which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) (or the financial statements most recently delivered pursuant to Section 7.1(a)) and satisfactory to the Borrowers' independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         6.9. Other Agreements. No Credit Party nor any Subsidiary is

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         6.10. Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower or any Subsidiary or other Credit Party or affecting any Borrower or any Subsidiary or other Credit Party or any properties or rights of any Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect;

         6.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither any Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         6.12. Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as


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such terms are defined in the Investment Company Act of 1940, as amended (15
U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by each Borrower and the performance by each Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         6.13. Patents, Etc. Each Borrower and each other Credit Party (other than a Non-SPE Credit Party) owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

         6.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

         6.15. No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         6.16. Employee Benefit Plans.

                  (a) Neither any Guarantor nor any Borrower or any of their respective Subsidiaries has or has ever had any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan;

                  (b) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee



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         Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (c) Neither any Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

                  (d) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither any Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (e) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (f) To the best of each Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (g) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (h) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of any Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;


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         6.17. No Default. As of the date hereof, there does not exist any
Default or Event of Default hereunder;

         6.18. Environmental Laws. Except as listed on Schedule 6.18, each Borrower, each Guarantor and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 6.18, neither any Borrower, any Guarantor nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower, any Guarantor nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower, any Guarantor or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's, any Guarantor's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower, any Guarantor or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

         6.19. Employment Matters. No Borrower or Guarantor has or has ever had any employee other than officers thereof; and

         6.20. RICO. Neither any Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws; and

         6.21. Liens. The Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on all Financed Aircraft and Engines and all other Collateral under the Security Instruments.



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                                   ARTICLE VII

                              Affirmative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Guarantor and each Subsidiary (if any) to:

         7.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrowers, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of the Borrowers and their respective Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto (if any), for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the results of their operations and the changes in their financial position for such Fiscal Year, and (ii) a certificate of an Authorized Representative demonstrating compliance with Section 8.1(a) and the Concentration Restrictions, and providing information about the Financed Aircraft and Engines, which certificate shall be in the form of Exhibit H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrowers and their respective Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrowers and their respective Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 7.1(a)(i), deliver to the Agent and each Lender a letter from the independent certified accountants of UniCapital stating that in performing the audit necessary to render an opinion on the financial statements of UniCapital for such Fiscal Year, they obtained no knowledge of any Default or Event of Default by any Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial covenants (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;



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         (d) as soon as practical and in any event within 20 days after the end of each calendar month, deliver or cause to be delivered to the Agent and each Lender a certificate of an Authorized Representative containing computations of the Borrowing Base, demonstrating compliance with the Concentration Restrictions and providing information about the Financed Aircraft and Engines, as of the end of such month, which certificate shall be in the form of Exhibit S;

         (e) promptly upon their becoming available to any Borrower, such Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Borrower, any Guarantor or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by any Borrower, any Guarantor or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower, any Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit of any Borrower or any Subsidiary; and

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Borrower's, any Guarantor's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

         Subject to Section 11.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         7.2. Maintain Properties. Maintain or cause each Applicable Carrier to maintain and make repairs to each Financed Aircraft or Engine in compliance with the requirements set forth in Schedule 7.2 hereto; and each Borrower, Guarantor and Subsidiary shall maintain all other properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such other properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

         7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.8, do or cause to be done all things necessary to preserve and keep in full force and



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effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

         7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a Permitted Lien against any of its properties;

         7.5. Insurance. Maintain or cause to be maintained with respect to each Financed Aircraft or Engine and all other Collateral the insurance described on Exhibit M;

         7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         7.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any Aircraft, Engine, or any other property, corporate book or financial report of any Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants; and cause each Eligible Carrier to permit any Person designated by any Lender or any Agent to inspect any Financed Aircraft or Engine, all at reasonable times, at reasonable intervals and with reasonable prior notice , subject to any restriction on inspection contained in an Eligible Lease or Eligible Carrier Loan Document with respect to such Financed Aircraft or Engine, provided that notwithstanding any such lease or Carrier Loan Document, (a) any Person designated by a Lender or the Agent may inspect such Financed Aircraft or Engine at any reasonable time upon an event of default under such lease or Carrier Loan Document, and (b) upon any Event of Default, the Applicable Borrower will use its best efforts to cause the Applicable Carrier (and any other Person) to permit any Person designated by a Lender or the Agent to inspect such Financed Aircraft or Engine at any time;

         7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

         7.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

         7.10. Covenants Extending to Other Persons. Cause each Guarantor and each of their respective Subsidiaries (if any) to do with respect to itself, its business and its assets, each of the things required of any Borrower in Sections
7.2 through 7.9, and 7.18 inclusive;



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         7.11. Officer's Knowledge of Default. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

         7.12. Suits or Other Proceedings. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Borrower or any Subsidiary or other Credit Party, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $100,000 (or, in the case of a Non-SPE Credit Party, greater than $2,000,000), in each case exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process;

         7.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Borrower, any Guarantor or any Subsidiary relating to any (a) violation or alleged violation by any Borrower, any Guarantor or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by any Borrower, any Guarantor or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Borrower, any Guarantor or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower, any Guarantor or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of any Borrower, any Guarantor or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

         7.14. Environmental Compliance. If any Borrower, any Guarantor or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower, any Guarantor or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, any Borrower, any Guarantor and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;

         7.15. Indemnification. Without limiting the generality of Section 11.9, UniCapital and each Borrower hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against



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any and all claims, losses, penalties, liabilities, damages and expenses
(including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by any Borrower or any Subsidiary or with respect to any property owned, operated or leased by any Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of any Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by any Borrower or any Subsidiary. The provisions of this Section 7.15 shall survive repayment of the Obligations and expiration or termination of this Agreement;

         7.16. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

         7.17. Swap Agreements. The Borrowers shall maintain Swap Agreements in an amount mutually agreed to by the Agent and the Borrowers;

         7.18. Continued Operations. Subject to Section 8.16, continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         7.19. Annual Appraisal of Aircraft and Leases. On or within 30 days prior to each March 1 and December 1 of each year, deliver or cause to be delivered to the Agent and each Lender a Qualified Appraisal dated as of a recent date of each Financed Aircraft or Engine (other than any Aircraft or Engine for which an Original Qualified Appraisal or subsequent Qualified Appraisal pursuant to this Section 7.19 shall have been delivered to the Agent not more than six (6) months prior to such March 1 or such December 1 (as the case may be)). Such appraisal shall opine as to the Fair Market Value of each such Financed Aircraft or Engine.

         7.20. Annual Review of Eligible Carriers and Aircraft and Engine Models. Permit the Agent to conduct, and cooperate with the Agent in conducting, an annual review of each Schedule A Carrier, each Schedule B Carrier, each Rated Carrier and each model of Aircraft or Engine listed on Exhibit L, such review to be conducted during the 30 days prior to March 1 of each year. In the event that the Agent reasonably determines that any such Schedule A Carrier, Schedule B Carrier, Rated Carrier or Aircraft or Engine model is no longer acceptable for the purposes of this Agreement, the Agent may amend Exhibit P, Exhibit Q, Exhibit K or Exhibit L (as the case may be) to remove such carrier, Aircraft or Engine from the respective Exhibit. Thereafter, any carrier, Aircraft or Engine removed from such a list shall cease to qualify as a Schedule A Carrier, Schedule B Carrier, Rated Carrier, Eligible Aircraft or Eligible Engine (as the case may be), and the Borrowing Base, Eligible Aircraft Borrowing Bases and Eligible Engine Borrowing Bases shall be reduced accordingly, provided that in the event such removal and reduction require repayment of any Loan with respect to any Financed Aircraft or Engine that (solely as a result of



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such removal) has ceased to be an Eligible Aircraft or Eligible Engine (or whose
Applicable Carrier has been changed from a Schedule A Carrier to a Schedule B Carrier), the Applicable Borrower may repay such Loan on or before the then applicable Stated Termination Date (without giving effect to any extension of the Stated Termination Date that is effective after the date of such reduction). In the event that the Agent reasonably determines that any carrier should be added as a Schedule A Carrier, Schedule B Carrier or Rated Carrier (or that any Eligible Carrier should be moved from one Exhibit to another), or that any Aircraft or Engine model should be added to the list of permitted equipment, the Agent may amend Exhibit P, Exhibit Q, Exhibit K or Exhibit L (as the case may be) to add such carrier, Aircraft or Engine to the respective Exhibit. Thereafter, any carrier, Aircraft or Engine added or moved to such a list shall qualify as a Schedule A Carrier, Schedule B Carrier, Rated Carrier, Eligible Aircraft or Eligible Engine (as the case may be), and the Borrowing Base, Eligible Aircraft Borrowing Bases and Eligible Engine Borrowing Bases shall be modified accordingly, provided that in the event such modification requires repayment of any Loan with respect to any Financed Aircraft or Engine that (solely as a result of such modification) has ceased to be an Eligible Aircraft or Eligible Engine (or whose Applicable Carrier has been changed from a Schedule A Carrier to a Schedule B Carrier), the Applicable Borrower may repay such Loan on or before the then applicable Stated Termination Date (without giving effect to any extension of the Stated Termination Date that is effective after the date of such modification). The Borrowers may from time to time request a review of Schedule A Carriers, Schedule B Carriers, Rated Carriers, Aircraft types or Engine types and seek the consent of the Agent to the modification of Exhibits
P, Q, K or L (as the case may be) to add or move carriers or Aircraft or Engine types, which consent the Agent may withhold in its sole discretion.

         7.21. Maintenance of Aircraft and Engines; Other Covenants and Restrictions; Non-Discrimination.

                  (a) Ensure that any lease or Carrier Loan Documents with respect to any Financed Aircraft or Engine contain covenants and restrictions regarding the maintenance, alteration, replacement, pooling, sublease and (in the case of a lease) return of such Aircraft or Engine by the Applicable Carrier, which covenants and restrictions satisfy the requirements of Schedule 7.21(a) hereto;

                  (b) Promptly and diligently take or cause to be taken all steps which a prudent international aircraft lessor or financier would reasonably take in light of all of the relevant circumstances to compel the relevant Eligible Carrier to comply with the terms of any lease or Carrier Loan Document, or, if applicable and the Applicable Borrower is entitled to do so, to repossess the applicable Financed Aircraft or Engine (and, if a prudent international aircraft lessor or financier would determine it necessary or desirable, to de-register and export the same to a safe location) if any failure to comply with such lease or Carrier Loan Document is not promptly remedied.



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         7.22. Re-registration of Aircraft and Engines. Ensure that any lease or
Carrier Loan Documents with respect to any Aircraft or Engine contain covenants and restrictions regarding re-registration of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Schedule 7.22 hereto.

         7.23. Manager. Ensure that the Manager continues to serve as manager under the Management Agreement, including without limitation managing and overseeing (i) the Borrowers' acquisition, financing and leasing of the Financed Aircraft and Engines, and (ii) the Credit Parties' compliance with law and the Loan Documents.

         7.24. Maintenance and Other Reserves. Ensure that if any maintenance reserve or other reserve with respect to any Financed Aircraft or Engine is required to be deposited with, or for the benefit of, any Credit Party by any Applicable Carrier or Applicable Intermediary pursuant to any lease, Carrier Loan Document or otherwise, such reserve shall be maintained in an account at NationsBank.

         7.25. Employee Benefit Plans.

                  (a) (Without limiting the generality of Section 8.10(a)) with reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which any Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Borrower or any ERISA Affiliate with respect to such request and (e) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
         Section 412 of the Code by the due date;

                  (b) (Without limiting the generality of Section 8.10(a)) promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in
         Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action any Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) (Without limiting the generality of Section 8.10(a)) with reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of
         (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
         Section 401(a) of the Code, (b) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed



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         to administer any Pension Plan, (c) each Schedule B (Actuarial
         Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
         Section 4202 of ERISA. Each Borrower will notify the Agent in writing within five (5) Business Days of such Borrower or any ERISA Affiliate obtaining knowledge or reason to know that such Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
         Section 4041(c) of ERISA.

         7.26. Collection Account. The Borrowers shall maintain one or more segregated deposit accounts with NationsBank (collectively, the "Collection Account") for the purpose of depositing proceeds of leases and Carrier Loan Documents (as described below). Each Borrower shall immediately deposit in the Collection Account all proceeds (including without limitation rent) from any lease of any Financed Aircraft or Engine and all proceeds (including without limitation payments of principal and interest) from any Carrier Loan Documents (collectively, the "Lease and Carrier Loan Proceeds"). Without limiting the ability of any Borrower to distribute Lease and Carrier Loan Proceeds through dividends, payment of expenses or otherwise, in each case subject to compliance with the Loan Documents, so long as any Borrower owns any Lease and Carrier Loan Proceeds, it shall maintain such proceeds in the Collection Account. The Borrowers shall not permit any monies other than Lease and Carrier Loan Proceeds to be deposited or maintained in the Collection Account.



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                                  ARTICLE VIII

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it permit any Guarantor or any Subsidiary (if any) to:

         8.1. EBITDA-to-Interest Ratio. Permit the Consolidated
EBITDA-to-Interest Ratio for the Borrowers and their respective Subsidiaries as of the end of any Four-Quarter Period to be less than 1.75 to 1.00;

         8.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, except for Acquisition of a Subsidiary as permitted by Section 8.7;

         8.3. Capital Expenditures. Make or become committed to make any Capital Expenditures, except for Capital Expenditures to maintain or purchase Eligible Aircraft or Eligible Engines;

         8.4. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to (a) any property or assets now owned or hereafter acquired by any Borrower, any Guarantor or any Subsidiary or (b) any Financed Aircraft or Engine, other than

                  (i) Liens created under the Security Instruments in favor of the Agent and the Lenders; Liens created under the Carrier Loan Documents in favor of the Applicable Borrower, which Liens have been assigned to the Agent; and Liens arising under the Eligible Leases in favor of the Applicable Intermediary (as lessor) or the Applicable Borrower which Liens in each case have been assigned to the Agent;

                  (ii) Liens set forth in Schedule 6.7;

                  (iii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, each of which Liens shall be fully bonded over, to the reasonable satisfaction of the Agent;

                  (iv) statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the Liens conferred under the Security Instruments



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         or have been fully bonded over to the reasonable satisfaction of the
         Agent, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (v) Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect;

                  (vi) Liens created by the Applicable Carrier under an Eligible Lease or Eligible Carrier Loan Documents, which Liens are created without the knowledge of the Applicable Borrower and are released or fully bonded over to the reasonable satisfaction of the Agent within 30 days after the Applicable Borrower has notice or knowledge of any such Lien; and

                  (vii) Liens securing Indebtedness described in Section 8.5(b).

         8.5. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of any Borrower, any Guarantor or any Subsidiary, howsoever evidenced, except:

                  (a) Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (b) Indebtedness owing to (including guaranties in favor) NationsBank, as agent, or any leader under the UniCapital Revolving Loan Documents;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indebtedness arising from Swap Agreements permitted under
         Section 7.17; and

                  (e) unsecured intercompany Indebtedness for loans and advances made by UniCapital, CLA, Cauff Lippman or NSJ or any Beneficial Owner to a Borrower or a Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

         8.6. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Borrower, any Guarantor or any Subsidiary other than (a) leases of Aircraft or Engines under Eligible Leases, (b) the sale of Eligible Aircraft or Eligible Engines to Eligible Carriers in connection with Eligible Carrier Loan Documents, or (c) sales of Aircraft or Engines, or sales of the beneficial interest or ownership of a Beneficial Owner or a Borrower, provided in each case that (i) the net proceeds of such sales are promptly applied in accordance with Section 2.3(b), and



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(ii) at the time of any such sale the requirements of Section 2.14 for release of the respective Borrower or Guarantor have been satisfied.

         8.7. Subsidiaries; Investments. Own, create or permit to exist any Subsidiary (except that a Guarantor may own beneficial interests in a Borrower and a Borrower may own the Applicable Intermediary), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, other than loans to Eligible Carriers evidenced by Eligible Carrier Loan Documents and loans referred to in Section 8.5(e);

         8.8. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets without the consent of the Agent, except as permitted by Section 8.6 and except in the case of a Borrower or Guarantor that simultaneously terminates its status as a Borrower or Guarantor hereunder in accordance with Section 2.14.

         8.9. Transactions with Affiliates. Other than transactions permitted under Section 8.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower or of any Guarantor, except (a) that such Persons may render services to a Borrower, a Guarantor or their Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that a Borrower, a Guarantor or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by such Borrower, such Guarantor or such Subsidiary, (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of a Borrower's (or a Guarantor's or any Subsidiary's) business consistent with past practice of such Borrower or such Guarantor and its Subsidiaries and upon fair and reasonable terms no less favorable to such Borrower (or such Guarantor or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d) subject to Section 8.19, the Manager may render the services described in the Management Agreement for the fees set forth therein;

         8.10. Employee Benefit Plans; ERISA Affiliates; Employees.

                  (a) Have (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan, or (ii) any employee other than officers thereof; or

                  (b) (without limiting the generality of Section 8.10(a)) with respect to any Pension Plan, Employee Benefit Plan or Multiemployer
         Plan:

                           (i) permit the occurrence of any Termination Event
                  which would result in a liability on the part of any Borrower or any ERISA Affiliate to the PBGC; or



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                           (ii) permit the present value of all benefit
                  liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                           (iii) permit any accumulated funding deficiency (as
                  defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                           (iv) permit any ERISA Affiliate to fail to make any
                  contribution or payment to any Multiemployer Plan which such ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                           (v) engage, or permit any Borrower or any ERISA
                  Affiliate to engage, in any prohibited transaction under
                  Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                           (vi) permit the establishment of any Employee Benefit
                  Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or any ERISA Affiliate or any obligation of any Borrower to any Multiemployer Plan or increase the obligation of any ERISA Affiliate to a Multiemployer Plan; or

                           (vii) fail, or permit any Borrower or any ERISA
                  Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

         8.11. Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

         8.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a transaction permitted pursuant to Section 8.8;

         8.13. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

         8.14. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that any Eligible Lease or Eligible Carrier


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Loan Document may contain such a prohibition or limitation so long as the prohibition or limitation does not apply to any Lien granted in favor of the Agent or any Lender pursuant to the Loan Documents;

         8.15. Partnerships. Become a general partner in any general or limited partnership;

         8.16. Business and Operations. Engage in any business or operations other than the ownership, financing and leasing of Aircraft or Engines, or the making of loans to Eligible Carriers evidenced by Eligible Carrier Loan Documents, or the ownership of a Borrower or Applicable Intermediary engaged in such business or operations, or matters reasonably incidental thereto, or the performance of the Loan Documents, provided, however, that no Borrower that owns or is the Applicable Borrower with respect to any Aircraft may own or be the Applicable Borrower with respect to any other Aircraft or any Engine (except Engines relating to such Aircraft);

         8.17. Ownership and Operation of Financed Aircraft and Engines.

                  (a) Permit any Person other than a Borrower or an Eligible Carrier (or a Beneficial Owner solely by virtue of its beneficial interest in the respective Borrower) to own beneficially or of record any Financed Aircraft or Engine;

                  (b) Permit any Financed Aircraft or Engine to be leased, subleased or chartered to any Person other than the Applicable Carrier or the Applicable Intermediary, or to be operated by any Person other than the Applicable Borrower or the Applicable Carrier, except in the case of a lease or sublease by the Applicable Carrier if (i) the Applicable Carrier remains fully liable for all of its obligations under the Eligible Lease or Eligible Carrier Loan Documents with respect to such Aircraft or Engines, (ii) the lease or sublease by such Applicable Carrier is effected pursuant to a written agreement that complies with applicable law, and such lease or sublease is a "true lease" (and not a lease intended as security) under applicable commercial law or applicable law relating to creditor's rights and bankruptcy, (iii) the lease or sublease by such Applicable Carrier is expressly subject and subordinate to the rights of the Applicable Borrower under such Eligible Lease or Eligible Carrier Loan Documents, and has a lease term that is no longer than the terms of such Eligible Lease, (iv) the insurance required under this Agreement and the Security Agreement shall be maintained with respect to such Aircraft or Engine notwithstanding such lease or sublease, and (v) either (A) the Agent has a first priority perfected Lien (subject only to Permitted Liens) on such Aircraft or Engine or (B) the Applicable Borrower has a first priority perfected Lien (subject only to Permitted Lines) on such Aircraft or Engine, which Lien has been assigned to the Agent;

                  (c) Permit any Financed Aircraft or Engine to be leased to an Eligible Carrier except under the terms of an Eligible Lease, or to be owned by an Eligible Carrier except pursuant to, and subject to the terms of, Eligible Carrier Loan Documents;



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                  (d) Permit any Financed Aircraft or Engine to be flown into or located in any Restricted Country;

                  (e) Permit any Financed Aircraft or Engine to be flown into or located in any country (or part thereof) designated by any insurance company providing insurance with respect to such Aircraft or Engine as a war zone, a recognized area of hostilities or an area threatened with war or hostilities unless (in addition to any other insurance that may be required by Section 11 of the Security Agreement or by clause (c) of the definition of "Restricted Country") such Aircraft or Engine is covered by hijacking (air piracy), governmental confiscation, nationalization, expropriation and restraint insurance, in each case in the amount (and with the provisions) required by Section 11 of the Security Agreement (as if the Applicable Carrier were not a Rated Carrier, except that a Rated Carrier may self-insure for such risks to the extent permitted by (and subject to the overall limits on self-insurance contained in) Section 11(c) of the Security Agreement).

         8.18. Concentration Restrictions. Subject to Section 7.20, permit any Concentration Restriction to be exceeded or otherwise violated;

         8.19. Management Agreement and Fees.

                  (a) Amend, modify or supplement the Management Agreement in any material respect without the consent of the Agent;

                  (b) Pay any management or other fee to UniCapital, CLA, Cauff Lippman or any Affiliate other than as contemplated by the Management Agreement; or

                  (c) Commit or permit any material breach of the Management Agreement by any party thereto;

         8.20. Representations re Agent and Lenders. Represent or hold out, or permit any Applicable Carrier to represent or hold out, the Agent or any Lender as (a) the owner of any Financed Aircraft or Engine, (b) carrying goods or passengers on any such Financed Aircraft or Engine, or (c) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) which may be undertaken by any Borrower, Guarantor, Subsidiary or Applicable Carrier.



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                                   ARTICLE IX

                       Events of Default and Acceleration

       9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) Business Days after the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.5, 7.11, 7.12, 7.19 or Article VIII;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default to an Authorized Representative from the Agent or an officer of any Borrower becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of any Borrower or any Subsidiary, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been



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



         issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i), (ii) or (iii) above shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of any Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if any Borrower, any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower, any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Borrower, any Subsidiary or other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower, any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Borrower, any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty
         (60) days; or if any Borrower, any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $10,000 is rendered against any Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of a Borrower's or Subsidiaries' properties for any amount in excess of $10,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
         (30) days; or

                  (j) if any Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of any Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if there shall occur and not be waived an "Event of Default" as defined in any of the other Loan Documents or in the UniCapital Revolving Credit Agreement, the UniCapital TAA or the UniCapital Securitization Loan Agreement; or

                  (l) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be, a legal, valid and binding obligation of any Borrower or any Credit Party (as the case may be) enforceable in accordance with its terms; or

                  (m) if any Lien of the Agent pursuant to any Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be, a valid, first priority perfected Lien, subject to no other Liens except Permitted Liens;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and
                  (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) each Borrower shall, upon demand of the Agent or
                  the Required Lenders, promptly cause to be performed at Borrowers' expense by independent certified public accountants acceptable to the Agent an audit of all Financed Aircraft and Engines; and

                           (C) the Agent and each of the Lenders shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law, including without limitation all of the rights and remedies of a secured party under any applicable Uniform Commercial Code, the FAA Act, the Mortgage Convention or any Applicable Foreign Aviation Law.

         9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.4. No Waiver. No course of dealing between any Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to Sections 2.10 and 11.5;

                  (b) amounts due to the Agent pursuant to Section 10.8;

                  (c) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

                  (d) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

                  (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

                  (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (g) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (h) any surplus remaining after application as provided for herein, to any Borrower or otherwise as may be required by applicable law.

         9.6. Activities of Eligible Carriers. Notwithstanding anything contained in this Agreement or any other Loan Document, the Credit Parties shall not be deemed to be in breach of their respective obligations hereunder or thereunder with respect to the care, maintenance, alteration, possession, return, replacement, pooling, subleasing, use or operation of any Financed Aircraft or Engine or any part thereof subject to an Eligible Lease or Eligible Carrier Loan Documents by virtue of a default by the Applicable Carrier under such Eligible Lease or Eligible Carrier Loan Documents so long as each of the following conditions is satisfied:

                  (a) such default by the Applicable Carrier is not within the control of any Credit Party,

                  (b) the Credit Parties are in compliance with Section 7.21,

                  (c) such default does not relate to any use or location of an Aircraft or Engine in any Restricted Country, or any failure to make any payment required by this Agreement or any other Loan Document when due hereunder or thereunder, or any failure to maintain any insurance required under this Agreement or any other Loan Document, or any failure to maintain perfection of the Agent's Lien on any Collateral,

                  (d) within 60 days (or, if the Applicable Carrier is a U.S. Carrier, 90 days) after any Credit Party has notice or knowledge of such default (such 60 or 90-day period, as the case may be, being referred to as the "Applicable Lease Cure Period"), such default is completely cured or all conditions under Section 2.14 for the release of the Applicable Borrower with respect to such Aircraft or Engine (including without limitation all payments required under such Section with respect to Loans, other Obligations, equity contributions and other loans and interest) have been satisfied in full, and

                  (e) during the Applicable Lease Cure Period, the Applicable Borrower shall not request or receive any Advance hereunder.



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                                    ARTICLE X

                                    The Agent

          10.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and



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



Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         10.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of any Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses



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



payable by any Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section 10.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         10.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         10.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject (so long as no Default or Event of Default has occurred and is continuing) to the written consent of an Authorized Representative, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         10.8. Fees. The Borrowers agree, jointly and severally, to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by any Borrower and Agent in writing.



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                                   ARTICLE XI

                                  Miscellaneous

     11.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by any Borrower).

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

         (b) The Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.


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



         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 11.3, and (iv) each Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, releasing all or substantially all of the Collateral (except for a release of Collateral in accordance with Section 2.14), releasing any Guarantor (except for a release of a Guarantor in accordance with Section 2.14), or extending or increasing its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

         11.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to UniCapital or any Borrower:

                           to UniCapital or such Borrower
                           c/o UniCapital Corporation
                           10800 Biscayne Boulevard
                           Miami, Florida 33161
                           Attn:  Treasurer
                           Telephone: (305) 899-5000
                           Telefacsimile: (305) 899-5050

                           with a copy to:

                           Cauff, Lippman Aviation, Inc.
                           9420 S.W. 77th Avenue
                           Miami, Florida 33156
                           Attn:  Wayne Lippman
                           Telephone: (305) 274-7277
                           Telefacsimile: (305) 271-1339

                           and, if such Borrower is a UniCapital Subsidiary Trust, a copy to:

                           First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attn:  Corporate Trust Department
                           Telephone:  (801) 246-5630
                           Telefacsimile:  (801 246-5053

                  (b)      if to the Agent:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone: (704) 386-4220
                           Telefacsimile:   (704) 386-9923



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



                           with a copy to:

                           NationsBank, National Association
                           100 S.E. Second Street, 14th Floor
                           Miami, Florida 33131
                           Attention:  Allison Freeland
                           Telephone: (305) 533-2421
                           Telefacsimile: (305) 533-2437

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         11.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

         11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.5. Expenses. UniCapital and each Borrower agrees, jointly and severally, to pay on demand (subject, in the case of syndication, preparation, execution, delivery and administration costs, to the Fee Letter), all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. UniCapital and each Borrower further agrees, jointly and severally, to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         11.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitment of the Lenders,
(ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 11.6 or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the Collateral (except for a release of a Guarantor or Collateral in accordance with Section 2.14);

         No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part



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in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.8. Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each Borrower, jointly and severally, shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.9. Indemnification; Limitation of Liability. (a) UniCapital and each Borrower, jointly and severally, agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein, any Aircraft, Engine or other Collateral, any possession, performance, transportation, management, sale, ownership, registration, mortgage, charging, control, maintenance, service, repair, design, testing, defect, overhaul, purchase, bearing, use or operation of any Aircraft, Engine or other Collateral, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by UniCapital, any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. UniCapital and each Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. UniCapital and each Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (b) Without prejudice to the survival of any other agreement of UniCapital or any Borrower hereunder, the agreements and obligations of UniCapital and each Borrower contained in this Section 11.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         (c) Except as expressly provided herein, each Lender, each Borrower and the Agent agree that this Agreement and each other Loan Document entered into by a Borrower is executed by a Qualified Trustee, not individually but solely as Trustee under a Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements by a Qualified Trustee, or for the purpose or with the intention of binding a Qualified Trustee, are made and intended for the purpose of binding only the Trust Estates (and, to the extent any Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), and that in no case whatsoever shall any Qualified Trustee be personally liable for any loss in respect of such representations, undertakings and agreements, that nothing herein contained shall be construed as creating any liability on any Qualified Trustee individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by each Lender, each Borrower and the Agent and by each and every Person now or hereafter claiming by, through or under such Persons except with respect to the gross negligence or willful misconduct of such Qualified Trustee, and that so far as any Qualified Trustee, individually or personally is concerned, each Lender, each Borrower and the Agent and any Person claiming by, through or under such Persons shall look solely to the Trust Estates (and, to the extent any Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), for the performance of any obligation under this Credit Agreement and the other Loan Documents. The term "Trustee" as used in this
Section 11.9(c)
shall include any Qualified Trustee succeeding a Qualified Trustee, as trustee under a Trust Agreement. Any obligation of any Borrower hereunder or under the other Loan Documents may be performed by a Beneficial Owner, and any such performance shall not be construed as revocation of the trust created by any Trust Agreement.

         11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

         11.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         11.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes or this Agreement, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under any Note or this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers, jointly and severally, shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.14. Payments. All principal, interest, and other amounts to be paid by any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         11.15. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         11.16. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) UNICAPITAL AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, UNICAPITAL AND EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND UNICAPITAL

         AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY
         AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) UNICAPITAL AND EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF UNICAPITAL OR SUCH BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE UNICAPITAL OR ANY BORROWER OR ANY OF UNICAPITAL'S OR SUCH BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, UNICAPITAL AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, UNICAPITAL, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         11.17. Intercreditor Agreement. The Agent and each Lender hereby acknowledges and agrees to be bound by the terms of the Intercreditor Agreement.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity, except as expressly
                                            specified herein, but solely as
                                            trustee, as the Initial Borrower

WITNESS:

                                            By: /s/ Arge Paavlos
---------------------------------------        --------------------------------
                                            Name: Arge Paavlos
---------------------------------------     Title:Assistant Trust Officer





                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders


                                            By: /s/ Allison S. Freeland
                                               -------------------------------
                                            Name:Allison S. Freeland
                                            Title: Senior Vice President



                                Signature Page 1

                                     NATIONSBANK, NATIONAL ASSOCIATION


                                     By: /s/ Allison S. Freeland
                                        ----------------------------------
                                     Name:   Allison S. Freeland
                                     Title:  Senior Vice President


                                     Lending Office for Base Rate Loans:
                                        NationsBank, National Association
                                        Independence Center, 15th Floor
                                        NC1-001-15-04
                                        Charlotte, North Carolina  28255
                                        Attention: Mary Cardinale
                                        Telephone: (704) 386-4220
                                        Telefacsimile: (704) 386-9923

                                     Wire Transfer Instructions:
                                        NationsBank, National Association
                                        ABA# 053000196
                                        Account No.: 1366212250600
                                        Reference: UniCapital
                                        Attention: Corporate Credit Services


                                     Lending Office for Eurodollar Rate Loans:
                                        NationsBank, National Association
                                        Independence Center, 15th Floor
                                        NC1-001-15-04
                                        Charlotte, North Carolina  28255
                                        Attention: Mary Cardinale
                                        Telephone: (704) 386-4220
                                        Telefacsimile: (704) 386-9923

                                     Wire Transfer Instructions:
                                        NationsBank, National Association
                                        ABA# 053000196
                                        Account No.: 1366212250600
                                        Reference: UniCapital
                                        Attention: Corporate Credit Services



                                Signature Page 2

         UniCapital has caused this instrument to be made, executed and delivered by its duly authorized officer as of the day and year first written above, in order to indicate UniCapital's agreement to be bound by each of the terms of the Credit Agreement that are applicable to UniCapital.


                                            UNICAPITAL CORPORATION

WITNESS:

                                            By: /s/ Daniel M. Chait
-----------------------------------            ---------------------------------
                                            Name: Daniel M. Chait
                                            Title: Vice President



                                Signature Page 3

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                                 Applicable
                                     Revolving Credit            Commitment
Lender                                 Commitment                Percentage
------                                 ----------                ----------

NationsBank, National
Association                          $300,000,000                    100%

                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Credit Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Credit Agreement) and NationsBank, National Association, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1


         Percentage interest assigned:                           ________%

         Assignee's Revolving Credit Commitment:                 $_______
         Aggregate outstanding principal amount
           of Revolving Loans assigned:                          $_______

         Aggregate outstanding amount of
           Term Loan assigned                                    $_______

         Principal amount of Note payable to Assignee:           $_______

         Principal amount of Note payable to Assignor:           $_______

         Effective Date (if other than date
            of acceptance by Agent):                             *_______, 19__



                                               [NAME OF ASSIGNOR], as Assignor


                                               By:____________________________
                                                  Title:

                                               Dated:___________ , 19 _




                                               [NAME OF ASSIGNEE], as Assignee


                                               By:____________________________
                                                  Title:

                                               Domestic Lending Office:

                                               Eurodollar Lending Office:


* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NATIONSBANK ___________, N.A.


By:_________________________________
Title:


[Approved this ____ day
of ____________, 19__



[INSERT NAMES OF ALL BORROWERS]


By: _________________________ ]**
Title: Authorized Representative



**   Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         Each of the Borrowers hereby nominates, constitutes and appoints each individual named below as an Authorized Representative for all of the Borrowers under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by each of the Borrowers to act as Authorized Representative under the Loan
Documents:

Name and Address                  Office                 Specimen Signature



_________________________  _________________________  __________________________
_________________________
_________________________


_________________________  _________________________  __________________________
_________________________
_________________________

The Borrowers hereby revoke (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19__.


                                             [INSERT SIGNATURE BLOCK FOR
                                             EACH BORROWER]


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT D

                            Form of Borrowing Notice

To:      NationsBank, National Association,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrowers through their Authorized Representative hereby give notice to the Agent that Loans of the type and amount set forth below be made to ____________________ [INSERT NAME OF SPECIFIC BORROWER] (the "Applicable Borrower") on the date indicated:

Type of Loan                            Interest                  Aggregate
(check one)                             Period(1)                 Amount(2)                  Date of Loan(3)
-----------                             ---------                 ---------                  ---------------
Revolving Loan
Base Rate Loan                          ______                    _________                  ____________

Eurodollar Rate Loan                    ______                    _________                  ____________

-----------------------

(1) For any Eurodollar Rate Loan, one, two, three or six months, or (if available to all Lenders) one week.

(2)  Must be at least $1,000,000.

(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrowers hereby request that the proceeds of Loans described in this Borrowing Notice be made available to the Applicable Borrower as follows:
[insert transmittal instructions] _________ .

         The undersigned hereby certify that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the representation and warranty in Section 6.6(a) has the meaning stated in
Section 5.3(b), the reference to the financial statements in Section 6.6(a) of the Agreement is to those financial statements of the Borrowers and their respective Subsidiaries most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1 have not been certified by independent public accountants), and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

         4. The proceeds of the Loans described in this Borrowing Notice will be used solely to purchase the [Aircraft][Engine(s)] described on Exhibit 1 attached hereto, which [Aircraft][Engine(s)] will be titled in the name of [the Applicable Borrower] [OR INSERT NAME OF ELIGIBLE CARRIER].

                                            [INSERT NAMES OF ALL BORROWERS]


                                            BY:_________________________________
                                               Authorized Representative

                                            DATE:_______________________________

                                    Exhibit 1
                                    ---------

                         Description of Aircraft/Engine



                                                            Registration
                                                          Jurisdiction and
                                     Manufacturer's      Registration Number
Make               Model              Serial Number        (if applicable)
----               -----              -------------        ---------------

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      NationsBank, National Association
         (Carolinas), as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         Each of the Borrowers through their Authorized Representative hereby give notice to the Agent of the following selection of a type of Loan or Segment and Interest Period (with respect to Loans advanced to ____________________ [INSERT NAME OF SPECIFIC BORROWER]):

Type of Loan                            Interest                  Aggregate
(check one)                             Period(1)                 Amount(2)                  Date of Loan(3)
-----------                             ---------                 ---------                  ---------------
Revolving Loan
--------------
Base Rate Loan                          ______                    _________                  ____________

Eurodollar Rate Loan                    ______                    _________                  ____________

Term Loan Segment
-----------------
Base Rate Segment                       ______                    _________                  ____________

Eurodollar Rate
Segment                                 ______                    _________                  ____________]

-----------------------

(1) For any Eurodollar Rate Loan or Segment, one, two, three or six months, or (if available to all Lenders) one week.

(2)  Must be at least $1,000,000.

(3) At least three (3) Business Days later if a Eurodollar Rate Loan or Eurodollar Rate Segment;

                                            [INSERT NAMES OF ALL BORROWERS]


                                            BY:_________________________________
                                               Authorized Representative

                                            DATE:_______________________________

                                    EXHIBIT F

                                  Form of Note

                                 Promissory Note



$--------------

                                                       ---------, --------------

                                                                 ______ __, 199_


         FOR VALUE RECEIVED, each of FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its individual capacity (except as expressly specified in the Credit Agreement (defined below)) but solely as trustee (on behalf of that certain trust created under the Trust Agreement dated as of June 10, 1998 between First Security Bank, National Association and Aircraft 11111, Inc.) (the "Initial Borrower") and each BORROWING AFFILIATE from time to time party to an Assumption Letter or the Agreement (defined below) (the Initial Borrower and such Borrowing Affiliates being referred to collectively as the "Borrowers"), hereby promises, jointly and severally, to pay to the order of ___________________________________ (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of June 10, 1998 among the Initial Borrower, the Borrowing Affiliates party thereto, the financial institutions party thereto (collectively, the "Lenders") and the Agent (such agreement, as amended, modified or restated from time to time being referred to collectively as the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Initial Borrower or any Borrowing Affiliate pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, each Borrower agrees, jointly and severally, to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Revolving Note is one of the Revolving Notes in the principal amount of $300,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Revolving
Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION not in its individual
                                            capacity (except as expressly
                                            specified in the Credit Agreement)
                                            but solely as trustee, as Initial
                                            Borrower

WITNESS:

__________________________________          By:_________________________________
                                            Name:_______________________________
__________________________________          Title:______________________________

                                   EXHIBIT G-1

                        Form of Domestic Counsel Opinion





                                      G-1-1

                      Form of Opinion of Borrower's Counsel





                                  June __, 1998



NationsBank, National Association,
as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

RE: $300,000,000 REVOLVING CREDIT FACILITY AMONG NATIONSBANK, NATIONAL ASSOCIATION, AS AGENT, THE LENDERS PARTY THERETO AND [____________________________] ("THE INITIAL BORROWER") AND CERTAIN
         AFFILIATES OF UNICAPITAL CORPORATION DESIGNATED AS BORROWERS FROM TIME TO TIME THEREUNDER (THE INITIAL BORROWER AND SUCH AFFILIATES BEING COLLECTIVELY REFERRED TO HEREINAFTER AS THE "BORROWERS")

Ladies and Gentlemen:

         We have acted as counsel to the [Initial] Borrower and the Guarantors in connection with the Revolving Loan in the amount of $300,000,000 (the "Revolving Loan") being made available to the Borrowers by you on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders and the Initial Borrower (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

         This opinion is being delivered in accordance with the conditions set forth in Section [5.1][5.2]5.3] of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         As such counsel, we have reviewed the following documents:

         1. the Credit Agreement;

         2. the Notes;

         3. the Guaranty Agreement;

         4. the Security Agreement;

         5. the Pledge Agreements;



                                      G-1-1

         6. the Collateral Assignments;

         7. the Financing Statements (as hereinafter defined);

         [8. the Trust Agreement.]

         The documents described in items 1 through 7 immediately above are referred to herein as the "Loan Documents".

         For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the [Initial] Borrower and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

         In addition, for purposes of giving this opinion, we have examined such corporate records of the [Initial] Borrower and the Guarantors, certificates of public officials, certificates of appropriate officials of the [Initial] Borrower and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

         Based upon and subject to the foregoing, it is our opinion that:

[ 1. The [Initial] Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business requires such qualification. The [Initial] Borrower has full power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.]

[ 2. Each of the Loan Documents to which the [Initial] Borrower is a party has been duly authorized by the Board of Directors of the [Initial] Borrower (and by any required beneficiary action), has been duly executed and delivered by the [ Initial] Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the [Initial] Borrower, enforceable against such the [Borrower] in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).]

         3. Each Credit Party (other than the [Initial] Borrower) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business requires such qualification. Each Credit Party (other than the [Initial] Borrower) has full corporate power and authority to own its assets and conduct the businesses in



                                      G-1-2
which it is now engaged and as expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

         4. Each of the Loan Documents to which each Credit Party (other than the [Initial] Borrower) is a party has been duly authorized by the Board of Directors of such Credit Party (and by any required shareholder action), has been duly executed and delivered by such Credit Party, and constitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

         5. Neither the execution or delivery of, nor performance by [the [Initial] Borrower or] any Guarantor or any other Credit Party of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the Organizational Documents or Operating Documents of such [[Initial] Borrower or] Guarantor or other Credit Party, (ii) any laws, rules or regulations applicable to the [[Initial] Borrower or] Guarantor or other Credit Party, or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which the [[Initial] Borrower or] Guarantor or other Credit Party is a party or by which the [[Initial] Borrower or] Guarantor or Credit Party or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the [[Initial] Borrower] or Guarantor or other Credit Property, except for the Liens in your favor expressly created pursuant to the Loan Documents.

         6. There is no pending or, to the best of our knowledge, threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of [any of the [Initial] Borrower or] any Guarantor or any other Credit Party or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

         7. No [[Initial] Borrower nor any] Guarantor is subject to any charter, bylaw or other corporate restrictions nor, to the best of our knowledge, is any [[Initial] Borrower or any] Guarantor or any other Credit Party party to or bound by any contract or agreement which (i) materially and adversely affects its business, properties or condition (financial or otherwise), or (ii) restricts, limits, or prohibits performance of any of their respective obligations pursuant to the terms of the Loan Documents.

         8. To the best of our knowledge after due inquiry, no [[Initial] Borrower nor any] Guarantor nor any other Credit Party (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound



                                      G-1-3
or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which such [[Initial] Borrower or] Guarantor or other Credit Party is a party or by which such [[Initial] Borrower or] Guarantor or other Credit Party or any of their properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Credit Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

         9. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations T, U or X of the Board of Governors of the Federal Reserve System.

         10. Once value has been given to the [Initial] Borrower by the Lenders and assuming the Agent, for the benefit of the Lenders, has, [in the case of uncertificated Pledged Interests, as more fully described on Schedule A hereto, entered into the control agreements executed by the issuer and delivered to the Agent, or in the case of certificated Pledged Interests] taken possession of the certificates representing all of such Pledged Interests[, as more fully described on Schedule A hereto,] and the stock powers related thereto, for value in good faith and without notice of an adverse claim, so long as the Agent, for the benefit of the Lenders, maintains continuous and uninterrupted possession of the certificates representing the Pledged Interests, the Pledge Agreements [and control agreements] will create a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Interests, subject to no other security interest, lien or encumbrance or adverse claim (other than restrictions on transfer imposed by applicable securities laws) and no filings or recordations are necessary to perfect the security interests created by the Pledge Agreements in the Pledged Interests. Such security interest will have priority over any other consensual security interests in the Pledged Interests.

         11. All of the shares of Pledged Interests are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. The Certificates listed on Schedule A hereto are the sole evidence of the shares of certificated Pledged Interests and have been duly delivered to you with an appropriate stock power and assignment sufficient to permit the sale or transfer of the Pledged Interests by you in accordance with the terms of the Pledge Agreements, subject to applicable federal and state securities laws.

         12. The Security Agreement and the Collateral Assignments are effective to create a valid security interest in favor of the Agent for the benefit of the Lenders in the Collateral described therein (other than Engines and Aircraft). The Uniform Commercial Code Financing Statements on Form UCC-1 described on Schedule A attached hereto (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on Schedule A with the effect that, upon such filing, the Agent shall have a duly perfected security interest in the Collateral described in the Security Agreement and the Collateral Assignments to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions.

THE FOLLOWING OPINIONS ARE REQUIRED WHEN THE BORROWER IS A TRUST.



                                      G-1-4

RE:  TRUST AGREEMENT DATED AS OF ______ ___, 19__

Ladies and Gentlemen:

We have acted as special counsel for [First Security Bank of Utah, N.A., a national association,] in its individual capacity [("FSB")] and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of _______ __, 19___ (the "Trust Agreement") by and among it, [FSB] and
_____________________(the "Beneficial Owner"), in connection with the execution and delivery by the Owner Trustee of the Loan Documents to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Credit Agreement dated as of June ___, 1998 (the "Credit Agreement") by and among [First Security Bank of Utah, N.A.], in its individual capacity as expressly set forth therein and otherwise as Owner Trustee, NationsBank, N.A., as Agent, and the Lenders party thereto.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

         13. [FSB] is a national banking association duly organized validly existing and in good standing under the laws of United States of America, and each of [FSB] and the Owner Trustee has, under the laws of the State of [Utah] and federal banking law, the power and authority to enter into and perform its obligations under the Trust Agreement and each other Loan Document to which it is a party.

         14. The Owner Trustee is the duly-appointed trustee under the Trust Agreement.

         15. The Trust Agreement has been duly authorized, executed and delivered by one of the officers of [FSB] and, assuming due authorization, execution and delivery by the Beneficial Owner, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against [FSB]), enforceable against the Owner Trustee (and to the extent set forth therein, against [FSB]) in accordance with its terms, and the Trust Agreement creates under the laws of the State of [Utah] for the Beneficial Owner the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of [Utah].

         16. The Loan Documents to which it is party have been duly authorized, executed and delivered by [FSB], and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of [FSB], enforceable against [FSB] in accordance with their respective terms.

         17. The Loan Documents to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the



                                      G-1-5

Owner Trustee in accordance with their respective terms. The Notes have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement.

         18. The execution and delivery by each of [FSB] and the Owner Trustee of the Trust Agreement and the Loan Documents to which it is a party, and compliance by [FSB] or Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on [FSB], or as Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which [FSB] or Owner Trustee is a party or by which it or any of its property may be bound or affected.

         19. The execution and delivery of the Loan Documents by each of [FSB] and the Owner Trustee and the performance by each of[ FSB] and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notices to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

         20. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Notes or the beneficial interests in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of [Utah] or the Owner Trustee's performance of its duties under the Trust Agreement within the State of [Utah].

         21. Upon the filing of the financing statement on form UCC-l in the form attached hereto as Exhibit A with the Division of Corporations and Commercial Code, the Administrative Agent's security interest in the Trust Estate, for the benefit of the lenders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of [Utah] (the "[Utah] UCC").


         Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                                                   Very truly yours,



                                      G-1-6

                              SCHEDULE A to Opinion


                             [Financing Statements]




                                      G-1-7

                                   EXHIBIT G-2

                         Form of Opinion of FAA Counsel

                           ____________________, 19__

To the Addressees on
Schedule I Attached Hereto.
                                     Re: NationsBank, National Association;
                                         UniCapital Corporation/Aircraft; Credit
                                         Facility
                                         Our File Number:  5091.0003

Ladies & Gentlemen:

         This opinion is rendered in connection with Article V, Section 5.2 or
5.3 (Conditions Precedent) of the Credit Agreement, dated as of June __, 19__ (the "Credit Agreement"), among __________________ and certain affiliates thereof, as borrowers (the "Borrowers"), NationsBank, National Association, as agent and as lender (the "Secured Party") and the Lenders (as that term is defined in the Credit Agreement); and as required under Sections 2(b) and 9(c) of the Security Agreement, dated as of ___________, 19___ (the "Security Agreement"), between ___________________, as grantor (the "Debtor"), and the Secured Party, providing for the financing of the following described aircraft and engines:

                                    AIRCRAFT

                                          Serial             U.S. Registration
Manufacturer            Model             Number                  Number
------------            -----             ------                  ------

_____________________   _______________   _____________   ______________________

hereafter referred to as the "Aircraft";


                                     ENGINES
                                                                    Serial
Manufacturer                          Model                         Number
------------                          -----                         ------


_________________________    __________________________    _____________________
_________________________    __________________________    _____________________

hereafter referred to as the "Engines"; this opinion is rendered with respect to matters arising under that portion of Section 40102 and Section 44101 through
Section 44112 of Title 49, United States Code, "Transportation" (the "Act"), relating to the recordation of instruments and the registration of the Aircraft pursuant to the Act.


                                      G-2-1

         Except as otherwise defined herein, terms are used in this opinion as they are defined in the Act.

         This letter confirms that the following described instruments (the "Instruments") were filed with the Federal Aviation Administration (the "FAA") on _______ __, ____, at the Central ________ Times noted:

         (1)      [Release], dated   ________  ___,  ____ (the "Release") ,
                  executed by ______________,  filed at ___: ___ __.m.;

         (2) Aircraft Bill of Sale (FAA Form 8050-2), dated ___________ ___, ____ (the"Bill of Sale") , between ___________, as seller, and the Debtor, as purchaser, filed at ___: ___
                  ___.m.;

         (3) Aircraft Registration Application (FAA Form 8050-1), dated as of _________ ___, ___ (the "Application"), executed by the Debtor, filed at ___: ___ ___.m.

         (4)      Security Agreement, filed at ___:___ ___ .m.; and

         (5) [Aircraft Lease Agreement], dated _________ ___, ____, between the Debtor, as lessor, and _________, as lessee (the "Lessee") with [Lease Supplement No. 1], dated ___________ ___, ____, attached (collectively, the "Lease Agreement"), and with the Assignment of Lease, dated ___________ ____, (the "Lease Assignment") between the Debtor, as assignor, and Secured Party, as assignee, attached and filed as one instrument, at ___: ___ ___ .m.

         Based upon examination of the Instruments and the records maintained by the FAA under the Act (the "Records") as deemed necessary to render this opinion and as were made available, the undersigned is of the opinion that as of the time of filing noted above:

                  (a) The Bill of Sale, Security Agreement, and the Lease Agreement with Lease Assignment attached are in due form for recording pursuant to the Act and have been duly filed for recordation with the FAA pursuant to the Act;

                  (b) The Aircraft is presently eligible for registration with the FAA under the Act in the name of the Debtor, the Aircraft Registration Application is in due form and has been duly filed with the FAA, and the FAA is required to register the Aircraft in the name of the Debtor pursuant to the Act;

                  (c) The Debtor has valid legal title to the Aircraft, and the Aircraft and the Engines are free of all liens and encumbrances except those created by the Security Agreement and the Lease Agreement, with Lease Assignment attached;

                  (d) The filing of the Security Agreement for recordation will, upon recordation, accord validity to the Security Agreement in accordance with its terms, from



                                      G-2-2
                           the time of filing thereof as to all persons with respect to the Aircraft and the Engines, thus resulting in duly perfected first priority security interests in favor of the Secured Party in the Aircraft and the Engines;

                  (e) The filing of the Lease Agreement, with Lease Assignment attached, for recordation will, upon recordation, accord validity to the Lease Agreement, from the time of filing thereof, as to all persons with respect to the Aircraft and the Engines, thus resulting in (i) the perfection of the rights of the Debtor and the Lessee under the terms of the Lease Agreement; and (ii) duly perfected assignment of all right, title and interest of the Debtor in, to and under the Lease Agreement under the terms of the Lease Assignment (insofar as the assignment of an interest in the Lease Agreement is an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Act);

                  (f) Except for the filing of the Instruments, the recording of the Bill of Sale, the Security Agreement, and the Lease Agreement, with Lease Assignment attached, and the registration of the Aircraft, no further filing or recording, including any filing or recording of any other document in any other place within the United States, is necessary in order to (i) establish and perfect the ownership interests of the Debtor in the Aircraft, (ii) establish and perfect the rights of the Debtor and the Lessee in the Aircraft and the Engines, under the terms of the Lease Agreement, and (iii) establish and perfect the first priority security interests of the Secured Party in the Aircraft, the Engines and the Lease Agreement, under the terms of the Security Agreement and the Lease Assignment (insofar as the assignment of an interest in the Lease Agreement is an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Act), as against any third parties under the applicable laws of any jurisdiction within the United States; and

                  (g) Neither the execution, delivery and performance of the Instruments by the parties thereto, nor the consummation of any of the transactions contemplated thereby, require the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA under the Act and the regulations adopted thereunder, except the filings specified elsewhere in this opinion.

         The opinions expressed herein are as to federal laws of the United States only. Pursuant to Section 44108 of the Act, the validity of any instrument, the recording of which is provided for by Section 44107 of the Act, is subject to the laws of the State, the District of Columbia, or the territory or possession of the United States at which the conveyance, lease or instrument is delivered (the "Governing Laws"). The undersigned expresses no opinions as to such Governing Laws and assumes the Instruments and the documents in the Records are legally sufficient under such Governing Laws to create valid and enforceable interests of the type they purport to create and to release or terminate those interests which they purport to release or terminate. No opinion is expressed as to times when the Aircraft and the Engines are outside the United States.



                                      G-2-3

         Since the examination was limited to the Records, the opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens or artisans' liens. The opinion is subject to the accuracy of FAA personnel and contractors in the filing, indexing and recording of the Records and in searching for cross-reference index cards for the Engines. The opinion does not cover documents, if any, which may have been filed for recordation but not listed upon the indices of Records available for examination immediately prior to our examination for the purpose of this opinion.

         The opinions as to title to the Aircraft and liens upon the Aircraft and the Engines relate only to the time beginning with United States registration, and not to times when the Aircraft may have been upon a foreign aircraft registry.

         The opinion relating to registration of the Aircraft is only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect continued eligibility for registration. As to matters of citizenship, the undersigned has relied upon representations made in the Application. It is assumed the Aircraft is not registered under the laws of any other country.

         The undersigned has assumed that all documents are authentic and all signatures are genuine and properly authorized.

         This opinion is supplied to and may be relied upon by the entities to whom it is addressed, solely for the purposes described herein.

                                                     Very truly yours,

                                                     DEBEE & GILCHRIST


                                                     Jack P. Gilchrist



                                      G-2-4

                                   SCHEDULE I

                     to Opinion of _________ ____, ________

Re: NationsBank, National Association; UniCapital Corporation/Aircraft Credit Facility; One ______ ___ Aircraft, Serial Number _________, U.S. Registration Number _________; and Two (2) _____ _____ Engines, Serial Numbers ____________ and _________;

Our File Number: 5091.003


NationsBank, National Association, as agent for the Lenders

NationsBank, National Association

The Lenders, as defined in the Credit Agreement

[other parties as requested]



                                      G-2-5

                                   EXHIBIT G-3

                         Form of Foreign Counsel Opinion



1. Due organization, valid registration and existence, good standing, no filings seeking dissolution, and qualification to transact business in the jurisdiction of organization and other applicable jurisdictions with respect to the Applicable Intermediary and any other Subsidiary;

2. Power and authority of Applicable Intermediary and any other Subsidiary to enter into and perform its obligations under the Loan Documents and to transact business as contemplated by the Loan Documents.

3. Due authorization, execution and delivery of the Loan Documents by the Applicable Intermediary and any other Subsidiary.

4. Legality, validity, binding effect and enforceability of Loan Documents (including without limitation the Security Agreement, Collateral Assignments, other Security Instruments and Guaranty Agreements) against Applicable Intermediary and any other Subsidiary.

5. Legality, validity, binding effect and enforceability of the Security Agreement, Collateral Assignments, and other Security Instruments against the Applicable Borrower.

6. No conflict with (i) Organizational Documents or Operating Documents of the Applicable Intermediary or Subsidiary, (ii) applicable laws, rules or regulations, or (iii) order, decree, or judgment of any court in applicable jurisdiction known to counsel.

7. No consents, approvals, authorizations, orders, filings, recordations, or registrations by or with any governmental authority of the Applicable Foreign Jurisdiction (which have not been received) are necessary as a condition to the effectiveness of the Loan Documents or to enable the parties thereto to enforce their respective rights and perform their respective obligations thereunder.

8. It is not necessary for the Agent or the Lenders to register or qualify to do business in such Applicable Foreign Jurisdiction (i) as a result of the execution, delivery, and performance of the Loan Documents, or the filing and/or recordation of the Loan Documents therein, or (ii) to exercise any rights or remedies with respect to the Aircraft or Engine. The Agent and the Lenders will not be deemed to be resident, domiciled or carrying on business in the Applicable Foreign Jurisdiction solely by reason of the execution, delivery, performance and enforcement of the Loan Documents.

9. The Applicable Carrier, Applicable Intercreditor and other Subsidiaries are subject to suit in the courts of the Applicable Foreign Jurisdiction. The Applicable Foreign Jurisdiction will enforce a judicial order or judgment obtained by the Agent or the Lenders in the United States without another hearing on or retrying the merits of such action in such Applicable Foreign Jurisdiction


                                      G-3-1
subject to procedural and public policy requirements therein. Suit may be filed and judgment given in United States currency in the courts of the Applicable Foreign Jurisdiction. [If Applicable] [A judgment in United States currency would, upon enforcement by the court, be converted to [specify local currency].]

10. [If Applicable] The Applicable Borrower's interest in (and the Agent's Lien over) the Aircraft are registered in the public register of aircraft in the Applicable Foreign Jurisdiction and such registrations are in full force and effect.

11. On termination of the Lease, or upon an event of default under the Lease or Carrier Loan Documents, Applicable Borrower would be entitled to (i) repossess the Aircraft or Engine, (ii) deregister the Aircraft or Engine from the register of Aircraft in the Applicable Foreign Jurisdiction, and (iii) export the Aircraft from the Applicable Foreign Jurisdiction.

12. The Security Agreement, Collateral Assignment and other Security Instruments create a valid first priority Lien over the Aircraft, Engines and other Collateral in favor of the Agent and the Lenders. Such Lien is enforceable by the Agent and the Lenders in the Applicable Foreign Jurisdiction, and is not subject to the claims of any third party (other than Permitted Liens). No additional filing, registration or payment of any additional registration tax, stamp duty or other similar tax, duty or import is required under the laws of the Applicable Foreign Jurisdiction to maintain the priority or enforceability of the Lien of the Agent and Lenders over the Aircraft, Engine and other Collateral.

13. Opinion regarding protection of rights of creditors under laws of the Applicable Foreign Jurisdiction, including opinion regarding rights of foreclosure on collateral and opinion regarding effect of bankruptcy (including presence or absence of rights or restrictions similar to U.S.
Bankruptcy Code Section 362, 363, and 1110).

14. The Pledge Agreements create a valid, first priority lien over the pledged interests of the Applicable Intermediary or other Subsidiary in favor of the Agent and the Lenders. Such Lien is enforceable by the Agent and the Lenders in the Applicable Foreign Jurisdiction, and is not subject to the claims of any third party. No additional filing or registration is required under the laws of the Applicable Foreign Jurisdiction to maintain the priority or enforceability of the Lien of the Agent and the Lenders over the pledged interests in the Applicable Intermediary or other Subsidiary. All pledged interests in the Applicable Intermediary or other Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

15. Execution, delivery and enforcement of the Loan Documents does not subject the Lenders or the Agent to any registration tax, stamp duty, or other similar tax, duty or impost.

16. The Loan Documents do not need to be notarized, legalized, apostilled or consularized (except to the extent such action have already been completed) as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof in the Applicable Foreign Jurisdiction.

17. There is no withholding tax or other tax to be deducted from or payable with respect to the Loan Documents.


                                      G-3-2

18. There is no applicable usury or interest limitation in the Applicable Foreign Jurisdiction which will restrict the recovery of payments in accordance with the Loan Documents.

19. The choice of Florida law to govern the Loan Documents and the consent to the jurisdiction of Florida by the Applicable Borrower, the Applicable Intermediary or other Subsidiary will be upheld in the courts of the Applicable Foreign Jurisdiction.


                                      G-3-3

                                   EXHIBIT G-4

                    Form of Post-Funding FAA Counsel Opinion

                                                            Post Closing Opinion
To the Addressees on
Schedule I Attached Hereto.
                                     Re: NationsBank, National Association;
                                         UniCapital Corporation/Aircraft; Credit
                                         Facility
                                         Our File Number:  5091.0003

Ladies & Gentlemen:

         This opinion is rendered in connection with Article V, Section 5.2 or
5.3 (Conditions Precedent) of the Credit Agreement, dated as of _________ __, 19__ (the "Credit Agreement"), among __________________ and certain affiliates thereof, as borrowers (the "Borrowers"), NationsBank, National Association, as agent and as lender (the "Secured Party") and the Lenders (as that term is defined in the Credit Agreement); and as required under Sections 2(b) and 9(c) of the Security Agreement, dated as of ___________, 19___ (the "Security Agreement"), between ___________________, as grantor (the "Debtor"), and the Secured Party, providing for the financing of the following described aircraft and engines:

                                    AIRCRAFT

                                          Serial             U.S. Registration
Manufacturer            Model             Number                  Number
------------            -----             ------                  ------

_____________________   _______________   _____________   ______________________

hereafter referred to as the "Aircraft";


                                     ENGINES
                                                                    Serial
Manufacturer                          Model                         Number
------------                          -----                         ------


_________________________    __________________________    _____________________
_________________________    __________________________    _____________________

hereafter referred to as the "Engines"; this opinion is rendered with respect to matters arising under that portion of Section 40102 and Section 44101 through
Section 44112 of Title 49, United States Code, "Transportation" (the "Act"), relating to the recordation of instruments and the registration of the Aircraft pursuant to the Act.

         Except as otherwise defined herein, terms are used in this opinion as they are defined in the Act.


                                      G-4-1

         This letter confirms that the following described instruments (the "Instruments") were recorded by the Federal Aviation Administration (the "FAA") on ________ __, ____, and assigned the FAA conveyance numbers noted below:

         (1)      [Release], dated ________ __, ____, ______ (the "Release"), executed by ____________________, assigned conveyance number __________;

         (2) Aircraft Bill of sale (FAA Form 8050-2), dated ________ __, ____ (the "Bill of Sale"), between ____________________, as seller, and the Debtor, as purchaser, assigned conveyance number __________;

         (3)      Security Agreement, assigned conveyance number __________; and

         (4) [Aircraft Lease Agreement], dated ________ __, ____, between the Debtor, as lessor, and ____________________, as lessee (the "Lessee") with [Lease Supplement No. 1], dated ________ __, ____, attached (collectively, the "Lease Agreement"), and with the Assignment of Lease, dated _________ __, ____ (the "Lease Assignment"), between the Debtor, as assignor, and Secured Party, as assignee, attached and recorded as one instrument assigned conveyance number __________.

         Based upon examination of the Instruments and the records maintained by the FAA under the Act (the "Records") as deemed necessary to render this opinion and as were made available, the undersigned is of the opinion that:

         (a) The Bill of Sale, the Security Agreement, and the Lease Agreement with Lease Assignment attached have been duly recorded pursuant to the Act and are maintained in the Records relating to the Aircraft, and the FAA computer, collateral indices relating to the Engines duly note the Security Agreement and the Lease Agreement;

         (b) The Aircraft is presently registered with the FAA in the name of the Debtor, pursuant to the Act;

         (c) The Debtor has valid legal title to the Aircraft, and the Aircraft and the Engines are free of all liens and encumbrances except those created by the Security Agreement and the Lease Agreement, with Lease Assignment attached;

         (d) The recordation of the Security Agreement accords validity to the Security Agreement in accordance with its terms, from the time of filing thereof, as to all persons with respect to the Aircraft and the Engines, thus resulting in duly perfected first priority security interests in favor of the Secured Party in the Aircraft and the Engines;

         (e) The recording of the Lease Agreement, with Lease Assignment attached, accords validity to the Lease Agreement, from the time of filing thereof, as to all persons with respect to the Aircraft and the Engines, thus resulting in (i) the perfection of the rights of the Debtor and the Lessee under the terms of the Lease Agreement; and (ii) duly



                                      G-4-2
                  perfected assignment of all right, title and interest of the Debtor in, to and under the Lease Agreement under the terms of the Lease Assignment (insofar as the assignment of an interest in the Lease Agreement is an interest covered by the recording system established by the FAA pursuant to Section 44107 of the
                  Act);

         (f) Except for the filing of the Instruments, the recording of the Bill of Sale, the Security Agreement, and the Lease Agreement, with Lease Assignment attached, and the registration of the Aircraft, as confirmed above, no further filing or recording, including any filing or recording of any other document in any other place within the United States, is necessary in order to (i) establish and perfect the rights of the Debtor in the Aircraft, (ii) establish and perfect the rights of the Debtor and the Lessee in the Aircraft and the Engines, under the terms of the Lease Agreement, and (iii) establish and perfect the first priority security interests of the Secured Party in the Aircraft, the Engines and the Lease Agreement, under the terms of the Security Agreement and the Lease Assignment (insofar as the assignment of an interest in the Lease Agreement is an interest covered by the recording system established by the FAA pursuant to Section 44107 of the
                  Act), as against any third parties under the applicable laws of any jurisdiction within the Untied States; and

         (g) Neither the execution, delivery and performance of the Instruments by the parties thereto, nor the consummation of any of the transactions contemplated thereby, require the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA under the Act and the regulations adopted thereunder, except the filings specified elsewhere in this opinion.

         The opinions expressed herein are as to federal laws of the United States only. Pursuant to Section 44108 of the Act, the validity of any instrument, the recording of which is provided for by Section 44107 of the Act, is subject to the laws of the State, the District of Columbia, or the territory or possession of the Untied States at which the conveyance, lease or instrument is delivered (the "Governing Laws"). The undersigned expresses no opinions as to such Governing Laws and assumes the Instruments and the documents in the Records are legally sufficient under such Governing Laws to create valid and enforceable interests of the type they purport to create and to release or terminate those interests which they purport to release or terminate. No opinion is expressed as to times when the Aircraft and the Engines are outside the United States.

         Since the examination was limited to the Records, the opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens or artisans' liens. The opinion is subject to the accuracy of FAA personnel and contractors in the filing, indexing and recording of the Records and in searching for cross-reference index cards for the Engines. The opinion does not cover documents, if any, which may have been filed for recordation but not listed upon the indices of Records available for examination immediately prior to our examination for the purpose of this opinion.

         The opinions as to title to the Aircraft and liens upon the Aircraft and the Engines relate only to the time beginning with United States registration, and not to times when the Aircraft may have been upon a foreign aircraft registry.


                                      G-4-3

         The opinion relating to registration of the Aircraft is only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect continued eligibility for registration. As to matters of citizenship, the undersigned has relied upon representations made in the Aircraft Registration Application executed by the Debtor and maintained in the Records relating to the Aircraft. It is assumed the Aircraft is not registered under the laws of any other country.

         The undersigned has assumed that all documents are authentic and all signatures are genuine and properly authorized.

         This opinion is supplied to and may be relied upon by the entities to whom it si addressed, solely for the purposes described herein.

                                                     Very truly yours,

                                                     DEBEE & GILCHRIST



                                                     Jack P. Gilchrist



                                      G-4-4

                                   SCHEDULE I

                     to Opinion of _________ ____, ________

                                      Re: NationsBank, National Association;
                                          UniCapital Corporation/Aircraft Credit
                                          Facility; One ______ ___ Aircraft,
                                          Serial Number _________, U.S.
                                          Registration Number _________; and
                                          Two (2) _____ _____ Engines, Serial
                                          Numbers __________ and _________;
                                          Our File Number: 5091.003

NationsBank, National Association, as agent for the Lenders

NationsBank, National Association

The Lenders, as defined in the Credit Agreement

[other parties as requested]

                                    EXHIBIT H

                             Compliance Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

NationsBank, National Association,
as Agent
_____________________________
_____________________________
Attention: ____________________
Telefacsimile:  (___) ___-____


         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative of each of the Borrowers, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

         Compliance with Section 8.1: EBITDA-to-Interest Ratio of __________ [INSERT NAMES OF ALL BORROWERS] and their respective Subsidiaries

         A.       Consolidated Net Income                  $__________

         B.       Consolidated Interest Expense            $__________

         C.       Taxes on Income                          $__________

         D.       Amortization                             $__________

         E.       Depreciation                             $__________

         F.       Consolidated EBITDA (A + B + C + D + E)  $__________

         G.       Ratio of F to A                   __________ to 1.00

                  REQUIRED: G MUST NOT BE LESS THAN 1.75 TO 1.00 FOR THE FOUR-QUARTER PERIOD ENDING ON THE DETERMINATION DATE.

2.       No Default

                           A. Since __________ (the date of the last similar
                  certification), (a) no Borrower has defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article IX of the Agreement has occurred and is continuing.

                           B. If a Default or Event of Default has occurred
                  since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default:__________________
                  ______________________________________________________________
                  _______________________________________.

                           (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                                            By:_________________________________
                                               Authorized Representative

                                            Name:_______________________________

                                            Title:______________________________

                                    EXHIBIT I

                           FORM OF GUARANTY AGREEMENT

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of ______ __, ____, is made by ______________ (the "Guarantor") to
NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Agent and the Lenders have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June __, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Affiliates are referred to hereinafter individually as a "Borrower" and collectively as the "Borrowers") pursuant to that certain Credit Agreement dated as of June 10, 1998 among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, each Borrower is a trust or corporation that holds title to Aircraft and/or Engines (or loans financing Aircraft and/or Engines owned by Applicable Carriers); and

         [WHEREAS, the Guarantor is the owner of beneficial interests in a Borrower; and]

         [WHEREAS, the Guarantor is a wholly-owned Subsidiary of a Borrower;
and]

         WHEREAS, the Guarantor will materially benefit from the loans and advances to be made under the Credit Agreement and the Guarantor is willing to enter into this Guaranty to provide an inducement for the Secured Parties to make loans and advances under the Credit Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Borrowers to cause the Guarantor to guarantee the Obligations of the Borrowers under the Credit Agreement; and

         WHEREAS, as a condition to making and continuing to make any loans or advances under the Credit Agreement, the Guarantor is required to guarantee to the Secured Parties payment of the Borrower's Obligations in accordance with the terms of this Agreement; and

         WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents and to continue to make Loans and Advances unless the Guarantors enter into this Agreement;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans, and in consideration of the premises and mutual covenants contained herein, the Guarantor hereby agrees as follows:

         1. GUARANTY. The Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Secured Parties the payment and performance in full of the Borrowers' Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrowers' Liabilities" means: (a) the Borrowers' prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement and all Rate Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from any Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrowers' prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by any Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith and all obligations of any Borrower to any Secured Party under Swap Agreements. The Guarantor's obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obligations"; provided, however, that the liability of the Guarantor individually with respect to the Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         The Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrowers' Liabilities.

         2. PAYMENT. If any Borrower shall default in payment or performance of any Borrowers' Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any Event of Default under the Credit Agreement that has not been cured or waived, then the Guarantor will, upon demand thereof by the Agent or its successors or assigns AS OF THE DATE OF SUCH DEMAND, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in
Section 1 hereof, an amount equal to all Guarantor's Obligations then due and owing.

         3. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrowers' Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrowers' Liabilities, or any other agreement between the Secured Parties and any Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrowers' Liabilities, or by the release or other disposal of any security for any of the Borrowers' Liabilities, or by the dissolution of any Borrower or the combination or consolidation of any Borrower into or with another entity or any transfer or disposition of any assets of any Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrowers' Liabilities, or any other agreement between the Secured Parties and any Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. The Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrowers' Liabilities, or the rights of the Secured Parties with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the Borrowers' Liabilities.

         5. SUITS. The Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against the Guarantor, whether or not suit has been commenced against any Borrower, any other guarantor of the Borrowers' Liabilities, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrowers' Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrowers' Liabilities.

         6. SET-OFF AND WAIVER. The Guarantor waives any right to assert against the Secured Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any Borrower or any Secured Party without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter any Secured Party employs counsel for advice or other representation to enforce the Guarantor's Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor to the Agent, for the benefit of the Secured Parties, on demand.

         7.       WAIVER; SUBROGATION.

                  (a) The Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement;
         (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Secured Parties or any Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) any Secured Party heretofore, now or at any time hereafter granting to any Borrower (or any other party liable to the Lenders on account of the Borrowers' Liabilities) or to any other Guarantor any indulgence or extensions of time of payment of the Borrowers' Liabilities or Guarantor's Obligations, respectively; and (vi) any Secured Party heretofore, now or at any time hereafter accepting from any Borrower, any other Guarantor, any other guarantor of the Borrowers' Liabilities or any other Person, any partial payment or payments on account of the Borrowers' Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantor's Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

                  (b) The Guarantor hereby agrees that payment or performance by the Guarantor of the Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to the Guarantor without the Agent being required, the Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other Guarantor or any other guarantor of the Borrowers' Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by any Borrower, any other Guarantor or any other Person on account of the Borrowers' Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's Obligations shall in no way be impaired, affected, reduced, or released by reason of any Secured Party's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 7.

                  (c) The Guarantor further agrees with respect to this Guaranty that the Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrowers' Liabilities until the Facility Termination Date.

         8. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date hereof and shall (subject to Section 2.14 of the Credit Agreement) continue in full force and effect until the Facility Termination Date. This Guaranty Agreement shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, the Guarantor may not, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Secured Parties may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by any Secured Party by written notice directed to the Guarantor.

         9. REPRESENTATIONS AND WARRANTIES. The Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which the Guarantor is a party, or any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitral body.

         10. EXPENSES. The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

         11. REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

         12. ATTORNEY-IN-FACT. The Guarantor hereby appoints the Agent as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         13. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Guarantor hereunder, shall be absolute and unconditional irrespective of:

                  (1) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantor's Obligations;

                  (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantor's Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantor's Obligations;

                  (3) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantor's Obligations; or

                  (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guarantor's Obligations or of this Agreement.

         14. RELIANCE. The Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, that: (a) the Guarantor has adequate means to obtain from each Borrower, on a continuing basis, information concerning such Borrower and such Borrower's financial condition and affairs and has full and complete access to each Borrower's books and records; (b) the Guarantor is not relying on any Secured Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of each Borrower and each Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party, its or their employees, agents or representatives, for any information whatsoever concerning any Borrower or any Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning any Borrower or any Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

         15. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         16. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         17. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Guarantor shall not be permitted to assign this Agreement or any interest herein. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Guarantor's Obligations.

         18. SWAP AGREEMENTS. All obligations of any Borrower to any Lender or any affiliate of a Lender under Swap Agreements shall be deemed to be Secured Obligations secured hereby (in each case unless otherwise agreed in writing by such Lender or affiliate of such Lender), and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21. INDEMNIFICATION. Without limitation of Section 11.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Guarantor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Guaranty Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Guarantor has incurred any Guarantor's Obligations (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Guarantor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Guaranty Agreement and occurrence of the Facility Termination Date.

         22. TERMINATION. Subject to Section 2.14 of the Credit Agreement, this Guaranty Agreement and all Guarantor's Obligations hereunder shall terminate on the Facility Termination Date.

         23. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrowers pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Guarantor's Obligations pursuant to the terms hereof.

         24. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Guarantor, at the address of the Borrowers indicated in
Section 11.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section 11.2 of the Credit Agreement.

         25.  GOVERNING LAW.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA
         APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
         IN SUCH STATE.

                  (b) THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) AND IN ACCORDANCE WITH SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY GUARANTOR OR ANY OF A GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GUARANTOR



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



         HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         26. GUARANTOR BOUND BY REPRESENTATIONS, WARRANTIES AND COVENANTS IN CREDIT AGREEMENT. The Guarantor hereby represents and warrants that each of the representations and warranties relating to it in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of this Guaranty Agreement, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that from the date that financial statements are delivered to the Agent and the Lenders pursuant to Section 7.1 of the Credit Agreement, the representation and warranty in Section 6.6(a) shall be deemed to be a representation and warranty that the financial statements of the Borrowers and their respective Subsidiaries most recently delivered to the Agent and the Lenders pursuant to Section 7.1 of the Credit Agreement present fairly the financial condition of such Borrowers and Subsidiaries as of the period reported therein, all in conformity with GAAP applied on a Consistent Basis. Without limiting the generality of the Guarantor's obligations under this Guaranty Agreement or any other Loan Document, the Guarantor further agrees to be bound by each of the covenants relating to it in Article VII or Article VIII of the Credit Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.

                                            GUARANTOR:

                                                 _______________________________

WITNESS:
                                                 By:____________________________
_____________________________                    Name:
                                                 Title:_________________________
_____________________________




                              Signature Page 1 of 2

                                            AGENT:

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders

WITNESS:
                                            By:_________________________________
___________________________                 Name:_______________________________
                                            Title: _____________________________
___________________________






                              Signature Page 2 of 2

                                    EXHIBIT J

                           Form of Security Agreement

================================================================================




                                  MORTGAGE AND
                               SECURITY AGREEMENT



                                     between



                _______________________________________________,
        not in its individual capacity except as expressly stated in the
      Credit Agreement (as defined herein), but solely as Trustee on behalf of the trust created under the Trust Agreement (______)
   dated ________ __, _____ between _____________________________ and Aircraft
                                __________, Inc.

                                       and

                             AIRCRAFT _______, INC.

                                  as Grantors,


                                       and


                       NATIONSBANK, NATIONAL ASSOCIATION ,
                             as Agent and as Lender




                           ------------ ---, --------




================================================================================


                                                 TABLE OF CONTENTS

                                                                                                       Page
1.       Grant of Security Interest......................................................................2
2.       Maintenance of Security Interest................................................................6
3.       Receipt of Payment..............................................................................8
4.       General Collateral Warranties, Representations and Covenants....................................8
         (a)      Inspection.............................................................................8
         (b)      Transfers and Other Liens..............................................................9
         (c)      Location of Collateral.................................................................9
         (d)      Use of Collateral......................................................................9
         (e)      Owner of Collateral....................................................................9
         (f)      Authority.............................................................................10
         (g)      Payment of Taxes......................................................................10
         (h)      Compliance with Laws..................................................................10
         (i)      Personal Property.....................................................................10
         (j)      Agent May Act.........................................................................10
         (k)      Grantor Responsible for Collateral....................................................11
         (l)      Instrument or Chattel Paper...........................................................11
         (m)      Notice of Liens and Other Events......................................................11
         (n)      New Agent.............................................................................11
         (o)      Release of Collateral.................................................................11
         (p)      No Consents...........................................................................12
         (q)      No Liens..............................................................................12
         (r)      Condemnation..........................................................................12
         (s)      Default by Applicable Carrier under Lease or Carrier Loan Documents...................12
5.       Account Covenants, Warranties and Representations..............................................12
         (a)      Assignments, Records and Schedules of Accounts........................................12
         (b)      Notice Regarding Disputed Accounts....................................................13
         (c)      Verification of Accounts..............................................................13
         (d)      Location of Account Records...........................................................13
         (e)      Genuine Accounts......................................................................13
         (f)      Bona Fide Accounts....................................................................13
         (g)      No Setoffs Exist......................................................................13
         (h)      No Reduction in Value.................................................................14
         (i)      No Allowances.........................................................................14
         (j)      No Prior Liens........................................................................14
         (k)      No Pledges............................................................................14
6.       Inventory Covenants, Warranties and Representations............................................14
         (a)      Change of Trade Styles................................................................14
         (b)      Safekeeping of Inventory..............................................................15
         (c)      Location, Records and Schedules of Inventory..........................................15
         (d)      Returns of Inventory..................................................................15
         (e)      Location of Inventory.................................................................15
         (f)      No Liens..............................................................................16

         (g)      No Bailment of Inventory..............................................................16
         (h)      No Consignment........................................................................16
         (i)      Limitation on Inventory at Leased Locations...........................................16
7.       Equipment Covenants, Representations and Warranties............................................16
         (a)      Evidence of Ownership of Equipment....................................................16
         (b)      Location, Records and Schedules of Equipment..........................................16
         (c)      Sale or Mortgage of Equipment.........................................................17
         (d)      Maintenance of Equipment..............................................................17
         (e)      Location of Equipment.................................................................17
         (f)      No Liens..............................................................................17
         (g)      Limitation on Equipment at Leased Locations...........................................17
8.       Aircraft and Engine Covenants, Warranties and Representations..................................17
         (a)      Recordation of Ownership..............................................................17
         (b)      Engine Power..........................................................................18
         (c)      Recordation of Title or Lien in the United States.....................................18
         (d)      Recordation of Title or Lien in Foreign Jurisdictions.................................18
         (e)      Eligibility...........................................................................19
         (f)      Compliance with Laws..................................................................20
         (g)      Restricted Countries..................................................................20
         (h)      Possession............................................................................20
         (i)      Records and Reports...................................................................22
         (j)      Maintenance...........................................................................22
         (k)      Replacement of Parts..................................................................22
         (l)      Pooling of Parts......................................................................23
         (m)      Alterations, Modifications and Additions..............................................24
         (n)      Nameplate.............................................................................24
         (o)      Pooling of Engines....................................................................24
         (p)      Re-Registration.......................................................................25
9.       Leases and Carrier Loan Documents..............................................................25
         (a)      Delivery of Leases....................................................................25
         (b)      Delivery of Carrier Loan Documents....................................................26
         (c)      Aircraft Registered in the United States; Engines the Liens on which are Recorded in the United States .................................................................26
         (d)      Foreign Registered Aircraft and Engines...............................................27
10.      Leases and Carrier Loan Documents Warranties, Representations and Covenants....................27
         (a)      Enforcement...........................................................................27
         (b)      No Waiver of Rights or Modifications..................................................27
         (c)      Rights of Inspection..................................................................27
         (d)      Grantor Remains Liable................................................................27
         (e)      No Consents...........................................................................28
11.      Insurance Required.............................................................................29
         (a)      Type of Insurance Required............................................................29
         (b)      Policy Provisions Required............................................................30
         (c)      Self-Insurance........................................................................31
         (d)      Reinsurance...........................................................................32
         (e)      Insurance Certificates Required.......................................................32

         (f)      Power of Attorney.....................................................................32
         (g)      Agent May Act.........................................................................32
         (h)      Payment for Uninsured Loss............................................................33
         (i)      Application of Insurance Proceeds.....................................................33
         (j)      Net Proceeds..........................................................................33
         (k)      Notice of Loss........................................................................33
         (l)      Lender Insurance......................................................................33
12.      Events of Loss; Governmental Authorities.......................................................33
         (a)      Event of Loss with Respect to an Engine...............................................33
         (b)      Event of Loss with Respect to an Aircraft.............................................35
         (c)      Replacement of Engines................................................................36
         (d)      Use of Aircraft Not Constituting an Event of Loss.....................................36
         (e)      Default...............................................................................36
13.      Remedies Upon Event of Default.................................................................36
14.      Anti-Marshalling Provisions....................................................................39
15.      Indemnity and Expenses.........................................................................39
16.      Appointment of Agent as Grantor's Lawful Attorney..............................................40
17.      Waivers........................................................................................40
18.      Trade Names....................................................................................41
19.      Absolute Rights and Obligations................................................................41
20.      Definitions....................................................................................42
21.      Entire Agreement...............................................................................42
22.      Further Assurances.............................................................................42
23.      Binding Agreement; Assignment..................................................................42
24.      Swap Agreements................................................................................43
25.      Severability...................................................................................43
26.      Successors and Assigns.........................................................................43
27.      Counterparts...................................................................................43
28.      Remedies Cumulative............................................................................43
29.      Termination....................................................................................43
30.      Notices........................................................................................44
31.      Governing Law; Venue; Waiver of Trial by Jury..................................................44
32.      Disclaimer.  ..................................................................................45

SCHEDULE A        [Reserved]...........................................................................A-1
SCHEDULE B        Jurisdictions for Filing UCC-1 Financing Statements..................................B-1
SCHEDULE C-1      Form of Assignment of Lease........................................................C-1-1
SCHEDULE C-2      Form of Assignment of Carrier Loan Documents.......................................C-2-1
SCHEDULE C-3      Form of Assignment of Lease to Applicable Borrower.................................C-3-1
SCHEDULE D        Form of Security Agreement Supplement................................................D-1
SCHEDULE E        Locations of Collateral..............................................................E-1
SCHEDULE F        [Reserved]...........................................................................F-1
SCHEDULE G        Patents, Trademarks, Copyrights and Licenses.........................................G-1
SCHEDULE H        Definitions..........................................................................H-1

                         MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE AND SECURITY AGREEMENT dated as of ________ __, _____ (as amended, revised, modified, supplemented or amended and restated from time to time, the "Security Agreement"), is made by EACH OF THE UNDERSIGNED (each a "Grantor" and collectively the "Grantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in Schedule H hereto.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June 9, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are referred to hereinafter as a "Borrower" or collectively as the "Borrowers") pursuant to that certain Credit Agreement dated as of June 10, 1998 among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, each Borrower is a trust or a corporation that holds title to Aircraft and/or Engines (or loans financing Aircraft and/or Engines owned by Applicable Carriers); and

         WHEREAS, each Grantor that is not a Borrower (each a "Guarantor" and collectively the "Guarantors") is the owner of beneficial interests in a Borrower or is a wholly-owned Subsidiary of a Borrower; and

         WHEREAS, each Guarantor has entered into a Guaranty Agreement dated as of the date hereof (collectively or individually, as the context may indicate, the "Guaranty Agreement") pursuant to which it has guaranteed the Obligations of the Borrowers under the Credit Agreement; and

         WHEREAS, each Grantor will materially benefit from the loans and advances to be made under the Credit Agreement and each Grantor is willing to enter into this Security Agreement to provide an inducement for the Secured Parties to make loans and advances under the Credit Agreement; and

         WHEREAS, as a condition to making and continuing to make any loans or advances under the Credit Agreement, each Grantor is required to grant to the Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets; and

         WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Grantors enter into this Agreement; and

         WHEREAS, the undersigned, ___________________________, as Trustee under the Trust Agreement (_____), as a Grantor is hereinafter referred to as the "Undersigned Borrower";

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and Advances, and in consideration of the premises and mutual covenants contained herein, each Grantor hereby agrees as follows:

         27. GRANT OF SECURITY INTEREST. As collateral security for the payment, performance, and satisfaction of the Guarantors' Obligations under the Guaranty Agreement and all Obligations of each Borrower under the Credit Agreement (collectively, the "Secured Obligations"), the Undersigned Borrower (as to paragraph (c) of this Section 1) and each Grantor (as to all other paragraphs of this Section 1) hereby affirms, grants, pledges and assigns to the Agent (for the benefit of the Secured Parties) and grants to the Agent (for the benefit of the Secured Parties) a continuing first priority security interest in and to, all of the property of such Grantor whether now owned or existing or hereafter acquired or arising and wheresoever located, including without limitation the following:

                  (a) all accounts, accounts receivable, notes, loan agreements, contract rights, general intangibles, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, and other forms of obligations at any time owing to each Grantor arising out of goods sold or leased or for services rendered by such Grantor, the proceeds thereof and all of such Grantor's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as the "Accounts");

                  (b) all inventory of each Grantor wherever located (other than aircraft or engines), including without limitation all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor's account (collectively referred to hereinafter as the "Inventory");

                  (c) the fixed wing jet engine aircraft owned by the Undersigned Borrower and described on any Security Agreement Supplement, as such Security Agreement Supplement may be amended, supplemented or replaced from time to time, including any and all parts, appliances, components, accessories, replacement parts, accessions, attachments or equipment installed on, or appurtenant to, or delivered with or in respect thereof and all other property owned by the Undersigned Borrower hereafter physically affixed, installed or incorporated in or attached thereto and all documents with respect to the aircraft, whether any maintained in original form, electronic form or on microfiche, including but not limited to: FAA approved Aircraft Flight Manual, any other flight manual, manufacturer's maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator's manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the aircraft, whether in the Undersigned Borrower's control or the control of a lessee of the aircraft (collectively referred to hereinafter as the "Aircraft");

                  (d) the aircraft engines owned by each Grantor and described on any Security Agreement Supplement, as such Security Agreement Supplement may be amended, supplemented or replaced from time to time, including any replacement thereof and all parts, appliances, components, accessories, replacement parts, accessions, attachments or equipment installed on, or appurtenant to, or delivered with or in respect thereof and all other property owned by such Grantor hereafter physically affixed, installed or incorporated in or attached thereto, including, without limitation, any avionics equipment and any quick engine change ("QEC") equipment attached thereto (collectively referred to hereinafter as the "Engines"), and to the extent they are applicable to the Engines, all right, title and interest of each Grantor in, to and under all warranties, service contracts and product agreements of any manufacturer or of any maintenance or overhaul agency of the Engines, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of such Grantor to compel performance of the terms of such warranties, service contracts or product agreements respecting any of the Engines and all documents with respect to the Engines, whether maintained in original form, electronic form or on microfiche, including but not limited to: manufacturer's maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator's manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the Engines, whether in the Grantor's control or the control of a lessee of the Engines;

                  (e) all lease agreements, rental agreements and comparable arrangements pursuant to which each Grantor leases Aircraft, Engines, aircraft parts, engine parts or other property of any character or description for operation or use by third parties (collectively referred to hereinafter as the "Leases");

                  (f) all loan agreements, promissory notes and comparable arrangements pursuant to which each Grantor lends money for the purchase of Aircraft, Engines, aircraft parts, engine parts or other property of any character or description for operation or use by third parties (collectively referred to hereinafter as the "Carrier Loan Documents");

                  (g) all goods of each Grantor (other than aircraft or engines), including without limitation, all machinery, equipment, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by such Grantor or in which such Grantor may have or may hereafter acquire any interest, at any location (collectively referred to hereinafter as "Equipment");

                  (h) all general intangibles in which a Grantor now or hereafter acquires any rights, including but not limited to, security interests in Aircraft, Engines and all other property of such Grantor, causes of action, corporate or business records, inventions, designs, goodwill, trade names, trade secrets, trade processes, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification, all property in which such Grantor has a lien or security interest and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

                  (i) all of each Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all patents and patent applications (including without limitation the patents and patent applications identified on Schedule G attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

                  (j) all of each Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application identified in Schedule G attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark (collectively, the "Trademarks");

                  (k) all of each Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all copyrights and copyright applications (including without limitation the copyrights and copyright applications identified on Schedule G attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Copyrights");

                  (l) all license agreements regarding Patents, Trademarks or Copyrights with any other party, whether such Grantor is a licensor or licensee under any such license agreement (including without limitation the licenses listed on Schedule G attached hereto and incorporated herein by reference) (collectively, the "Licenses"); and

                  (m) all rights now or hereafter accruing to each Grantor under contracts (including without limitation the Management Agreement, any Manufacturer's Warranty, any security documents and the Carrier Loan Documents), lease agreements or other instruments to perform services, to hold and use land and facilities, and to enforce all rights thereunder (collectively referred to hereinafter as "Contract Rights");

                  (n) all other equipment, machinery, furniture, fixtures and other goods and personal property of every character and description;

                  (o) all monies, securities, drafts, notes, items and other property of each Grantor and the proceeds thereof, and any and all deposits (general or special), balances, sums, proceeds, and credits of such Grantor with, and any and all claims of such Grantor against, any Secured Party or any other Person, at any time existing;

                  (p) all of such Grantor's rights in reserves on deposit with a financial institution;

                  (q) all labels and other devices, names, or marks affixed or to be affixed to Inventory for the purpose of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of such Grantor therein and thereto;

                  (r) all books and records relating to any of the Collateral (as hereinafter defined) (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of each Grantor pertaining to any of the foregoing); and

                  (s) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including without limitation proceeds of insurance policies insuring the Collateral (as hereinafter defined).

         All of the property and interests in property described in subsections
(a) through (s) and all other property and interests in personal property which shall, from time to time, secure the Secured Obligations are herein collectively referred to as the "Collateral". Notwithstanding the foregoing and subject to
Section 7.21 of the Credit Agreement, the Grantors shall be entitled to exercise all of their rights under any agreements, documents and instruments (including Leases and Carrier Loan Documents) prior to the occurrence of an Event of Default.

         28. MAINTENANCE OF SECURITY INTEREST. Each Grantor will perform, or will cause to be performed, unless expressly waived in writing by the Agent, each and all of the following:

                  (a) Record, register and file this Security Agreement and any Security Agreement Supplements, as well as such notices, financing statements, and/or other documents or instruments as may, from time to time, be reasonably requested by the Agent to fully carry out the intent of this Security Agreement, with:

                            (i) the FAA Recording Office, in the case of any
                  Aircraft registered in the United States or any Engine the Lien on which is to be perfected under United States law, concurrently with the delivery or acceptance of such Aircraft or Engine pursuant to a Security Agreement Supplement;

                           (ii) Applicable Foreign Jurisdictions, in the case of
                  any Aircraft registered outside the United States or any Engine the Lien on which is to be perfected in an Applicable Foreign Jurisdiction, concurrently with the delivery or acceptance of such Aircraft or Engine pursuant to a Security Agreement Supplement;

                           (iii) the jurisdictions listed on Schedule B hereto
                  in the case of Collateral other than Aircraft and Engines; and

                           (iv) such other administrative or governmental
                  agencies, whether domestic or foreign, as may be reasonably determined by the Agent to be necessary or advisable in order to perfect, establish, confirm and/or maintain the security interest and lien created hereunder as a legal, valid and binding first priority security interest and lien upon the Collateral except Permitted Liens;

         provided, however, that the Agent, with the prior written consent of the Required Lenders, may waive the requirement of registering the Lien of the Agent on any Aircraft or Engine not registered in the United States. The Lenders will consider in good faith any proposal by a Borrower for alternative arrangements for improving or perfecting the security held by the Agent in any such case.

                  (b) Furnish to the Agent an opinion or opinions from FAA Counsel, or its counterpart under the Applicable Foreign Aviation Law, as to the Grantor's fulfillment of the requirements of this Security Agreement relating to the propriety of registration of the Aircraft, the perfection of the security interests in the Aircraft, the Engines, the Leases and the Carrier Loan Documents described herein, and the absence of Liens and encumbrances against the Aircraft and Engines, other than Permitted Liens;

                  (c) Furnish to the Agent copies of all documents or other evidence of every such recording, registering and filing;

                  (d) Execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments and/or acts as the Agent reasonably determines are necessary or advisable to fully carry out the intent and purpose of this Security Agreement or to subject the Collateral to any security interest and lien created hereunder or under the Assignment of Leases or Assignment of Carrier Loan Documents, including, without limitation:

                            (i) any and all acts and things which may be
                  reasonably requested by the Agent with respect to complying with or remaining subject to the Mortgage Convention, the laws and regulations of the FAA, any Applicable Foreign Aviation Law, or the laws and regulations of any of the various states or countries in which the Engines or Aircraft presently or may fly over, or operate in, or in which the Engines or Aircraft are located or may become located;

                           (ii) defending the right, title and interest of each
                  Grantor, the Agent and the Secured Parties in and to the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every party claiming an interest therein (other than Permitted Liens) contrary or adverse to such Grantor's, the Agent's or the Secured Parties' right, title and interest, as the case may be, in and to same; and

                           (iii) prior to the inclusion of any Engine in
                  Eligible Engines or any Aircraft in Eligible Aircraft, (A) the filing of a Security Agreement Supplement, and other financing statements or other documents as may be necessary or desirable to perfect the first priority security interest of the Agent for the benefit of the Secured Parties therein, and (B) in accordance with the requirements of Section 9 of this Security Agreement, execute and deliver to the Agent (x) the original chattel paper counterpart of any Lease and (y) the original promissory note and an original of the other Carrier Loan Documents entered into by any Grantor with respect to such additional Engine or additional Aircraft, and (C) execute and deliver an Assignment of Lease in the form of Schedule C-1 hereto or Assignment of Carrier Loan Documents in the form of Schedule C-2 hereto and (if an Applicable Intermediary is leasing the Aircraft or Engine to the Applicable Carrier in accordance with Section 2.16 of the Credit Agreement) cause the Applicable Intermediary to execute both an Assignment of Lease in the form of Schedule C-1 hereto and an Assignment of Lease in the form of Schedule C-3 hereto.

                  (e) Do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Agent for the benefit of the Secured Parties, including, but not limited to, one or more applications for certificate of title and any other papers, documents or instruments requested by any one of the Secured Parties in connection with this Security Agreement, the prompt payment of all fees and expenses incurred in connection with any filings to be made to perfect or continue a security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties and the making of appropriate entries on its financial statements and books and records disclosing the security interest granted hereunder to the Agent for the benefit of the Secured Parties. Each Grantor hereby consents to the filing of extensions of such filings without such Grantor's signature.

         29. RECEIPT OF PAYMENT. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Agent, for the benefit of the Secured Parties, and as the property of the Agent, for the benefit of the Secured Parties, separate from the funds of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Agent, such Grantor shall cause the same to be forwarded to the Agent for its custody and possession on behalf of the Lenders as additional Collateral.

         30. GENERAL COLLATERAL WARRANTIES, REPRESENTATIONS AND COVENANTS. Each Grantor warrants, represents and covenants with the Agent that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to Collateral and from and after the date of this Security Agreement until termination hereof in accordance with Section 29 hereof:

                  (a) INSPECTION. The Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of a Grantor, and at any reasonable times during such Grantor's usual business hours, (i) to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located (subject to any restriction on inspection contained in an Eligible Lease or Eligible Carrier Loan Document with respect to an Aircraft or Engine or related Collateral; provided that notwithstanding any such Lease or Carrier Loan Document, (A) any Person designated by a Secured Party may inspect such Aircraft or Engine at any reasonable time upon an event of default under such Lease or Carrier Loan Document, and (B) upon any Event of Default, such Grantor shall use its best efforts to cause the Applicable Carrier (and any other Person) to permit any Person designated by a Secured Party to inspect such Aircraft or Engine at any time), and (ii) to discuss such Grantor's affairs and finances with any Person (other than Account debtors) and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, (iii) if an Event of Default has occurred and is continuing, to discuss such Grantor's affairs and finances with such Grantor's Account debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Agent may at any time and from time to time employ and maintain on such Grantor's premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's (for the benefit of the Secured Parties) interest. All expenses incurred by the Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor, added to the Secured Obligations and secured by the Collateral.



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                  (b) TRANSFERS AND OTHER LIENS. No Grantor shall (i) sell,
         assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under this Security Agreement or the Credit Agreement, (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interests created by this Security Agreement or other Permitted Liens; or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Agent for the benefit of the Lenders.

                  (c) LOCATION OF COLLATERAL. The chief and other places of business of each Grantor, the books and records relating to the Collateral and the Collateral (other than Engines and Aircraft as to which such Grantor will issue to the Agent, upon request, written reports indicating the location of such Engines and Aircraft, or if such Engines and Aircraft are leased or were sold to third parties, to whom such Engines and Aircraft are leased or were sold and the location of the lessee or purchaser of such Engines and Aircraft) are located at the addresses set forth on Schedule E hereto, and such Grantor will not change any of the same without prior written notice to and consent of the Agent.

                  (d) USE OF COLLATERAL. The Collateral is and will be used in each Grantor's business and not for personal, family, household or farming use.

                  (e) OWNER OF COLLATERAL. It is and, except as expressly permitted by this Security Agreement or the Credit Agreement, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all Liens, claims, encumbrances and security interests other than the security interest in favor of the Agent for the benefit of the Secured Parties hereunder and Permitted Liens, and that it will defend such Collateral and any products and proceeds thereof against all material claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Parties, except:

                            (i) for the leasing of Aircraft and Engines and
                  related parts in the ordinary course of such Grantor's businesses pursuant to Leases, provided that (A) the Agent, for the benefit of the Secured Parties, shall have a duly perfected first priority Lien (subject to Permitted Liens) on each of the Aircraft, Engines and Parts leased under such Leases and on the Lessor's interest in such Leases pursuant to an Assignment of Lease and (B) no such Lease gives rise to any Default or Event of Default; and

                           (ii) for the secured financing and sale of Aircraft
                  and Engines and related parts in the ordinary course of such Grantor's business pursuant to Carrier Loan Documents, provided that (A) such Grantor shall have a duly perfected first priority Lien (subject to Permitted Liens) on each of the Aircraft, Engines and Parts financed and sold in connection with such Carrier Loan Documents, which Lien has been assigned to the Agent, and the Agent shall have a duly perfected first priority Lien on



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                  the Grantor's interest in such Carrier Loan Documents pursuant to an Assignment of Carrier Loan Documents and (B) no such Carrier Loan Document gives rise to any Default or Event of Default; and

                           (iii) as otherwise provided in the Loan Documents.
                  The inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Lenders, individually or collectively, to any sale or other disposition of any part or all of the Collateral except as expressly permitted herein;

                  (f) AUTHORITY. It has the unqualified right to enter into this Security Agreement and to perform its terms.

                  (g) PAYMENT OF TAXES. Each Grantor has made and will continue to make payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against the undersigned, whether with respect to any of the Collateral or any wages or salaries paid by such Grantor or in respect of such Grantor's income, or otherwise, and will deliver to the Agent, on demand, certificates or other evidence satisfactory to the Agent attesting thereto. Notwithstanding the foregoing, each Grantor shall have the right to contest any tax, assessment, or contribution required by law to the extent such contest is provided for under any Lease or Carrier Loan Document so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on any Aircraft, Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on any Aircraft, Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                  (h) COMPLIANCE WITH LAWS. Each Grantor will use or cause to be used the Collateral for lawful purposes only, with all reasonable care and caution and in conformity in all material respects with all applicable laws, ordinances and regulations. Notwithstanding the foregoing, each Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation to the extent such contest is provided for under any Lease or Carrier Loan Document so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than a Permitted Lien) results on any Aircraft, Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on any Aircraft, Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                  (i) PERSONAL PROPERTY. The Collateral is now and shall remain personal property, and no Grantor will permit any of the Collateral to become a part of or affixed to real property (unless such Grantor has granted the Agent for the benefit of the Lenders a first priority perfected Lien on such real property) or an accession to other personal property.

                  (j) AGENT MAY ACT. The Agent may, in its discretion, for the account and expense of the Grantors, pay any amount or do any act required of the Grantors hereunder



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         or reasonably requested by the Secured Parties to preserve, protect, maintain or enforce the Obligations, the Collateral or the first priority Lien granted herein (subject only to Permitted Liens), and which the Grantors fail to do or pay within any applicable grace period provided for in the Loan Documents (it being understood that no grace period exists for the maintenance of insurance required by Section 11), and any such payment shall be deemed an advance by the Lenders to the Grantors and shall be payable on demand together with interest at the Default Rate, and shall constitute part of the Obligations; provided, however, that this provision shall not impair the Grantors' rights to contest Liens as provided in Section 8.4 of the Credit Agreement.

                  (k) GRANTOR RESPONSIBLE FOR COLLATERAL. Each Grantor assumes all responsibility and liability arising from the use of the Collateral unless the claim giving rise to such responsibility or liability arises out of the gross negligence or wilful misconduct of the Agent or the Secured Parties, provided that this provision is given solely for the benefit of the Secured Parties and no Grantor waives any right it may have against third parties;

                  (l) INSTRUMENT OR CHATTEL PAPER. If any amount payable under, in, or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Agent and duly endorsed in a manner satisfactory to the Agent to be held as Collateral pursuant to this Security Agreement;

                  (m) NOTICE OF LIENS AND OTHER EVENTS. Each Grantor will advise the Agent promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, if it has knowledge (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the Collateral or on the Liens created hereunder;

                  (n) NEW AGENT. At any time, the Agent may assign, transfer and deliver any or all of the Collateral to any successor Agent in accordance with the terms of Section 10.7 of the Credit Agreement, whereupon the retiring Agent shall be fully discharged from all responsibility and such successor shall be vested with all powers and rights of the Agent hereunder with respect thereto, but the Agent shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered, provided that no such assignment shall increase the liability of the Grantors hereunder;

                  (o) RELEASE OF COLLATERAL. So long as no Default or Event of Default shall have occurred and be continuing, the Agent on behalf of the Secured Parties is hereby authorized to release (and provide written confirmation of such release) the first priority security interest granted in or on any of the Collateral hereunder in accordance with Section 2.14 of the Credit Agreement;



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                  (p) NO CONSENTS. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for the filings required by the Uniform Commercial Code of the State in which such Grantor maintains its chief executive office and the other jurisdictions on Schedule B attached hereto and the filing of this Security Agreement and any corresponding Lease or Carrier Loan Documents and the related Assignment of Lease or Assignment of Carrier Loan Documents with the FAA Recording Office and with the appropriate recording office in the Applicable Foreign Jurisdiction to the extent required by any Applicable Foreign Aviation Law.

                  (q) NO LIENS. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral purported to be granted by such Grantor hereunder is on file in any recording office, except such as may have been filed in favor of the Agent for the benefit of the Secured Parties and except for Permitted Liens.

                  (r) CONDEMNATION. The Grantor shall, immediately upon obtaining knowledge of the institution or threatened institution of any condemnation or other eminent domain proceedings for the taking of any portion of or interest in the Collateral, notify the Agent thereof in writing. The Agent may participate in any such proceedings. The Grantor shall deliver, or cause to be delivered, to the Agent all instruments requested by the Agent to permit such participation. In any such proceedings, the Agent may be represented by counsel satisfactory to it.

                  (s) DEFAULT BY APPLICABLE CARRIER UNDER LEASE OR CARRIER LOAN DOCUMENTS. Notwithstanding anything contained in this Security Agreement, no Grantor will be deemed to be in breach of its obligations herein with respect to any Aircraft or Engine subject to a Lease or Carrier Loan Documents by virtue of a default by the Applicable Carrier under such Lease or Carrier Loan Documents so long as the conditions of
         Section 9.6 of the Credit Agreement have been satisfied.

         31. ACCOUNT COVENANTS, WARRANTIES AND REPRESENTATIONS. With respect to its Accounts, each Grantor warrants, represents and covenants with the Agent for the benefit of the Secured Parties that the Agent and each Lender may rely on all statements or representations made by such Grantor on or with respect to any Schedule of Accounts prepared and delivered by it and that from and after the date of this Security Agreement until the termination hereof in accordance with
Section 29 hereof:

                  (a) ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Each Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at intervals designated by the Agent such Grantor shall provide the Agent with a schedule of Accounts in form and substance acceptable to the Agent describing all Accounts created or


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         acquired by such Grantor ("Schedule of Accounts"); provided, however, that such Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Agent's security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Agent, each Grantor shall furnish the Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Agent shall request. No Grantor shall remove any Account Records or Account Documents or change its chief executive offices from the locations set forth in Schedule E hereto without 30 days prior written notice to the Agent as provided in
         Section 30 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments, applications for title and other documents necessary in the determination of the Agent to maintain the security interests granted hereunder.

                  (b) NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $10,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                  (c) VERIFICATION OF ACCOUNTS. If an Event of Default has occurred and is continuing, any of the Agent's officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any Accounts and, whether or not a Default or Event of Default has occurred, any of the Agent's officers, employees or agents shall have the right to verify the same with any Grantor.

                  (d) LOCATION OF ACCOUNT RECORDS. All Account Records and Account Documents are located only at such Grantor's locations as set forth on Schedule E attached hereto and incorporated herein by reference or at such other locations as to which the Grantor has notified the Agent in writing not less than 30 days prior to such relocation;

                  (e) GENUINE ACCOUNTS. The Accounts are genuine, are in all material respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

                  (f) BONA FIDE ACCOUNTS. The Accounts cover bona fide sales, leases and deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business;

                  (g) NO SETOFFS EXIST. The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Agent with respect to any Account, are actually owing to such Grantor and are not contingent for any reason; and there are no



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         setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $10,000 in the aggregate, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

                  (h) NO REDUCTION IN VALUE. Except for conditions generally applicable to such Grantor's industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Agent, with respect thereto;

                  (i) NO ALLOWANCES. Other than in the ordinary course of business as generally conducted by each Grantor over a period of time, such Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof or release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon;

                  (j) NO PRIOR LIENS. The goods or services giving rise to Accounts are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Agent for the benefit of Secured Parties and except for Permitted Liens;

                  (k) NO PLEDGES. The Accounts have not been pledged to any Person other than to the Agent for the benefit of the Secured Parties under this Agreement and will be owned by such Grantor free and clear of any Liens, claims, encumbrances or security interests except Permitted Liens;

         32. INVENTORY COVENANTS, WARRANTIES AND REPRESENTATIONS. With respect to its Inventory, each Grantor warrants, represents and covenants with the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to any Inventory and that from and after the date of this Security Agreement until the termination hereof in accordance with Section 29 hereof:

                  (a) CHANGE OF TRADE STYLES. No Grantor shall change, amend, alter, terminate, or cease using its material trade names or styles under which it sells or leases Inventory as of the date of this Agreement ("Trade Styles"), or use additional Trade Styles, without giving the Agent at least 30 days' prior written notice and delivery to the Agent by the applicable Grantor prior to such removal, change, amendment, alteration, or use, of executed financing statements, amendments, one or more applications for certificate of title, and other documents


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         necessary in the determination of the Agent to maintain the security interests granted hereunder.

                  (b) SAFEKEEPING OF INVENTORY. Each Grantor shall be responsible for the safekeeping of its Inventory, and, subject to
         Section 14 hereof, in no event shall the Agent have any responsibility for:

                            (i) Any loss or damage to Inventory or destruction
                  thereof occurring or arising in any manner or fashion from any cause;

                            (ii) Any diminution in the value of Inventory; or

                            (iii) Any act or default of any carrier, lessee,
                  warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling Inventory.

                  (c) LOCATION, RECORDS AND SCHEDULES OF INVENTORY. Each Grantor shall keep correct and accurate records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale or lease, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Agent from time to time at reasonable intervals designated by the Agent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory, no less than annually, and shall furnish to the Agent such other documents and reports thereof as the Agent shall reasonably request with respect to the Inventory. Subject to compliance at all times with Sections 6(g),
         (h) and (i), no Grantor shall, other than in the ordinary course of business in connection with its sale, remove any material amount of Inventory from the locations set forth on Schedule E hereto to a location not also set forth on Schedule E hereto, each of such locations being owned by a Grantor unless otherwise indicated, without 30 days prior written notice to the Agent as provided in Section 29 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments, applications for title and other documents necessary in the determination of the Agent to maintain the security interests granted hereunder.

                  (d) RETURNS OF INVENTORY. If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such or returns return generate credits in excess of $10,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Agent in writing of the same as soon as practicable.

                  (e) LOCATION OF INVENTORY. All Inventory is located only at such Grantor's locations as set forth on Schedule E attached hereto and incorporated herein by reference;



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                  (f) NO LIENS. None of its Inventory is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent for the benefit of the Lenders hereunder and except for Permitted Liens;

                  (g) NO BAILMENT OF INVENTORY. No Inventory of such Grantor is or shall at any time or times hereafter be, stored with a bailee, warehouseman, or similar party without the Agent's prior written consent which consent shall not be unreasonably withheld and, if the Agent gives such consent, such Grantor will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to the Agent upon its request therefor, in form and substance reasonably acceptable to the Agent, warehouse receipts therefor in the Agent's name and take such other action and be party to such document as deemed necessary or prudent by the Agent to maintain the security interest of the Lenders in such Inventory;

                  (h) NO CONSIGNMENT. No Inventory is, or shall at any time or times hereafter be, under consignment to any Person.

                  (i) LIMITATION ON INVENTORY AT LEASED LOCATIONS. No Inventory is at or shall be kept at any location that is leased by such Grantor from any other Person unless such location and lessee is set forth on Schedule E hereto and the Grantor has caused the lessor to waive its rights with respect to such Inventory in form and substance acceptable to the Agent and delivered in writing to the Agent prior to such amount of Inventory being at such one or more locations.

         33. EQUIPMENT COVENANTS, REPRESENTATIONS AND WARRANTIES. With respect to its Equipment, each Grantor warrants, represents and covenants with the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to any Equipment and that from and after the date of this Security Agreement until the termination hereof in accordance with Section 29 hereof:

                  (a) EVIDENCE OF OWNERSHIP OF EQUIPMENT. The Grantors, as soon as practicable following a request therefor by the Agent, shall deliver to the Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

                  (b) LOCATION, RECORDS AND SCHEDULES OF EQUIPMENT. The Grantors shall maintain accurate, itemized records itemizing and describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter. No Grantor shall remove any material portion of the Equipment from the locations set forth in Schedule E hereto to a location not also set forth on Schedule E hereto without at least 30 days' prior written notice to the Agent as provided in Section 30 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments, applications for certificate of title and other documents necessary to maintain the security interests granted hereunder.


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                  (c) SALE OR MORTGAGE OF EQUIPMENT. Other than in the ordinary course of business with respect to disposition of obsolescent Equipment (other than Aircraft or Engines) or replacement of Equipment (other then Aircraft or Engines) with other Equipment performing similar functions and having similar or better utility and value, and except as permitted by the Credit Agreement prior to the occurrence and continuance of an Event of Default, no Grantor shall sell, exchange, lease, mortgage, encumber, pledge or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of the Agent.

                  (d) MAINTENANCE OF EQUIPMENT. Each Grantor shall keep and maintain its Equipment in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Agent for the benefit of the Lenders a Lien on such real property) or accessions to other personal property.

                  (e) LOCATION OF EQUIPMENT. All Equipment (other than Aircraft and Engines) is located only at such Grantor's locations set forth in Schedule E hereto or at such other locations as to which such Grantor has notified the Agent in writing not less than 30 days prior to such relocation and has provided to the Agent executed financing statements for such location satisfying the requirements of Section 2 hereof;

                  (f) NO LIENS. None of its Equipment is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent, for the benefit of the Lenders, hereunder and Permitted Liens;

                  (g) LIMITATION ON EQUIPMENT AT LEASED LOCATIONS. No Equipment of such Grantor is at or shall be kept at any location that is leased by such Grantor from any other Person unless such location and lessee is set forth on Schedule E hereto and the Grantor has caused the lessor to waive its rights with respect to such Equipment in form and substance acceptable to the Agent.

         34. AIRCRAFT AND ENGINE COVENANTS, WARRANTIES AND REPRESENTATIONS. Each Grantor warrants, represents and covenants with the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by such Grantor and that from and after the date of this Security Agreement until the termination hereof in accordance with Section 29 hereof:

                  (a) RECORDATION OF OWNERSHIP. Each Grantor's ownership of or first priority Lien on the Aircraft and Engines has been duly recorded with the FAA Recording Office in accordance with the requirements of the FAA Act or to the extent required by any Applicable Foreign Aviation Law, has been duly recorded with the appropriate recording office in the Applicable Foreign Jurisdiction;



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                  (b) ENGINE POWER. Each of the Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower on takeoff;

                  (c) RECORDATION OF TITLE OR LIEN IN THE UNITED STATES. Promptly upon the acquisition of an Aircraft registered in the United States or an Engine the Lien on which is recorded under United States law and in any event prior to the inclusion of such Aircraft in Eligible Aircraft and such Engine in Eligible Engine, each Grantor shall in accordance with the requirements of the FAA Act, duly record with the FAA Recording Office, such conveyance of Aircraft in favor of such Grantor and deliver to the Agent a Security Agreement Supplement and all other documents and instruments required to be delivered under
         Section 5.2 of the Credit Agreement;

                  (d) RECORDATION OF TITLE OR LIEN IN FOREIGN JURISDICTIONS. Promptly upon the acquisition of an Aircraft or Engine registered outside of the United States and in any event prior to the inclusion of such Aircraft in Eligible Aircraft and such Engine in Eligible Engines, each Grantor shall in accordance with the requirement of the Applicable Foreign Aviation Law, duly record with the office required by (and to the extent required by) such Applicable Foreign Aviation Law such conveyance of Aircraft or Engine (as the case may be) in favor of such Grantor, and deliver to the Agent a Security Agreement Supplement and all other documents and instruments required to be delivered under
         Section 5.2 of the Credit Agreement and evidence (including opinions of counsel if requested by the Agent) that:

                            (i) the Agent's right and interest in and to such
                  Aircraft or Engine (as the case may be), the related Lease or Carrier Loan Documents, and the other Collateral are recognized and fully enforceable in the Applicable Foreign Jurisdiction and that the Agent's rights in and to such Aircraft or Engine, the related Assignment of Lease or Assignment of Carrier Loan Documents, and the other Collateral will not be impaired by reason of its registration in such Applicable Foreign Jurisdiction;

                            (ii) it is not necessary for the Agent or the
                  Secured Parties to register or qualify to do business in such Applicable Foreign Jurisdiction as a result of filing and/or recordation therein of this Security Agreement, the related Assignment of Lease or Assignment of Carrier Loan Documents, or the exercise of any rights or remedies with respect to the Aircraft or Engine pursuant to this Security Agreement;

                            (iii) insurance as required by Section 11 hereof has
                  been obtained;

                            (iv) such Applicable Foreign Jurisdiction (A) will
                  provide substantially equivalent protection for the rights of creditors in similar transactions as provided under United States law, including, without limitation, the remedies provided for in this Security Agreement (except that, in the absence of restrictions under the laws of such country on rights and remedies of creditors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under
                  Section 1110 of the Bankruptcy Code shall not be required),



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                  (B) will enforce a judicial order or judgment obtained by the
                  Agent or the Secured Parties in the United States without another hearing on or retrying the merits of such action in such Applicable Foreign Jurisdiction subject to procedural and public policy requirements therein, and (C) will not impose requirements which materially increase the administrative or other burdens or obligations of the Agent and the Secured Parties under this Security Agreement and the other Loan Documents unless insurance (or an indemnity in the case of Rated Carriers) reasonably satisfactory to the Agent and the Required Lenders is provided, at the Grantor's expense, to cover such burdens or obligations;

                            (v) import and export certificates and any exchange
                  permits necessary to allow all payments provided for under the related Lease or Carrier Loan Documents, if required, shall have been obtained;

                            (vi) such Grantor shall have effected or caused to
                  be effected all recordings and filings that are required to perfect a first priority Lien (subject only to Permitted Liens) of the Agent in the Aircraft or Engine, the related Assignment of Lease or Assignment of Carrier Loan Documents, and the other Collateral;

                            (vii) the Agent and the Secured Parties shall not be
                  subject to the imposition of, or increase in the amount of, any tax, tariff, duty or similar governmental charge payable due to the registration of such Aircraft or Engine in the Applicable Foreign Jurisdiction unless an indemnity from a Rated Carrier satisfactory to the Agent and the Required Lenders in their sole discretion is in effect at all times at such Grantor's expense to fully indemnify the Secured Parties against such taxes, tariffs, duties or similar governmental charges;

                            (viii) the terms of this Security Agreement,
                  including Section 31, are legal, valid, binding and enforceable in such Applicable Foreign Jurisdiction (subject to customary exclusions);

                            (ix) there is no tort liability of the beneficial
                  owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such Applicable Foreign Jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Agent and the Required Lenders, such opinion shall be waived, if insurance reasonably satisfactory to the Agent and Required Lenders is provided, at the Grantor's expense, to cover such risk);

                  (e) ELIGIBILITY. Each Aircraft is an Eligible Aircraft and each Engine is an Eligible Engine;



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                  (f) COMPLIANCE WITH LAWS. Each Grantor agrees that it shall not use or operate any Aircraft or Engine, or permit any Aircraft or Engine to be used or operated, in violation of any law (including, without limitation, laws concerning alcoholic beverages, prohibited substances, or insurance) of any Governmental Authority or in violation of any airworthiness certificate, license or registration relating to any Aircraft or Engine issued by any such Governmental Authority. In the event that any such law requires the alteration of an Aircraft or Engine, each Grantor will conform thereto or obtain conformance therewith and will maintain or cause to be maintained such Aircraft or Engine in proper operating condition under such laws, rules, regulations and orders (or if such Aircraft or Engine is in storage, in compliance with all applicable laws and with all manufacturers warranties and requirements for storage). Notwithstanding the foregoing, each Grantor shall have the right to contest the compliance with any applicable law, ordinance or regulation to the extent such contest is provided for under any Lease or Carrier Loan Document so long as (i) such contest is diligently conducted in good faith by appropriate proceedings, (ii) no Lien (other than Permitted Liens) results on any Aircraft, Engine or other Collateral, (iii) there is no reasonable likelihood of the sale, appropriation, or foreclosure on any Aircraft, Engine or other Collateral, and (iv) adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (g) RESTRICTED COUNTRIES. Each Grantor agrees that it will not permit any Aircraft or Engine to be registered, operated, used or located in any Restricted Country or leased (pursuant to a Lease) or sold (pursuant to Carrier Loan Documents) to a Person who is domiciled in or organized under the laws of any Restricted Country;

                  (h) POSSESSION. Except as otherwise set forth expressly herein or in the Credit Agreement, no Grantor will permit or will, without the prior written consent of the Agent and the Required Lenders, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft or Engine; provided however, that so long as no event of default shall have occurred and be continuing under the applicable Lease or Carrier Loan Documents, each Grantor may, without such prior written consent:

                            (i) permit the Applicable Carrier to participate in
                  normal interchange or pooling agreements in compliance with Sections 8(l) and 8(o);

                            (ii) deliver or permit the delivery or possession of
                  an Aircraft or Engine to the manufacturer thereof for testing or for other similar purposes, or to any organization for service, repair, maintenance or overhaul work on such Aircraft or Engine or for alterations in or modifications or additions to such Aircraft or Engine to the extent required or permitted by the terms hereof and the other Loan Documents;

                            (iii) permit the Applicable Carrier to lease or
                  sublease an Aircraft or Engine so long as (A) the Applicable Carrier remains fully liable for all of its obligations under the Lease or Carrier Loan Documents with respect to such Aircraft or Engine, (B) the



                                      J-20

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                  lease or sublease by such Applicable Carrier is a "true lease"
                  (and not a lease intended as security) under applicable commercial law or applicable law relating to creditors' rights and bankruptcy, (c) the lease or sublease by such Applicable Carrier is subordinate to the Lease or Carrier Loan Documents relating to such Aircraft or Engine and has a lease term that is no longer than the terms of such Lease, (D) either the Agent has a first priority perfected lien (subject only to Permitted Liens) on such Aircraft or Engine or the Grantor has a first priority perfected Lien (subject only to Permitted Liens) on such Aircraft or Engine which Lien has been assigned to the Agent, and (E) the requirements of Section 8.17(b) of the Credit Agreement have been satisfied;

                            (iv) install or permit the installation of an Engine
                  on an aircraft owned by such Grantor or in which such Grantor has a Lien pursuant to Carrier Loan Documents, as the case may be, free and clear of all Liens except Permitted Liens and the rights of air carriers under normal interchange and pooling agreements permitted by Section 8(m);

                            (v) install or permit the installation of an Engine
                  on an aircraft owned or leased by an Applicable Carrier and subject to a third party's security interest, but only if (A) such airframe is free and clear of all Liens except the third party's security interest and Permitted Liens, and (B) such Applicable Carrier and the Agent shall have received from such third party a written agreement (which written agreement may be within a lease or security agreement between the Applicable Carrier and such third party so long as the Agent has enforceable third party beneficiary rights) whereby such third party expressly agrees that neither it nor its successors or assigns shall acquire or claim any right, title, or interest in such Engine being installed on such airframe at any time while such Engine is subject to this Security Agreement or the other Loan Documents;

                            (vi) lease or sell Aircraft or Engines to an
                  Applicable Carrier pursuant to a Lease or Carrier Loan Documents; provided, that in connection with any such Lease or Carrier Loan Documents, all necessary action shall be taken which is required to create, preserve and protect the Agent's first priority perfected security interest (subject to Permitted Liens) in and to such Aircraft or Engine and the related Lease or Carrier Loan Documents and the Agent shall have received an opinion of counsel (in form and substance satisfactory to the Agent) to such effect and to such further effect as the Agent may reasonably request;

                  None of the permitted relinquishments of possession set forth in Section 8(h)(i) through Section 8(h)(vi) above shall affect the registration (except to the extent permitted by Section 8(p))of such Aircraft or Engine or in any way discharge or diminish any of the Grantor's obligations to the Secured Parties hereunder or under any other Loan Document or constitute a waiver of the Secured Parties' right or remedies hereunder or thereunder. In the event that a Grantor or an Applicable Carrier shall have received from a third party



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         referenced in Section 8(i)(v) a written agreement complying with clause
         (B) of such section, the Agent hereby agrees for the benefit of such third party that the Agent shall not acquire or claim, as against such third party, title or interest in such airframe (other than an Aircraft) as the result of such Engine being installed on such airframe at any time while such airframe is subject to the third party's security interest.

                  (i) RECORDS AND REPORTS. Each Grantor shall maintain or cause to be maintained accurate and complete records, logs, manuals and all other materials required by the FAA or any Applicable Foreign Jurisdiction to be maintained in respect of each Aircraft and Engine. Each Grantor shall promptly furnish or cause to be furnished to the Agent such information as may be required to enable the Agent to file any reports required to be filed by the Agent with the FAA or any Applicable Foreign Jurisdiction because of the Agent's interest in any Aircraft or Engine and upon the occurrence of an Event of Default (upon the Agent's request) shall deliver to the Agent the originals of all such documents in possession of such Grantor and copies of all such documents relating to Aircraft and Engines leased or sold to third parties.

                  (j) MAINTENANCE. Each Grantor will keep or will cause to be kept each Aircraft and Engine in good repair and condition and airworthy in all respects and will perform all checks and overhauls required by the FAA or Applicable Foreign Aviation Law or the applicable maintenance program, and without limiting the generality of the foregoing, each Grantor shall or shall cause each Aircraft and
         Engine:

                            (i) subject to the right to contest set forth in
                  Section 4(h) hereof, to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested in accordance with the standard practices for similar equipment (including, without limitation, to the extent required by law, by the FAA, by the Applicable Foreign Aviation Law or by the relevant insurance carriers), which practices shall at all times be at or above the standard of the industry for maintenance of similar equipment;

                            (ii) subject to clause (vi) in the definition of
                  Event of Loss, to be maintained, serviced, repaired, overhauled and tested, so as to keep such Aircraft or Engine in such condition as may be necessary to enable any airworthiness certification, license or registration of such Aircraft or Engine to be maintained in good standing at all times under the FAA Act, or the Applicable Foreign Aviation Law or any other requirement of law or as shall be required by any and all applicable airworthiness directives, operators letters, mandatory service bulletins and non-mandatory service bulletins which relate to airworthiness;

                            (iii) to be maintained in compliance with all
                  warranties or manufacturer's mandatory requirements.

                  (k) REPLACEMENT OF PARTS. Each Grantor shall promptly replace or cause to be replaced all Parts, which may from time to time become worn out, lost, stolen, destroyed,



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         seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, each Grantor may remove or may cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing of any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor will replace or will cause to be replaced such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof; provided, however, that each Grantor shall have the right to install or to cause to be installed temporary replacement Parts pending the completion of permanent repairs or installation of permanent replacement Parts, in which event the Grantor shall install or shall cause to be installed permanent replacement Parts to meet such requirements as soon as reasonably possible and in any event within ninety (90) days from the date of installation of such temporary replacement Parts. All Parts at any time removed from any Aircraft or Engine shall remain subject to the Lien created under this Security Agreement no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in such Aircraft or Engine and which meet the requirements of subsections (i) and (ii) below. Immediately upon any replacement Part becoming incorporated or installed in or attached to any Aircraft or Engine as provided above, without further act, (i) such replacement Part shall become subject to the Lien created under this Security Agreement and be deemed part of such Aircraft or Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft or Engine (and the Grantor shall make all filings or registrations necessary to perfect the Agent's Lien in such Part), and (ii) the replaced Part shall be released from the Lien of this Security Agreement and the replaced Part shall no longer be deemed a Part hereunder;

                  (l) POOLING OF PARTS. Any Part removed from an Aircraft or Engine as provided in Section 8(k) may be subjected to a normal pooling arrangement customarily entered into by the Applicable Carrier and entered into in the ordinary course of business of the Applicable Carrier, so long as a part replacing such removed Part shall be incorporated in such item as promptly as possible after the removal of such removed Part, provided that no such arrangement or permit requires or results in any change in registration of or transfer of title to any Aircraft or Engine. In addition, any replacement Part incorporated in an Aircraft or Engine in accordance with Section 8(k) may be owned by another Person subject to such a normal pooling arrangement, so long as the Grantor promptly, either (i) causes title to or a first priority Lien in such replacement Part to vest in such Grantor free and clear of all Liens except Permitted Liens, which replacement Part shall then be subject to the Lien created by this Security Agreement, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Aircraft or Engine from which it was removed a further replacement Part meeting the requirements of this Security Agreement and owned by such Grantor or in which such Grantor has first priority Lien free and clear of all Liens (other than Permitted Liens) and by causing such replacement Part to be subject to the Lien created by this Security Agreement as set forth in Section 8(k);

                  (m) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Each Grantor shall make or shall cause to be made such alterations and modifications in and additions to the Aircraft and Engines as may be required from time to time to meet the requirements of the FAA or the Applicable Foreign Jurisdiction (subject to contest rights in the applicable Lease or Carrier Loan Documents) and to maintain the certificate of airworthiness therefor. In addition, each Grantor may make or may cause to be made from time to time make such alterations and modifications in and additions to any Aircraft or Engine as such Grantor may deem desirable; provided that each such alteration, modification and addition is readily removable from such Aircraft or Engine or that such alteration, modification or addition shall not diminish the value, utility or condition of such Aircraft or Engine below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming the Aircraft or Engine was then of the value or utility and in the condition required to be maintained by the terms of this Security Agreement; and provided, further, that no such alteration, modification or addition shall cause the airworthiness certification or other license, registration or authorization of the Aircraft or Engine to cease to be in good standing under the FAA Act or the Applicable Foreign Aviation Law. All Parts added to any Aircraft or Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien created under this Security Agreement. Notwithstanding the foregoing sentence of this
         Section 8(m), so long as no event of default shall have occurred and be continuing under the applicable Lease or Carrier Loan Documents, the Grantor may remove or may cause to be removed any Part if (A) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in such Aircraft or Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part or such Part is obsolete or no longer useful in the Applicable Carrier's operation of the Aircraft or Engine, (B) such Part is not required to be incorporated or installed in or attached or added to such Aircraft or Engine pursuant to the terms of this Section 8, and
         (C) such Part can be removed from such Aircraft or Engine without causing any material damage thereto. Upon the removal of any Part as provided above, such Part shall be released from the Lien created under this Security Agreement.

                  (n) NAMEPLATE. Each Grantor shall place and maintain, or shall cause to be placed and maintained, a fireproof plate in a reasonably prominent position on the flightdeck or cockpit of each Aircraft and on each Engine stating:

                  THIS [AIRCRAFT][ENGINE] IS OWNED BY [name of Borrower or Applicable Carrier] AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF [NATIONSBANK, AS AGENT][Name of Borrower, WHICH HAS BEEN ASSIGNED TO NATIONSBANK, AS AGENT].

                  (o) POOLING OF ENGINES. Any Engine may be subjected to normal pooling arrangements customarily entered into by the Applicable Carrier and entered into in the ordinary course of business of the Applicable Carrier, so long as (i) no transfer of the registration of the Engine shall be effected in connection therewith and (ii) no such agreement or arrangement shall result in the transfer of title to the Engine, it being understood that a loss of title pursuant to such an arrangement shall be deemed to be an Event of Loss;

                  (p) RE-REGISTRATION. In connection with any re-registration of any Aircraft or Engine, (i) each Grantor shall have caused the Agent to have a (or shall have assigned to the Agent its own) valid first priority perfected security interest (subject only to Permitted Liens) in such Aircraft or Engine under the laws of the country of re-registration, (ii) the obligations of the Grantor under this Security Agreement (or a replacement mortgage and security agreement governed by the laws of the jurisdiction of re-registration) shall be valid, binding and enforceable (in each case subject to customary exceptions) in the country of re-registration, (iii) any import permits necessary to take such Aircraft or Engine into the country of re-registration shall be in full force and effect, (iv) all insurance required by Section 11 shall be in full force and effect prior to, at the time of and after such change in registration, (v) no Liens (other than Permitted Liens) shall arise by reason of such re-registration,
         (vi) it shall not be necessary for the Agent or the Lenders to qualify to do business in the jurisdiction of re-registration, (vii) the Agent shall have received an opinion of counsel, expert in the laws of the jurisdiction of re-registration, to the effect set forth in clauses
         (i), (ii), (v) and (vi) above, and (viii) each Grantor and such Aircraft or Engine shall remain in compliance with all requirements set forth in this Security Agreement and any other Loan Document, including without limitation the requirements of Section 8(d). Each Grantor shall pay all costs, expenses, fees and other charges incurred as a consequence of any re-registration of any Aircraft or Engine. The Agent and the Lenders shall cooperate with each Grantor and take all reasonable lawful action requested by such Grantor, at such Grantor's cost and expense, in connection with the re-registration of any Aircraft or Engine pursuant hereto. Notwithstanding the foregoing, Aircraft and Engines may only be re-registered in (i) the United States, (ii) the country in which the Applicable Carrier is organized, or (iii) subject to the limitations of subsection (f) of the definition of Eligible Aircraft, the country of another Eligible Carrier.

         35.      LEASES AND CARRIER LOAN DOCUMENTS.

                  (a) DELIVERY OF LEASES. Each Grantor shall promptly deliver to the Agent, for the benefit of the Secured Parties, the original chattel paper counterpart of any Lease entered into by any Grantor subsequent to the date hereof with respect to any Engine or Aircraft, executed by such Grantor, as lessor, and the lessee thereunder with all pertinent lease supplements, schedules and delivery receipts attached, together with an executed assignment of such lease in the form of Schedule C-1 hereto. If more than one original lease counterpart of a Lease shall have been executed, each counterpart of such Lease shall be consecutively numbered and Counterpart Number 1 shall be delivered to the Agent. Each counterpart of such Lease shall conspicuously bear a legend substantially as follows:

                           "A first priority security interest has been granted in the Chattel Paper of this document and the [engine] [aircraft] described herein in favor of NationsBank, National

                           Association, as Agent for certain Lenders, pursuant to a Security Agreement dated as of ____ ___, 19__. No security interest may be created herein through a filing in favor of any other party or through the transfer of possession of any counterpart hereof other than Counterpart Number l, which shall be identified and the counterpart containing the receipt therefor executed by the holder of such security interest on the signature page thereof."

                  With respect to any Lease executed prior to the date hereof, in lieu of the requirements specified in the preceding paragraph, each Grantor shall deliver the original of such Lease and any supplements, schedules and delivery receipts attached with a legend in the form specified in the preceding paragraph conspicuously affixed to the first page or cover page of each executed counterpart thereof in such Grantor's possession, and an assignment of such Lease (consented to by the lessee) in the form of Schedule C-1 hereto. In addition, each Grantor shall cause all notations or endorsements of prior Liens on or affixed to such Leases to be duly canceled.

                  (b) DELIVERY OF CARRIER LOAN DOCUMENTS. Each Grantor shall promptly deliver to the Agent, for the benefit of the Secured Parties, the original instruments constituting Carrier Loan Documents entered into by any Grantor subsequent to the date hereof with respect to a particular Engine or Aircraft, executed by such Grantor, as creditor and the Applicable Carrier or debtor thereunder with all pertinent supplements, schedules, exhibits, and delivery receipts attached, together with an executed assignment of such Carrier Loan Documents in the form of Schedule C-2 hereto. Only one original promissory note shall be executed in connection with any Carrier Loan Documents and such original promissory note shall be delivered to the Agent for the benefit of the Secured Parties.

                  With respect to any Carrier Loan Documents executed prior to the date hereof, in lieu of the requirements specified in the preceding paragraph, each Grantor shall deliver the original of such Carrier Loan Documents and any supplements, schedules and delivery receipts attached, and an assignment of such Carrier Loan Documents (consented to by the debtor) in the form of Schedule C-2 hereto. In addition, each Grantor shall cause all notations or endorsements of prior Liens on or relating to such Carrier Loan Documents to be duly canceled.

                  (c) AIRCRAFT REGISTERED IN THE UNITED STATES; ENGINES THE LIENS ON WHICH ARE RECORDED IN THE UNITED STATES . With respect to Aircraft which are registered in the United States under the FAA Act, and Engines the Liens on which are recorded in the United States under the FAA Act, the Leases, Carrier Loan Documents, Assignments of Lease and Assignments of Carrier Loan Documents shall (to the extent required under applicable law) be in a form recordable under the FAA Act, and original counterparts thereof shall be delivered to FAA Counsel for filing with the FAA in accordance with the FAA Act, and FAA Counsel shall issue an opinion as required under Section 2 hereof.

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                  (d) FOREIGN REGISTERED AIRCRAFT AND ENGINES. With respect to
         Aircraft and Engines which are registered in Applicable Foreign Jurisdictions, the Leases, Carrier Loan Documents, Assignments of Lease and Assignments of Carrier Loan Documents shall be in a form recordable under Applicable Foreign Aviation Law, and original counterparts thereof shall (to the extent required under applicable law) be delivered to counsel approved by the Agent to be sufficiently skilled under Applicable Foreign Aviation Law, for filing in the appropriate locations and in accordance with Applicable Foreign Aviation Law, and such local aviation counsel shall issue an opinion as required under
         Section 2 hereof.

         36. LEASES AND CARRIER LOAN DOCUMENTS WARRANTIES, REPRESENTATIONS AND COVENANTS. Each Grantor warrants, represents and covenants with the Agent that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to any Lease or Carrier Loan Document and that from and after the date of this Security Agreement until the termination hereof in accordance with Section 29 hereof;

                  (a) ENFORCEMENT. Without limiting the generality of Section 4(k) hereof, each Grantor jointly and severally agrees to diligently perform all obligations on its part to be performed under each Lease and all Carrier Loan Documents and to take actions to enforce such Lease or Carrier Loan Documents in accordance with Section 7.21(b) of the Credit Agreement. Each Grantor shall promptly notify the Agent if any lessee or party to a Carrier Loan Document shall fail or be delinquent to any extent in the performance thereof or there shall occur any default under any Lease or Carrier Loan Document.

                  (b) NO WAIVER OF RIGHTS OR MODIFICATIONS. Without the Agent's prior written consent, no Grantor will (i) grant any consent to a lessee under a Lease or to a party to any of the Carrier Loan Documents, (ii) agree to any material modification or amendment of a Lease or any Carrier Loan Document, (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Lease, or any Carrier Loan Document, or (iv) waive or fail to exercise promptly and diligently any material right under any Lease or Carrier Loan Document (other than any right of termination), unless (x) such Grantor provides the Agent with written notice prior to such waiver, consent, modification or amendment, (y) immediately after giving effect to such waiver, failure to act, consent, modification, or amendment such Lease or Carrier Loan Document remains an Eligible Lease or Eligible Carrier Loan Document, and (z) no Default or Event of Default occurs under any Loan Document as a result of such waiver, failure to act, consent, modification or waiver.

                  (c) RIGHTS OF INSPECTION. Without limitation of Section 4(a), the Secured Parties shall have the same rights of inspection that each Grantor is granted under the Leases or Carrier Loan Documents.

                  (d) GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Leases and Carrier Loan



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         Documents to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Lease or Carrier Loan Document. No Secured Party shall have an obligation or liability under any Account (or any agreement giving rise thereto) or under any Lease or any Carrier Loan Document by reason of or arising out of this Security Agreement, any Assignment of Lease, or any Assignment of Carrier Loan Documents or the receipt by the Agent or any Secured Party of any payment relating to such Account, Lease, or Carrier Loan Document pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Lease or Carrier Loan Document, to make any payment or to make any inquiry as to the nature or the sufficiency of any performance by any such party under any Account (or any agreement giving rise thereto) or under any Lease or Carrier Loan Document;

                  (e) NO CONSENTS. No consent of any party (other than the Grantors) to any Lease or Carrier Loan Document is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement (other than consent which has been obtained). Each Lease and Carrier Loan Document is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Leases or Carrier Loan Documents by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such agreement to any material adverse limitation, either specific or general in nature. On the date of each Advance, no Grantor nor (to any of the Grantor's best knowledge) any other party to any Lease or Carrier Loan Document is in default or is reasonably likely to become in default in the performance or observance of any of the material terms thereof. Each Grantor has fully performed all of its material obligations under each Lease and Carrier Loan Document to which it is a party. The right, title and interest of each Grantor in, to and under each Lease and Carrier Loan Document is not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Lease or Carrier Loan Document as collateral, nor have any of the foregoing been asserted or alleged against any of the Grantors as to any Lease or any Carrier Loan Document;

                  (f) MINIMUM STANDARDS. The Leases and Carrier Loan Documents shall contain provisions at least as restrictive as those set forth in this Security Agreement with respect to insurance, maintenance, registration, possession and use, record and reporting, inspection, alteration, replacement, pooling conditions, airworthiness certification, registration and regulatory requirements.



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         37.      INSURANCE REQUIRED.

                  (a) TYPE OF INSURANCE REQUIRED. Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

                            (i) public liability insurance with respect to
                  Aircraft and Engines (including, without limitation of the foregoing, passenger legal liability insurance), property damage and bodily injury insurance and cargo liability insurance, including, without limiting the generality of the foregoing, coverage for aircraft liability, aircraft passenger liability, aircraft property damage liability, contractual liability (and to the extent such risk and perils are required to be insured pursuant to the Credit Agreement or Section 11(a)(ii), war risk and allied perils) and any other type of insurance required under the applicable laws and regulations of the United States or the Applicable Foreign Jurisdiction, all in the types and amounts which are usually carried by prudent Persons owning or operating similar aircraft and engines in similar situations and which covers risks of the kind customarily insured against by such Persons, but in any event in an amount not less than (A) $200,000,000 combined single limit in the case of a narrow-bodied Aircraft and (B) $400,000,000 combined single limit in the case of a wide-bodied Aircraft for any one occurrence (with deductibles not greater than $750,000 per occurrence); provided, however, that the amount of cargo insurance may be less than the amounts set forth in Sections 11(a)(i)(A) and (B) above so long as the amount of cargo liability insurance maintained with respect to Aircraft is at least equal to the amount of cargo liability insurance maintained by prudent air carriers operating the same or similar type of aircraft and; provided, further, that during any period that an Aircraft or Engine is on the ground and not in operation, (x) the amount of insurance may be less than the amounts set forth in Sections 11(a)(i)(A) and (B) above so long as the amount of insurance maintained with respect to grounded Aircraft and Engines is at least equal to the amount of insurance maintained by prudent air carriers with respect to grounded aircraft and engines of the same or similar type, and (y) the scope of risks covered and types of insurance may be less than the requirements set forth in Section 11(a)(i) so long as they are at least equal to those maintained by prudent air carriers with respect to grounded aircraft and engines of the same or similar type.

                           (ii) all-risk aircraft ground and flight hull
                  insurance covering all Aircraft and Engines, including all-risk coverage with respect to any Engine or Part while not installed on an Aircraft. All such insurance shall be of the type usually carried by prudent Persons operating the same or similar type of aircraft and engines. Each Grantor shall additionally maintain in effect at all times, at its own expense, war risk, allied perils and hijacking (air piracy) insurance (A) (in the case of an Aircraft or Engine subject to a Lease or Carrier Loan Documents with a Rated Carrier) to the extent such Rated Carrier maintains such insurance on other aircraft or engines in its



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                  fleet that are operated on the same or similar routes by such
                  Rated Carrier and (B) (in the case of an Aircraft or Engine subject to a Lease or Carrier Loan Documents with an Eligible Carrier that is not a Rated Carrier) to the extent the Aircraft or Engine is operated (1) on routes where the custom is for international air carriers flying comparable routes to carry such insurance, or (2) in any area designated by an insurance company providing the coverage described herein as a war zone, recognized area of hostilities, or an area threatened with war or hostilities. Each Grantor shall additionally maintain in effect at all times, at its own expense, governmental confiscation (except by the government of registry), nationalization, expropriation and restraint insurance (X) (in the case of an Aircraft or Engine subject to a Lease or Carrier Loan Documents with a Rated Carrier) to the extent such Rated Carrier maintains such insurance on other aircraft or engines in its fleet that are operated on the same or similar routes by such Rated Carrier and (Y) (in the case of an Aircraft or Engine subject to a Lease or Carrier Loan Documents with an Eligible Carrier that is not a Rated Carrier) to the extent the Aircraft or Engine is operated (1) on routes over or through Qualified Countries or routes where the custom is for international air carriers flying comparable routes to carry such insurance or (2) in any area designated by an insurance company providing the coverage described herein as a war zone, recognized area of hostilities, or an area threatened with war or hostilities.

         Any insurance required under Section 11(a)(ii) with respect to an Aircraft or Engine shall at all times while any Obligation is outstanding be for an "agreed upon value" of not less than one hundred ten percent (110%) of the Loan Value (subject to a deductible of not more than $750,000 per occurrence). With respect to war and allied risks, peril and hijacking insurance, and with respect to any governmental confiscation, nationalization, expropriation or restraint insurance in place with respect to an Aircraft or Engine, the Agent may demand that such coverage be increased from time to time to the extent that the aggregate limit under any policy is reduced or exhausted by virtue of claims made under such policies providing coverage.

                  (b) POLICY PROVISIONS REQUIRED. Each insurance policy obtained in satisfaction of the requirements of Section 11 hereof:

                            (i) shall be issued by such insurer (or insurers) as
                  shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

                            (ii) shall be in such form and have such provisions
                  (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

                            (iii) shall prohibit cancellation or substantial
                  modification, termination or lapse in coverage by the insurer without prior written notice to the Agent of at least



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                  30 days (or with respect to war risk and allied perils
                  coverage, 7 days or such other period as may be customary in the industry);

                            (iv) without limiting the generality of the
                  foregoing, all insurance policies where applicable under (A)
                  Section 11(a)(ii) carried on the Collateral shall name the Agent, for the benefit of itself and the Lenders, as loss payee and (B) Section 11(a)(i) shall name the Agent, for the benefit of the Secured Parties, as additional assureds thereunder in respect of any claim for payment;

                            (v) shall contain such other customary provisions
                  and endorsements as the Agent may reasonably require (including, without limitation, a standard 50/50 claims funding agreement between the all-risk and war coverages in the event of a dispute as to which coverage is applicable);

                            (vi) shall provide that in respect of the interests
                  of the Agent under such insurance policies, such insurance shall not be invalidated by any action or inaction of the Applicable Borrower or Applicable Carrier or any other Person and shall insure such interests of the Agent regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Applicable Borrower or Applicable Carrier or any other Person;

                            (vii) shall be primary without right of contribution
                  from any other insurance which is carried by the Agent or any Lender with respect to its interest in any Aircraft or Engine;

                            (viii) shall provide the coverage required under
                  this Section 11 at all times and whether or not the Aircraft and Engines are in the possession and control of the Grantor, an Applicable Carrier or any third party;

                            (ix) shall provide that all of the provisions
                  thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive any rights of subrogation of the insurers against the Agent or any Lender; and

                            (x) shall waive any right of the insurers to setoff,
                  recoupment, counterclaim or any other deduction in respect of any liability of the Agent or any Lender;

                  (c) SELF-INSURANCE. Notwithstanding any other provision of this Section 11, each Grantor may permit a Rated Carrier to self-insure the risks required to be insured by this Section 11 under a program applicable to all aircraft or engines (whether or not an Aircraft or Engine) in such Rated Carrier's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11(a) exceed for any calendar year, with respect to all of the aircraft or engines (whether or not an Aircraft or Engine) in such Rated Carrier's fleet, the


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         lesser of (i) 50% of the highest replacement value of any single aircraft in such Rated Carrier's fleet or (ii) 1.5% of the average aggregate insurable value (during the preceding calendar year) of all aircraft and engines (including the Aircraft and Engines) on which such Rated Carrier carries insurance. In no case shall such Grantor permit the Rated Carrier to discriminate as between insurance coverage on the Aircraft and Engines and insurance which such Rated Carrier maintains with respect to similar aircraft and engines owned or operated by such Rated Carrier operating on similar routes in similar locations if such discrimination would result in less insurance coverage on the Aircraft and Engines than such Rated Carrier maintains with respect to similar aircraft and engines owned or operated by such Rated Carrier operating on similar routes in similar locations.

                  (d) REINSURANCE. To the extent that any Applicable Foreign Jurisdiction requires that coverage be placed with a carrier in such Applicable Foreign Jurisdiction that does not satisfy the requirements of Section 11(b)(i), each Grantor shall maintain or cause to be maintained with respect to the coverages required herein reinsurance with insurers of internationally recognized financial responsibility that do satisfy the requirements of Section 11(b)(i) in the full coverage amounts required herein less the minimum coverage required by law to be maintained in such Applicable Foreign Jurisdiction.

                  (e) INSURANCE CERTIFICATES REQUIRED. Each Grantor agrees to furnish the Agent on or before the date of any Advance, an insurance certificate signed by an independent insurance broker reasonably acceptable to the Agent describing in reasonable detail the insurance carried on the related Aircraft and Engine and certifying that such insurance complies with the terms hereof and that such insurance adequately protects the interests of the Agent. Prior to expiration of any such policy, such Grantor shall furnish the Agent with the same evidence required to be delivered on or prior to the date of any Advance and otherwise satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

                  (f) POWER OF ATTORNEY. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

                  (g) AGENT MAY ACT. In the event such Grantor (i) shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or (ii) shall fail to keep any of its Collateral in good repair and good operating condition subject to ordinary wear and tear (and in the case of an Aircraft or Engine subject to a Lease or Carrier Loan Document, such failure to maintain in good repair amounts to a default under such Lease or Carrier Loan Document), then the Agent may (but shall be under no obligation to), without waiving or



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         releasing any Secured Obligation or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral.

                  (h) PAYMENT FOR UNINSURED LOSS. Each Grantor agrees that to the extent that it shall not carry insurance required by Section 11(a) hereof, it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Secured Parties, for application in accordance with the provisions of Section 11(h) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Secured Parties, under the provisions of Section 11(h) hereof had such insurance been carried to the extent required.

                  (i) APPLICATION OF INSURANCE PROCEEDS. The Net Proceeds of the insurance carried pursuant to the provisions of Sections 11(a)(i) and 11(a)(ii) hereof shall be applied by such Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                  (j) NET PROCEEDS. "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

                  (k) NOTICE OF LOSS. In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. Each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

                  (l) LENDER INSURANCE. Nothing herein shall prevent any Secured Party from maintaining additional insurance at its own expense; provided that the maintenance of such insurance shall not prejudice the Grantor's or any Applicable Carrier's ability to obtain, or recover under, the insurance required under this Section 11 or materially increase the costs thereof.

         38. EVENTS OF LOSS; GOVERNMENTAL AUTHORITIES. Upon the occurrence of an Event of Loss, the provisions of this Section 12 shall apply, govern and control.

                  (a) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to one or more Engines (but not an Aircraft), the Grantor shall within three Business Days of the Grantor's actual knowledge of such occurrence) give the Agent written notice of such Event of Loss and shall comply with the terms of Section 12(a)(i).


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                            (i) REPLACEMENT OF ENGINES. As promptly as
                  practicable, and in any event on or before the Business Day next preceding the 60th day following the date of occurrence of such Event of Loss, the Grantor shall either (i) repay all Obligations related to such Engine, or (ii) subject or cause to be subjected to this Security Agreement in replacement thereof, a replacement Engine which shall qualify as an Eligible Engine and be free and clear of all Liens (other than Permitted Liens) and which shall be of like kind and equivalent value to, and which shall be in as good operating condition as, the Engine so replaced (for such purpose, it shall be assumed that such Engine was in the condition and repair required by the terms hereof) and, following such replacement, the replaced Engine shall be released from the Lien created by this Security Agreement. If the Grantor shall not perform its obligation to effect such replacement hereunder during the period of time provided herein, such failure shall be an Event of Default (subject to Section 9.6 of the Credit Agreement).

                            (ii) PAYMENT OF PRINCIPAL AND INTEREST AFTER EVENT
                  OF LOSS. No Event of Loss shall limit the obligation of the Grantor to pay and perform the Secured Obligations.

                            (iii) CONDITIONS TO REPLACEMENT OF AN ENGINE. In
                  addition to the requirements contained in Section 12(a)(i), the Grantor's obligation to replace an Engine as set forth in
                  Section 12(a)(i) shall include the obligation of the Grantor to promptly, (all writings referred to below to be reasonably satisfactory in form and substance to the Agent):

                                    (A) furnish the Agent with such evidence of
                           title as the Agent may reasonably request (including, without limitation, appropriate bills of sale);

                                    (B) cause a Security Agreement Supplement
                           subjecting the replacement Engine to this Security Agreement to be duly executed by an Authorized Representative, and, upon such execution, to be filed for recordation with the FAA pursuant to the FAA Act or with the Applicable Foreign Jurisdiction under the Applicable Foreign Aviation Law;

                                    (C) furnish the Agent with such evidence of
                           compliance with the insurance provisions of Section 11 with respect to the replacement Engine, as may be reasonably requested, including, without limitation, insurance certificates confirming such compliance;

                                    (D) furnish the Agent with appropriate UCC
                           financing statements in favor of the Agent with respect to such replacement Engine, and cause such financing statements to be filed in all appropriate filing offices;

                                    (E) furnish the Agent with an opinion of
                           counsel reasonably satisfactory to the Agent, to the effect that good and marketable title to the



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                           replacement Engine has been duly vested in the
                           Grantor or that a first priority Lien has been perfected in the Grantor's name free and clear of all Liens (other than Permitted Liens) and with respect to the effectiveness and priority of the interests which this Security Agreement purports to create and to such further effect as the Agent may reasonably request;

                                    (F) furnish the Agent with (i) in the case
                           of an Engine that is separately financed, an appraisal from a Qualified Appraiser and (ii) in the case of an Engine which is part of an Aircraft, a certificate from a qualified aircraft engineer (which may be an employee of the Applicable Carrier), in either case, certifying that the replacement Engine is of like kind and equivalent value to the Engine so replaced (assuming the Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss);

                                    (G) furnish the Agent with an Officer's
                           Certificate stating (I) the model numbers of the replacement Engine, and the name of the manufacturer thereof, (II) that the replacement Engine is in good operating condition and repair, is of a type substantially similar to the Engine subject to such Event of Loss (which engine shall in any event be compatible with the other Engines or engines installed on the airframe) and meets the requirements of this Section 12(a)(iii), (III) that all conditions precedent provided for in Section 12(a)(i) and this
                           Section 12(a)(iii) relating to such substitution have been complied with, (IV) that immediately prior to the subjection of such replacement Engine to the Lien created by this Security Agreement it was free and clear of all Liens other than Permitted Liens and that the Lien created by this Security Agreement thereon will constitute a valid and perfected first priority Lien, free and clear of all other Liens, other than Permitted Liens and (V) that all necessary approvals, authorizations, consents, licenses, certificates and orders of the United States or any agency or instrumentality thereof and of any Applicable Foreign Jurisdiction or any other Governmental Authority or instrumentality having jurisdiction have been duly obtained, and such approvals, authorizations, consents, licenses, certificates or orders are in full force and effect and constitute sufficient authorization therefor; and

                                    (H) furnish such other certificates or
                           documents related to Engines required under Section
                           5.1 of the Credit Agreement.

                  (b) EVENT OF LOSS WITH RESPECT TO AN AIRCRAFT. Upon the occurrence of an Event of Loss with respect to an Aircraft, the Grantor shall give the Agent prompt written notice (and in any event within 3 Business Days of the Grantor's actual knowledge of such occurrence) thereof and shall, on or before the Business Day which is the earliest of (i) the sixtieth (60th) day following the date of the occurrence of such Event of Loss, or (ii) the next Business Day following the receipt of insurance proceeds with respect to such occurrence or



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         (iii) the maturity of any Note, pay to the Agent the Loss Value of such
         Aircraft. In the event of payment in full by the Grantor of the Loss Value and all other amounts then due and payable hereunder, the Aircraft or Engine having suffered the Event of Loss shall be released from this Agreement and the Agent shall execute and deliver such instruments as may be reasonably required to evidence such release.

                  (c) REPLACEMENT OF ENGINES. If insurance proceeds are received with respect to the Engine that has been or is being replaced (and which by the terms of this Section 12 may be replaced) by the Grantor pursuant to Section 12(a), such insurance proceeds shall be paid over to, or retained by, the Agent, and at the time of such replacement in accordance with Section 12.5(a) so much of such insurance proceeds remaining after reimbursement of the Agent for costs and expenses (and the Agent is hereby authorized to so apply such insurance proceeds to such reimbursement) shall be paid over to the Grantor and as provided for in Section 11.

                  (d) USE OF AIRCRAFT NOT CONSTITUTING AN EVENT OF LOSS. If payments are received with respect to a requisition for use by any Governmental Authority which does not constitute an Event of Loss under clause (vii) of the definition thereof, such payments may be retained by the Grantor.

                  (e) DEFAULT. Notwithstanding the foregoing provisions of this
         Section 12, any payments received at any time by the Agent from any Governmental Authority or other Person, whether or not with respect to an Event of Loss, which are payable to the Grantor, shall not be paid to the Grantor if at the time of such payment an Event of Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Agent as security for the Secured Obligations of the Grantor hereunder and under the other Loan Documents and applied by the Agent toward the payment of such Secured Obligations as provided for in Section 9.5 of the Credit Agreement.

         39. REMEDIES UPON EVENT OF DEFAULT. Upon and after an Event of Default, the Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or in any of the other Loan Documents or now or hereafter existing at law or in equity or by statute, or otherwise, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

                  (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive;

                  (b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;



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                  (c) The right to (i) enter upon the premises of a Grantor
         through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice and opportunity for a hearing on the validity of the Agent's claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, and (ii) require such Grantor to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

                  (d) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise;
         (iii) exercise all of a Grantor's rights and remedies with respect to the collection of the Accounts, General Intangibles, Leases and Contract Rights; (iv) settle, adjust, compromise, extend or renew the Accounts, General Intangibles, Leases, and Contract Rights; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts, General Intangibles, Leases and Contract Rights upon such terms, for such amounts and at such time or times as the Agent deems advisable; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 3 above; (ix) prepare, file and sign a Grantor's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign a Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral;
         (xii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (xiii) to open such Grantor's mail and collect any and all amounts due to such Grantor from Persons obligated on any Accounts ("Account Debtors"); (xiv) to take over such Grantor's post office boxes or make other arrangements as the Agent, on behalf of the Lenders, deems necessary to receive such Grantor's mail, including notifying the post office authorities to change the address for delivery of such Grantor's mail to such address as the Agent, on behalf of the Secured Parties, may designate; and (xv) to notify any or all Account Debtors that the Accounts have been assigned to the Agent for the benefit of the Secured Parties and that the Agent has a security interest therein for the benefit of the Secured Parties (provided that the Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Agent's sole discretion, may be sent on such Grantor's stationery, in which event such Grantor shall co-sign such notice with the Agent; and
         (xvi) do all acts and things and execute all documents necessary, in Agent's sole discretion, to collect the Accounts, Leases, Contract Rights and General Intangibles; and

                  (e) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk,

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         for cash or on credit, with or without representations and warranties, all as the Agent, in its sole discretion, may deem advisable. The Agent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the Agent's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Agent shall deem appropriate, but the Agent shall have the right to sell or dispose of the Collateral without such repairs, maintenance, preparation or processing and no Grantor shall have any claim against the Agent for the value that may have been added to such Collateral with such repair, maintenance, preparation or processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 9.5 of the Credit Agreement. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). Each Grantor shall be liable to the Agent, for the benefit of the Secured Parties, and shall pay to the Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

                  (f) Each Grantor recognizes that the Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions

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         contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Agent has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

         40. ANTI-MARSHALLING PROVISIONS. The right is hereby given by each Grantor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release such Grantor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section 9.5 of the Credit Agreement. Each Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         41. INDEMNITY AND EXPENSES.

                  (a) Without limiting the generality of Section 11.9 of the Credit Agreement, each Grantor agrees to indemnify the Agent and each Secured Party, from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement that are incurred by the Agent or any Secured Party (including without limitation enforcement of this Security Agreement), except claims, losses or liabilities directly resulting from the gross negligence or willful misconduct of such Person seeking indemnification hereunder.

                  (b) Each Grantor will upon demand pay to the Agent, for the benefit of the Secured Parties, the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent, for the benefit of the Lenders, may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

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         42. APPOINTMENT OF AGENT AS GRANTOR'S LAWFUL ATTORNEY. Without
limitation of any other provision of this Security Agreement, each Grantor irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent), for the benefit of the Secured Parties, as the Grantor's true and lawful attorney (and agent-in-fact) at all times on and after the occurrence and during the continuation of an Event of Default, to take all actions and to do all things required to be taken or done by the Grantor under this Security Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) to endorse such Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Agent's possession or Agent's control, and deposit the same to the account of the Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

                  (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

                  (e) to execute, in connection with the sale provided for in
         Section 12, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

All acts of the Agent or its designee taken pursuant to this Section 16 are hereby ratified and confirmed by each Grantor and the Agent or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by such Grantor until this Agreement has been terminated in accordance with Section 29 hereof.

         43. WAIVERS. In addition to the other waivers contained herein, each Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Agent unless expressly required by this Agreement or any other Loan Document.

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         44. TRADE NAMES. Each Grantor represents that the only trade name(s) or style(s) used by such Grantor are as set forth on Schedule E, next to the name of such Grantor.

         45. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties in the Collateral granted hereunder, and each of the Secured Obligations, shall be absolute and unconditional irrespective of:

                  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to any Borrower in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

                  (b) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any non-perfection of any such collateral, or any consent to departure from any such guaranty;

                  (c) any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

                  (d) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of any Borrower or any Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

                  (e) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of any Borrower, any Grantor or any guarantor, or of any collateral for the Secured Obligations (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Grantor; or

                  (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, any Borrower, any Grantor or any guarantor.

         The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of any Borrower or any Grantor or otherwise, all as though such payment had not been made.

         46. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         47. ENTIRE AGREEMENT. This Security Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         48. FURTHER ASSURANCES. Each Grantor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Each Grantor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such issuers or obligors.

         49. BINDING AGREEMENT; ASSIGNMENT. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Security Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

         50. SWAP AGREEMENTS. All obligations of any Borrower to any Lender or affiliate of a Lender under Swap Agreements shall be deemed to be Secured Obligations secured hereby (in each case unless otherwise agreed in writing by such Lender or affiliate of a Lender), and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         51. SEVERABILITY. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         52. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon the successors and assigns of each Grantor, and the right, remedies, powers, and privileges of the Agent hereunder shall inure to the benefit of the successors and assigns of the Agent; provided, however, that no Grantor shall make any assignment hereof without the prior written consent of the Agent.

         53. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         54. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrowers pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Grantor's assignment of the Collateral pursuant to the terms hereof. No delay or omission of the Agent to exercise any of its rights, remedies or powers hereunder or under the Loan Documents shall impair any such right, remedy or power or shall be construed to be a waiver thereof; and every right, power and remedy given by this Security Agreement or any Loan Document to the Agent, may be exercised from time to time and as often as may be deemed expedient.

         55. TERMINATION. This Security Agreement and all obligations of each Grantor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby; provided that the obligation of any particular Grantor hereunder shall terminate, and the Liens and rights granted to the Agent with respect to Collateral owned by such Grantor shall be released, in accordance with Section
2.14 of the Credit Agreement. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Grantors, reassign and redeliver to each applicable Grantor such Collateral then held by or for the Agent and execute and deliver to such Grantor such documents as such Grantor shall reasonably request and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

         56. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to any Grantor, at such Grantor's address indicated in Section
11.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

         57. GOVERNING LAW; VENUE; WAIVER OF TRIAL BY JURY.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA
         APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
         IN SUCH STATE.

                  (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH GRANTOR PROVIDED BY SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (e) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE EACH GRANTOR OR ANY OF SUCH GRANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH

         COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GRANTOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         58. DISCLAIMER. EACH OF THE GRANTORS UNCONDITIONALLY AGREES THAT NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND HAS BEEN MADE OR IS GIVEN BY ANY SECURED PARTY OR ITS DIRECTORS, EMPLOYEES, SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, CONDITION, DESIGN, MERCHANTABILITY OR FITNESS FOR USE OR OPERATION OF ANY AIRCRAFT OR ENGINE, AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY DISCLAIMED.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed or caused this Security Agreement to be executed on the day and year first written above.


                                     ______________, not in its
                                     individual capacity except
                                     as expressly stated in the
                                     Credit Agreement, but
                                     solely as Trustee under
                                     Trust Agreement (_______)

WITNESS:
                                     By:________________________________________
_____________________                Name:______________________________________
                                     Title:_____________________________________
_____________________



                                     AIRCRAFT _______, INC., as Beneficial Owner


WITNESS:
                                     By:________________________________________
_____________________                Name:______________________________________
                                     Title:_____________________________________
_____________________






                              Signature Page 1 of 2

                                             NATIONSBANK, NATIONAL ASSOCIATION,
                                             as Agent

WITNESS:
                                             By:________________________________
_____________________                        Name:______________________________
                                             Title: ____________________________
_____________________





                              Signature Page 2 of 2

                                   SCHEDULE A

                                   [Reserved]

                                   SCHEDULE B

               Jurisdictions for Filing UCC-1 Financing Statements

                                  SCHEDULE C-1

                           Form of Assignment of Lease

                               ASSIGNMENT OF LEASE

         THIS ASSIGNMENT OF LEASE (this "Assignment"), dated as of ___________, ____, 19__ is made by and between _______________________ (the "Assignor") and
NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June ___, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., and certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are hereinafter referred to as a "Borrower" or collectively as the "Borrowers"), the Agent and the Lenders party thereto (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, the Assignor is either a Borrower or a direct, wholly-owned Subsidiary of a Borrower; and

         WHEREAS, the Assignor is a party to that certain Mortgage and Security Agreement dated as of _____ __, 19__ (as from time to time amended, revised, modified, supplemented or amended and restated, the "Security Agreement") between the Assignor and the Agent[, which Security Agreement was recorded with the Federal Aviation Administration (the "FAA") on ____ ___, 19__ and assigned FAA conveyance number ]; and

         WHEREAS, the Assignor is required under the terms of the Security Agreement and the Credit Agreement to assign to the Agent for the benefit of the Secured Parties (a) the [Engine][Aircraft] Lease Agreement which is attached to this Assignment as Exhibit A and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the "Assigned Lease") and (b) the Assignment of Lease executed by ____________ (the "Sublease Assignment") in the Assignor's favor (a copy of the Sublease Assignment is attached to this Assignment as Exhibit B) and any other assignment of lease executed in the Assignor's favor



                                      C-1-1
with respect to any further lease or sublease of the [Engine][Aircraft] or any other property which is the subject of the Assigned Lease; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Borrowers to cause the Assignor to grant to the Agent for the benefit of the Secured Parties a security interest in the Assigned Lease;

         NOW, THEREFORE, the Assignor hereby agrees as follows with the Agent for the benefit of the Secured Parties:

         1. The Assignor hereby bargains, sells, transfers and conveys to the Agent, for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, (a) a first priority security interest in and to the Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Assignor's rights as lessor thereunder including without limitation:
(i) all rights, if any, under Section 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any Manufacturer's Warranty, in each case payable with respect to the [Engine] [Aircraft] or other property which is the subject of the Assigned Lease; and
(iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with the Assigned Lease, and (b) the Sublease Assignment and any other assignment of lease executed in the Assignor's favor with respect to any further lease or sublease of the [Engine][Aircraft] or any other property which is the subject of the Assigned Lease.

         2. The Assigned Lease is attached hereto and is being filed for recordation with the Federal Aviation Administration of the United States or any Applicable Foreign Jurisdiction simultaneously herewith.

         3. The Assignor represents and warrants that:

                  (a) The Assigned Lease is an Eligible Lease;

                  (b) The Assigned Lease is in full force and effect;

                  (c) On the date of each Advance related to the [Aircraft] [Engine] subject to the Assigned Lease, there has occurred no event under the Assigned Lease which constitutes an event of default or, to the best knowledge of the Assignor a default, thereunder or which with the giving of notice or lapse of time or both would constitute an event of default thereunder;

                  (d) No rent or other sum payable under the Assigned Lease has been prepaid;


                                      C-1-2

                  (e) The Assigned Lease is the entire agreement of lease with respect to the [Engine] [Aircraft] and other property which are the subject thereof and the Assigned Lease has not been amended, supplemented, or modified nor has any provision thereof been waived by either party thereto (except as attached hereto);

                  (f) By this assignment, the Agent assumes none of the obligations of the lessor under the Assigned Lease and the lessor shall remain solely responsible for the performance of each and every term and provision of the Assigned Lease on its part to be performed; and

                  (g) The [Engine] [Aircraft] leased pursuant to the Assigned Lease is listed on a Security Agreement Supplement and the Agent has a duly perfected first priority security interest therein (subject to no other Liens except Permitted Liens); and

                  (h) Upon the occurrence and continuation of an Event of Default and in addition to any other rights and remedies provided in any of the Loan Documents or arising by operation of law, the Agent may send notice to the lessee under the Assigned Lease demanding that such lessee perform all obligations required to be performed thereunder including, but not limited to, the obligation to pay all rent and other sums which may thereafter become payable under the Assigned Lease, solely to and for the benefit of the Agent to the exclusion of the Assignor and any other party who may claim entitlement to the payment thereof.

         IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

                                              ASSIGNOR:



WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________


                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                              as Agent

WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________



                                      C-1-3

THE LESSEE ACKNOWLEDGES AND CONSENTS to the foregoing terms and provisions this ___ day of _____, 19___.


                                              [NAME OF LESSEE]


WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________



                                      C-1-4

                                    EXHIBIT A

                                 Assigned Lease





                                      C-1-5

                                    EXHIBIT B

                               Sublease Assignment




                                      C-1-6

                                  SCHEDULE C-2

                  Form of Assignment of Carrier Loan Documents

                      ASSIGNMENT OF CARRIER LOAN DOCUMENTS

         THIS ASSIGNMENT OF CARRIER LOAN DOCUMENTS (this "Assignment"), dated as of ___________, ____, 19__ is made by and between _______________ (the
"Assignor") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June ___, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., and certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are hereinafter referred to as a "Borrower" or collectively as the "Borrowers"), the Agent and the Lenders party thereto (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, the Assignor is either a Borrower or a direct, wholly-owned Subsidiary of a Borrower; and

         WHEREAS, the Assignor is a party to that certain Mortgage and Security Agreement dated as of____ ___, 19__ (as from time to time amended, revised, modified, supplemented or amended and restated, the "Security Agreement") between the Assignor and the Agent[, which Security Agreement was recorded with the Federal Aviation Administration (the "FAA") on ___ ___, ____ and assigned FAA conveyance number ]; and

         WHEREAS, the Assignor is required under the terms of the Security Agreement and the Credit Agreement to assign to the Agent for the benefit of the Secured Parties the Carrier Loan Documents which are attached to this Assignment as Exhibit A and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the "Assigned Carrier Loan Documents"); and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was



                                      C-2-1
the obligation of the Borrowers to cause the Assignor to grant to the Agent for the benefit of the Secured Parties a security interest in the Assigned Carrier Loan Documents;

         NOW, THEREFORE, the Assignor hereby agrees as follows with the Agent for the benefit of the Secured Parties:

         1. The Assignor hereby bargains, sells, transfers and conveys to the Agent, for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties, a first priority security interest in and to the Assigned Carrier Loan Documents, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Assignor's rights as lessor thereunder including without limitation: (i) all rights, if any, under Section 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any Manufacturer's Warranty, in each case payable with respect to the [Engine] [Aircraft] or other property which is the subject of the Assigned Carrier Loan Documents; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with the Assigned Carrier Loan Documents.

         2. The Assigned Carrier Loan Documents are attached hereto and are being filed for recordation with the Federal Aviation Administration of the United States and any Applicable Foreign Jurisdiction simultaneously herewith.

         3. The Assignor represents and warrants that:

                  (a) The Assigned Carrier Loan Documents are Eligible Carrier Loan Documents;

                  (b) The Assigned Carrier Loan Documents are in full force and effect;

                  (c) On the date of each Advance related to the [Aircraft] [Engine] subject to the Assigned Carrier Loan Documents, there has occurred no event under the Assigned Carrier Loan Documents which constitutes an event of default, or to the best knowledge of the Assignor a default, thereunder or which with the giving of notice or lapse of time or both would constitute an event of default thereunder;

                  (d) No principal, interest or other sum payable under the Assigned Carrier Loan Documents has been prepaid unless (i) such acceleration or prepayment occurred prior to the date of any Loan relating to the [Aircraft][Engine] and (ii) after giving effect to such acceleration or prepayment, the remaining outstanding principal amount under the Assigned Carrier Loan Documents is greater than the amount of the Loans under the Credit Agreement with respect to the [Aircraft][Engine];

                  (e) The Assigned Carrier Loan Documents are the entire agreement with respect to the financing of the [Engine] [Aircraft] and other property which are the subject thereof



                                      C-2-2
         and no Assigned Carrier Loan Document has been amended, supplemented, or modified nor has any provision thereof been waived by either party thereto (except as attached hereto);

                  (f) By this assignment, the Agent assumes none of the obligations of the Assignor under any Assigned Carrier Loan Document and the Assignor shall remain solely responsible for the performance of each and every term and provision of each Assigned Carrier Loan Document on its part to be performed; and

                  (g) The [Engine] [Aircraft] financed pursuant to the Assigned Carrier Loan Documents is listed on a Security Agreement Supplement and the Assignor has a duly perfected first priority security interest therein (subject to no other Liens except Permitted Liens) which security interest has been duly assigned to the Agent for the benefit of the Secured Parties; and

                  (h) Upon the occurrence and continuation of an Event of Default and in addition to any other rights and remedies provided in any of the Loan Documents or arising by operation of law, the Agent may send notice to the debtor under the Assigned Carrier Loan Documents demanding that such debtor perform all obligations required to be performed thereunder including, but not limited to, the obligation to pay all principal, interest, fees and other sums which may thereafter become payable under the Assigned Carrier Loan Documents, solely to and for the benefit of the Agent to the exclusion of the Assignor and any other party who may claim entitlement to the payment thereof.

         IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

                                              ASSIGNOR:



WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________


                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                              as Agent
WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________



                                      C-2-3

THE DEBTOR ACKNOWLEDGES AND CONSENTS to the foregoing terms and provisions this ___ day of _____, 19___.


                                              [NAME OF DEBTOR]


WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________



                                      C-2-4

                                    EXHIBIT A

                         Assigned Carrier Loan Documents




                                      C-2-5

                                  SCHEDULE C-3

               Form of Assignment of Lease to Applicable Borrower


                               ASSIGNMENT OF LEASE

     THIS ASSIGNMENT OF LEASE (this "Assignment"), dated as of ___________, ____, 19__ is made by and between _______________________ (the "Assignor") and
__________________________, [a ____________ corporation] [not in its individual capacity but solely as Trustee on behalf of the trust created by that certain Trust Agreement ______ dated _______ ___, _____ between First Security Bank, National Association and ___________] (the "Applicable Borrower"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).


                              W I T N E S S E T H:

         WHEREAS, the Applicable Borrower is a party to that certain Credit Agreement dated June 10, 1998 by and among NationsBank, National Association, a national banking association organized and existing under the laws of the United States, as agent (the "Agent"), each of the financial institutions party thereto (the "Lenders"), and First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June 9, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and certain UniCapital Special Purpose Corporations designated as Borrowing Affiliates thereunder (the Initial Borrower and such Borrowing Affiliates are hereinafter referred to as a "Borrower" or collectively as the "Borrowers"), (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, the Assignor is an Applicable Intermediary (as defined in the Credit Agreement); and

         WHEREAS, the Assignor is a party to that certain Guaranty Agreement dated as of ___________ ___, 19___ (as from time to time amended, revised, modified, supplemented or amended and restated, the "Guaranty Agreement") between the Assignor and the Agent, pursuant to which the Assignor has guaranteed the Borrowers' Obligations under the Credit Agreement; and

         WHEREAS, the Assignor is a party to that certain Mortgage and Security Agreement dated as of ________ ____, 19___ (as from time to time amended, revised, modified, supplemented or amended and restated, the "Security Agreement") between the Assignor and the Agent, pursuant to which the Assignor has granted to the Agent for the benefit of the Lenders a security interest in all of its personal property and assets; and



                                      C-3-1

         WHEREAS, the Assignor is required under the terms of the Security Agreement and the Credit Agreement to assign to the Applicable Borrower the [Engine][Aircraft] Lease Agreement which is attached to this Assignment as Exhibit A and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the "Assigned Lease"); and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Borrowers to cause the Assignor to grant to the Applicable Borrower a security interest in the Assigned Lease;

         NOW, THEREFORE, the Assignor hereby agrees as follows with the Applicable Borrower:

         1. The Assignor hereby bargains, sells, transfers and conveys to the Applicable Borrower, and grants to the Applicable Borrower, a first priority security interest in and to the Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Assignor's rights as lessee thereunder including without limitation: (i) all rights, if any, under Section 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any Manufacturer's Warranty, in each case payable with respect to the [Engine] [Aircraft] or other property which is the subject of the Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with the Assigned Lease.

         2. The Assigned Lease is attached hereto and is being filed for recordation with the Federal Aviation Administration of the United States or any Applicable Foreign Jurisdiction simultaneously herewith.

         3. The Assignor represents and warrants that:

                  (a) The Assigned Lease is an Eligible Lease;

                  (b) The Assigned Lease is in full force and effect;

                  (c) On the date of each Advance related to the [Aircraft] [Engine] subject to the Assigned Lease, there has occurred no event under the Assigned Lease which constitutes an event of default or, to the best knowledge of the Assignor a default, thereunder or which with the giving of notice or lapse of time or both would constitute an event of default thereunder;

                  (d) No rent or other sum payable under the Assigned Lease has been prepaid;

                  (e) The Assigned Lease is the entire agreement of lease with respect to the [Engine] [Aircraft] and other property which are the subject thereof and the Assigned Lease



                                      C-3-2
         has not been amended, supplemented, or modified nor has any provision thereof been waived by either party thereto (except as attached hereto);

                  (f) By this assignment, the Applicable Borrower assumes none of the obligations of the Assignor under the Assigned Lease and the Assignor shall remain solely responsible for the performance of each and every term and provision of the Assigned Lease on its part to be performed; and

                  (g) Upon the occurrence and continuation of an Event of Default and in addition to any other rights and remedies provided in any of the Loan Documents or arising by operation of law, the Applicable Borrower may send notice to the lessee under the Assigned Lease demanding that such lessee perform all obligations required to be performed thereunder including, but not limited to, the obligation to pay all rent and other sums which may thereafter become payable under the Assigned Lease, solely to and for the benefit of the Applicable Borrower to the exclusion of the Assignor and any other party who may claim entitlement to the payment thereof.

         IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

                                                   ASSIGNOR:



WITNESS:
                                                   By:__________________________
______________________                             Name:________________________
                                                   Title:_______________________
______________________


                                                   [NAME OF APPLICABLE BORROWER]

WITNESS:
                                                   By:__________________________
______________________                             Name:________________________
                                                   Title:_______________________
______________________



                                      C-3-3

THE LESSEE ACKNOWLEDGES AND CONSENTS to the foregoing terms and provisions this ___ day of _____, 19___.


                                                   [NAME OF LESSEE]


WITNESS:
                                                   By:__________________________
______________________                             Name:________________________
                                                   Title:_______________________
______________________



                                      C-3-4

                                    EXHIBIT A

                                 Assigned Lease





                                      C-3-5

                                   SCHEDULE D

                      Form of Security Agreement Supplement

               MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. ____


       THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. _________ (the "Supplement") dated ____________________ between ____________________ (the
"Grantor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June ___, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., and certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are hereinafter referred to as a "Borrower" or collectively as the "Borrowers"), the Agent and the Lenders party thereto (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, the Grantor is either a Borrower or a Guarantor; and

         WHEREAS, the Grantor and the Agent on behalf of the Secured Parties have heretofore entered into that certain Mortgage and Security Agreement dated as of ___ __, 19__, (as from time to time amended, revised, modified, supplemented or amended and restated, "Security Agreement")[, which Security Agreement was recorded with the Federal Aviation Administration (the "FAA") on ___ __, 1998 and assigned FAA conveyance number ______];

         WHEREAS, the Security Agreement provides for the execution and delivery of supplements thereto substantially in the form hereof for the purpose of subjecting the Collateral, including the hereinafter described
[Engines][Aircraft], to the Lien of the Security Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. As collateral security for the payment, performance, and satisfaction of all of the Obligations of each Borrower under the Credit Agreement (the "Secured Obligations"), the Grantor hereby affirms, grants, pledges and assigns to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing first priority security interest in and to all of the property of the Grantor whether now owned or existing or hereafter acquired or arising and wheresoever located, including without limitation the following:

                  (a) _______________ ( ) aircraft engines, such engines having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

         =======================================================================
                                                           MANUFACTURER'S
                 MAKE                 MODEL                SERIAL NUMBER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         =======================================================================

         together with any and all parts, appliances, components, accessories, replacement parts, accessions, attachments or equipment installed on, or appurtenant to, or delivered with or in respect thereof and all other property owned by the Grantor hereafter physically affixed, installed or incorporated in or attached thereto, including, without limitation, any avionics equipment and any quick engine change equipment attached thereto (collectively referred to hereinafter as the "Engines"), and to the extent they are applicable to the Engines, all right, title and interest of the Grantor in, to and under all warranties, service contracts and product agreements of any manufacturer or of any maintenance or overhaul agency of the Engines, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of the Grantor to compel performance of the terms of such warranties, service contracts or product agreements respecting any of the Engines and all documents with respect to the Engines, whether maintained in original form, electronic form or on microfiche, including but not limited to: manufacturer's maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator's manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the Engines, whether in the Grantor's control or the control of a lessee of the Engines.

                  (b) _______________ ( ) fixed wing jet engine aircraft, identified as follows:

         =======================================================================
                                                                  SERIAL
                 MAKE                 MODEL                       NUMBER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         =======================================================================

         together with any and all parts, appliances, components, accessories, replacement parts, accessions, attachments or equipment installed on, or appurtenant to, or delivered with or in respect thereof and now or hereafter owned by the Grantor hereafter physically affixed, installed or incorporated in or attached thereto and all documents with respect to the aircraft, whether any maintained in original form, electronic form or on microfiche, including but not limited to: FAA approved Aircraft Flight Manual, any other flight manual, manufacturer's maintenance and inspection manuals, parts catalog, engine and airframe logs, pilot check lists, and operator's manuals for installed equipment, all of which shall be current and complete from the date of manufacture, all wiring diagrams and supporting technical publications, and all other documentation and technical information relating to the aircraft, whether in the Grantor's control or the control of a lessee of the aircraft (collectively referred to hereinafter as the "Aircraft").

                  (c) That certain [Engine][Aircraft] Lease Agreement between as lessor and as lessee dated , 199 with respect to the [Engine][Aircraft] listed in Section 1(a) or (b) hereof, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the "Assigned Lease") together with all of the lessor's rights thereunder, and all proceeds thereof.

                  (d) Those certain Carrier Loan Documents listed in Exhibit A hereto with respect to the [Engine][Aircraft] listed in Section 1(a) or
         (b) hereof, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the "Assigned Carrier Loan Documents") together with all of the Grantor's rights thereunder, and all proceeds thereof.

         2. This Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

         3. This Supplement is shall be governed by the laws of the State of Florida.

         4. This Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

                                              GRANTOR:

                                              __________________________________

WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________



                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                              AS AGENT

WITNESS:
                                              By:_______________________________
______________________                        Name:_____________________________
                                              Title:____________________________
______________________

                                    EXHIBIT A

                  TO MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT

                                   SCHEDULE E

                             Locations of Collateral



Grantors Chief Executive Offices:



Other Places of Business:



Locations of Accounts:



Locations of Inventory:



Locations of Equipment:



Trade Styles:

                                   SCHEDULE F

                                   [Reserved]

                                   SCHEDULE G

                  Patents, Trademarks, Copyrights and Licenses

                                   SCHEDULE H

                                   Definitions

For the purposes of this Security Agreement, in addition to the definitions set forth in the recitals and the body of the Security Agreement, the following terms shall have the respective meanings set forth below:

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any Guarantor registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Aircraft" shall have the meaning ascribed thereto in Section 1(c).

                  "Applicable Borrower" means, with respect to any Aircraft or Engine, the Borrower that has requested or received a Loan to enable such Borrower to purchase or refinance (or to use the proceeds of such Loan to finance an Eligible Carrier's purchase or refinancing of) such Aircraft or Engine.

                  "Applicable Carrier" means, with respect to any Aircraft or Engine, the Eligible Carrier that (i) owns such Aircraft or Engine, or
         (ii) has leased such Aircraft or Engine from the Applicable Borrower, or from the Applicable Intermediary in accordance with Section 2.16 of the Credit Agreement.

                  "Applicable Foreign Aviation Law" means, with respect to any Aircraft or Engine, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft or Engine, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft or Engine.

                  "Applicable Foreign Jurisdiction" means, with respect to any Aircraft or Engine, any jurisdiction that administers an Applicable Foreign Aviation Law.

                  "Applicable Intermediary" means, with respect to any Aircraft or Engine, the Eligible Intermediary that has leased such Aircraft or Engine from the Applicable Borrower, and has leased such Aircraft or Engine to the Applicable Carrier, in each case in accordance with
         Section 2.16 of the Credit Agreement.

                  "Applicable Lease Cure Period" has the meaning assigned thereto in Section 9.6 of the Credit Agreement.

                  "Appraisal Procedure" has the meaning assigned thereto in
         Section 5.4 of the Credit Agreement.

                  "Authorized Representative" means any of the President, Executive Vice President, Senior Vice President or Vice President of UniCapital, any Beneficial Owner or any UniCapital Special Purpose Subsidiary, in each case as authorized representative for each of the Borrowers, or any other Person expressly designated by the Board of Directors of each of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of each of the Borrowers.

                  "Beneficial Owner" means, with respect to any UniCapital Subsidiary Trust, any Person holding a beneficial interest in such UniCapital Subsidiary Trust.

                  "Borrowing Affiliate" means any UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation that is designated as a Borrowing Affiliate pursuant to Section 2.14 of the Credit Agreement.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Carrier Loan Documents" shall have the meaning ascribed thereto in Section 1(f).

                  "Cauff Lippman" means Cauff, Lippman Aviation, Inc., a Florida corporation that is a direct or indirect, wholly-owned Subsidiary of UniCapital.

                  "CLA" means CLA Holdings, Inc., a Delaware corporation that is a direct, wholly-owned subsidiary of UniCapital.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 5.1 of the Credit Agreement have been satisfied.

                  "Collateral" means, collectively, all property of any Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Collateral Assignment" means, collectively (or individually as the context may indicate), any Assignment of Lease substantially in the form of Exhibit C-1 or C-3 hereto (as applicable) or Assignment of Carrier Loan Documents substantially in the Form of Exhibit C-2 hereto delivered to the Agent pursuant to Section 5.2 or 5.3 of the Credit Agreement or the terms of this Security Agreement, as any of the foregoing may be amended, revised, modified, supplemented or amended and restated from time to time.

                  "Concentration Restriction" means any of the following restrictions on the Eligible Aircraft or Eligible Engines included in the Borrowing Base:

                           (a) the Applicable Carrier Borrowing Base for any
                  Eligible Carrier shall not at any time exceed the greater of $50,000,000 or the Applicable Aircraft Borrowing Base for any one Eligible Aircraft owned or leased by such Eligible Carrier;

                           (b) the aggregate of the Applicable Carrier Borrowing
                  Bases for any four (4) Eligible Carriers shall not at any time exceed $150,000,000;

                           (c) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Asia Pacific Carriers shall not at any time exceed $90,000,000;

                           (d) the aggregate of the Applicable Carrier Borrowing
                  Bases for all U.S. Carriers shall not at any time exceed $225,000,000;

                           (e) the aggregate of the Applicable Carrier Borrowing
                  Bases for all European Carriers shall not at any time exceed $150,000,000;

                           (f) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Latin American Carriers shall not at any time exceed $120,000,000;

                           (g) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Canadian Carriers shall not at any time exceed $75,000,000;

                           (h) the aggregate of the Applicable Carrier Borrowing
                  Bases for all Mideastern Carriers shall not at any time exceed $60,000,000;

                           (i) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Aircraft falling within a single model type (other than Boeing 737 Models) shall not at any time exceed $120,000,000, provided that for the purposes of this paragraph, Boeing 757-200 models and Boeing 757-200ER models shall together be considered one model type;

                           (j) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Boeing 737 Models shall not at any time exceed $225,000,000;

                           (k) the aggregate of the Applicable Engine Borrowing
                  Bases for all Engines shall not at any time exceed
                  $40,000,000;

                           (l) the aggregate of the Applicable Aircraft
                  Borrowing Bases for all Aircraft as to which any related leases or Carrier Loan Documents expire within any specified 12-month period shall not at any time exceed $150,000,000; and

                           (m) the aggregate of the Applicable Aircraft
                  Borrowing Bases and Applicable Engine Borrowing Bases for all Aircraft and Engines as to which a default has occurred and is continuing under any related lease or Carrier Loan Document shall not at any time exceed $30,000,000;

                           (n) the aggregate of the Applicable Aircraft
                  Borrowing Bases and Applicable Engine Borrowing Bases for all Aircraft and Engines that are leased to, or owned, possessed or operated by Schedule B Carriers shall not at any time exceed $60,000,000; and

                           (o) the Borrowing Base shall not include any Aircraft
                  or Engine that is not, or has ceased to be, an Eligible Aircraft or Eligible Engine (as the case may be) or that is not subject to either an Eligible Lease or Eligible Carrier Loan Documents;

         provided that, with respect to any Eligible Aircraft or Eligible Engine that a Borrower wishes to finance or refinance through the proceeds of a Loan hereunder, if the inclusion of the Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base (as the case may be) of such Aircraft or Engine would cause one or more of the Concentration Restrictions to be exceeded or violated, then such Borrower may deem such Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base to be reduced to the highest amount that would not exceed or violate any Concentration Restriction, provided further that the aggregate Advances hereunder with respect to such Aircraft or Engine shall not exceed such reduced Applicable Aircraft Borrowing Base or reduced Applicable Engine Borrowing Base and all other conditions to such Advances are satisfied.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder, provided that if, pursuant to Section 9.6 of the Credit Agreement, such event or condition is not deemed to be a breach of the Credit Parties' obligations under the Credit Agreement and the other Loan Documents and each of the conditions set forth in Section 9.6 of the Credit Agreement is satisfied, then during the Applicable Lease Cure Period referred to in Section 9.6(d) of the Credit Agreement, such event or condition shall not be deemed to be a "Default" except for the purposes of Section 7.1(c), Section 7.11, the first two sentences of Section 10.4, Section 2 of the Compliance Certificate in the form of Exhibit H, and Section 4 of the Borrowing Base Certificate in the form of Exhibit S of the Credit Agreement; and provided further that if the requirements of Section 9.6(d) of the Credit Agreement are not satisfied within such Applicable Lease Cure Period, then an "Event of Default" shall be deemed to have occurred on the day after the last day of such period.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Aircraft" means any Aircraft which satisfies each of the following requirements:

                           (a) such Aircraft is a Stage III aircraft and is
                  one of the models listed on Exhibit L attached to the Credit Agreement;

                           (b) such Aircraft is or was manufactured in 1980 or
                  later, except that if such Aircraft is a McDonnell Douglas DC10-30, it is or was manufactured in 1973 or later;

                           (c) such Aircraft is (i) owned by the Applicable
                  Borrower and is subject to an Eligible Lease between such Applicable Borrower (as lessor) and an Eligible Carrier (as lessee), or (ii) is owned by the Applicable Borrower, is subject to an Eligible Lease between such Applicable Borrower (as lessor) and the Applicable Intermediary (as lessee), and is subject to an Eligible Lease between such Applicable Intermediary (as lessor) and an Eligible Carrier (as lessee), or (iii) is owned by an Eligible Carrier and is subject to Eligible Carrier Loan Documents between such Eligible Carrier (as debtor) and the Applicable Borrower (as lender and secured party);

                           (d) such Aircraft is covered by all of the insurance
                  described on Exhibit M attached to the Credit Agreement, and the Agent (for itself and on behalf of the Lenders) is named as loss payee and additional insured on such insurance;

                           (e) neither the Applicable Carrier nor the Applicable
                  Intermediary (if any) is organized under the laws of, or domiciled in, any Restricted Country; and such Aircraft is not at any time flown into or located in any Restricted Country;

                           (f) such Aircraft is either registered in (i) the
                  United States, (ii) the country of organization of the Applicable Carrier for such Aircraft, or (iii) the country of organization of any other Eligible Carrier provided that, at any given time, no more than four (4) Aircraft may be registered as described in this clause (iii) and the Applicable Aircraft Borrowing Base of such Aircraft may not exceed $100,000,000 in the aggregate;

                           (g) if such Aircraft is owned by the Applicable
                  Borrower, the Agent (for itself and on behalf of the Lenders) has a duly perfected, first priority Lien and security interest (subject only to Permitted Liens) on such Aircraft under (i) the FAA Act (in the case of an Aircraft registered in the United States) or (ii) all Applicable Foreign Aviation Laws (in the case of an Aircraft registered outside the United States);

                           (h) if such Aircraft is not owned by the Applicable
                  Borrower, then the Applicable Borrower has a duly perfected, first priority Lien and security interest on such Aircraft (subject only to Permitted Liens), which Lien has been assigned to the Agent;

                           (i) the Agent has received opinions of FAA Counsel
                  (if such Aircraft is registered in the United States) or counsel in the Applicable Foreign Jurisdiction (if such Aircraft is registered outside the United States), which counsel is reasonably acceptable to the Agent, and which opinions are addressed to the Agent (on behalf of itself and the Lenders), opining as to the creation, perfection and priority of the Agent's Lien and security interest on such Aircraft, substantially in the form of Exhibit G-2 or G-3 of the Credit Agreement (as applicable) or otherwise are in form and substance reasonably acceptable to the Agent; and (in the case of Aircraft registered in the United States) within a reasonable period after the registration of the Agent's Lien, the Agent has received an opinion of FAA counsel substantially in the form of Exhibit G-4 of the Credit Agreement; and

                           (j) the Agent has received two (2) Qualified
                  Appraisals of the Fair Market Value of such Aircraft, each such appraisal prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of the initial Loan with respect to such Aircraft; and based on the Appraisal Procedure, the Agent has determined the initial Fair Market Value of such Aircraft.

                  "Eligible Carrier" means any Schedule A Carrier or Schedule B Carrier.

                  "Eligible Carrier Loan Documents" means fully-executed Carrier Loan Documents between a Borrower (as creditor and secured party) and an Eligible Carrier (as debtor), which documents satisfy each of the following requirements:

                           (a) such Carrier Loan Documents provide for principal
                  and interest payments to such Borrower in Dollars, and such interest payments are in amounts and with scheduled payment dates sufficient to provide such Borrower with funds adequate to pay all interest on all Loans hereunder relating to the respective Aircraft or Engine;

                           (b) the outstanding principal amount of the loan owed
                  to such Borrower under such Carrier Loan Documents is not less than the aggregate outstanding principal amount of all Loans relating to the respective Aircraft or Engine (excluding the portion (not to exceed 1%) of such Loans used solely to fund expenses incurred in connection with the acquisition and financing of such Aircraft or Engine);

                           (c) such Carrier Loan Documents require such Eligible
                  Carrier to maintain the insurance described in Exhibit M attached to the Credit Agreement with respect to such Aircraft or Engine, and to bear all risk of loss, damage or liability with respect to such Aircraft or Engine;

                           (d) at least two (2) years of the loan term is
                  remaining under such Carrier Loan Documents at the time of any Loan hereunder relating to such Aircraft or Engine, and such remaining term is not cancelable for any reason for default for at least two (2) years after the date of any such Loan, other than cancellation of such term (i) by such Borrower (as creditor thereunder) for default by the Applicable Carrier or
                  (ii) by the Applicable Carrier if the Applicable Carrier is required to pay (and does in fact simultaneously pay) to such Borrower, and such Borrower simultaneously pays to the Agent (on behalf of the Lenders), an amount at least equal to all outstanding principal and accrued interest on all Loans relating to such Aircraft or Engine;

                           (e) such Borrower (as creditor under the Carrier Loan
                  Documents) is protected under Section 1110 of the U.S. Bankruptcy Code (or other applicable bankruptcy or insolvency law reasonably acceptable to the Agent in its sole discretion) with respect to the creditor's rights against the debtor, including without limitation its right to require repayment under the Carrier Loan Documents and, upon the debtor's default, to foreclose on and take possession of such Aircraft or Engine, during the debtor's bankruptcy or insolvency;

                           (f) such Carrier Loan Documents require the debtor to
                  comply with covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling and lease of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.21(a) of the Credit Agreement and Schedule 7.21(a) of the Credit Agreement;

                           (g) such Carrier Loan Documents prohibit the debtor
                  from flying or locating such Aircraft or Engine in any Restricted Country, or allowing such Aircraft or Engine to be flown or located in any Restricted Country;

                           (h) such Carrier Loan Documents contain customary
                  covenants and restrictions relating to re-registration of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.22 of the Credit Agreement and
                  Schedule 7.22 of the Credit Agreement;

                           (i) at the time of any Loan hereunder relating to
                  such Aircraft or Engine, no prepayment shall have been made under such Carrier Loan Documents, and no loan payment obligation shall have been accelerated (unless (i) such acceleration or prepayment occurred prior to the date of any Loan relating to such Aircraft or Engine and (ii) after giving effect to such acceleration or prepayment, the remaining outstanding principal amount under such Carrier Loan Documents is greater than or equal to the amount of the Loans hereunder with respect to such Aircraft or Engine);

                           (j) at the time of any Loan hereunder relating to
                  such Aircraft or Engine, the Agent shall have received evidence reasonably satisfactory to the Agent that such Carrier Loan Documents are valid and binding; and

                           (k) such Carrier Loan Documents grant to such
                  Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United States or in the case of any Engine the Lien on which is recorded under United States law) or Applicable Foreign Aviation Laws (in the case of all other Aircraft and Engines), a perfected first priority Lien on such Aircraft or Engine (subject only to Permitted Liens), which Lien has been assigned to the Agent.

                  "Eligible Engine" means an Engine which satisfies each of the following requirements:

                           (a) such Engine is a Stage III Engine and is one of
                  the models listed on Exhibit L of the Credit Agreement;

                           (b) such Engine is either (i) owned by the Applicable
                  Borrower and is subject to an Eligible Lease between such Applicable Borrower (as lessor) and an Eligible Carrier (as lessee), (ii) is owned by the Applicable Borrower, is subject to an Eligible Lease between such Applicable Borrower (as lessor) and the Applicable Intermediary (as lessee), and is subject to an Eligible Lease between such Applicable Intermediary (as lessor) and an Eligible Carrier (as lessee), or (iii) is owned by an

                  Eligible Carrier and is subject to Eligible Carrier Loan Documents between such Eligible Carrier (as debtor) and the Applicable Borrower (as lender and secured party);

                           (c) such Engine is covered by all of the insurance
                  described on Exhibit M of the Credit Agreement, and the Agent (for itself and on behalf of the Lenders) is named as loss payee and additional insured on such insurance;

                           (d) neither the Applicable Carrier nor the Applicable
                  Intermediary (if any) is organized under the laws of, or domiciled in, any Restricted Country; and such Engine is not at any time flown into or located in any Restricted Country;

                           (e) if such Engine is owned by the Applicable
                  Borrower, the Agent (for itself and on behalf of the Lenders) has a duly perfected, first priority Lien and security interest (subject only to Permitted Liens) on such Engine under (i) the FAA Act (in the case of an Engine the Lien on which is recorded under United States law) or (ii) Applicable Foreign Aviation Laws (in the case of any other Engine);

                           (f) if such Engine is not owned by the Applicable
                  Borrower, then the Applicable Borrower has a duly perfected, first priority Lien and security interest on such Engine (subject only to Permitted Liens), which Lien has been assigned to the Agent;

                           (g) the Agent has received opinions of FAA Counsel
                  (if the Lien on such Engine is recorded under United States law) or counsel in the Applicable Foreign Jurisdiction (for any other Engine), which counsel is reasonably acceptable to the Agent, and which opinions are addressed to the Agent (on behalf of itself and the Lenders), opining as to the creation, perfection and priority of the Agent's Lien and security interest on such Engine, substantially in the form of Exhibit G-2 or G-3 of the Credit Agreement (as applicable) or otherwise are in form and substance reasonably acceptable to the Agent;

                           (h) the Agent has received two (2) Qualified
                  Appraisals of such Engine, each such appraisal prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of the initial Loan hereunder with respect to such Engine; and based on the Appraisal Procedure, the Agent has determined the initial Fair Market Value of such Engine;

                           (j) such Engine is or was manufactured in 1983 or
                  later.

                  "Eligible Intermediary" means, with respect to any Aircraft or Engine, a corporation that is a direct, wholly-owned subsidiary of the Applicable Borrower.

                  "Eligible Lease" means a fully-executed lease by a Borrower (as lessor) to an Eligible Carrier (as lessee) of an Eligible Aircraft or Eligible Engine, which lease satisfies each of the following requirements:

                           (a) such lease provides for rent payments to such
                  Borrower in Dollars in amounts and with scheduled payment dates sufficient to provide such Borrower with funds adequate to pay all interest on all Loans relating to the respective Aircraft or Engine;

                           (b) such lease is a "triple net lease" (subject to
                  any arrangement whereby the Borrower and the Eligible Carrier agree to share certain expenses relating to aircraft or engine directives, service bulletins or similar items) and requires the lessee to maintain the insurance described in Exhibit M of the Credit Agreement with respect to such Aircraft or Engine, and to bear all risk of loss, damage of liability with respect to such Aircraft or Engine;

                           (c) at least two (2) years of the lease term is
                  remaining under such lease at the time of any Loan hereunder relating to such Aircraft or Engine, and such remaining term is not cancelable for any reason for two (2) years after the date of any such Loan, other than cancellation of such term
                  (i) by the lessor for default by the Applicable Carrier, or
                  (ii) by the Applicable Carrier if the Applicable Carrier is required to pay (and does in fact simultaneously pay) to such Borrower, and such Borrower simultaneously pays to the Agent (on behalf of the Lenders), an amount at least equal to all outstanding principal and accrued interest on all Loans relating to such Aircraft or Engine, or (iii) by the Applicable Carrier if such Borrower continues to own such Aircraft or Engine and (simultaneously with the cancellation of such existing Eligible Lease) the Borrower leases such Aircraft or Engine to an Eligible Carrier pursuant to a new Eligible Lease (or to an Eligible Intermediary that simultaneously leases such Aircraft or Engine to an Eligible Carrier, in each case pursuant to new Eligible Leases) (it being understood that compliance with this clause (iii) shall be determined at the time of such termination);

                           (d) the lessor is protected under Section 1110 of the
                  U.S. Bankruptcy Code (or other applicable bankruptcy or insolvency law reasonably acceptable to the Agent) with respect to the lessor's rights against the lessee, including without limitation the rights to require performance of the lessee's obligations under the lease or return of such Aircraft or Engine during the lessee's bankruptcy or insolvency;

                           (e) such lease requires the lessee to comply with
                  covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling and sublease of such Aircraft or Engine, which covenants and restrictions satisfy the requirements of Section 7.21(a) of the Credit Agreement and
                  Schedule 7.21(a) of the Credit Agreement;

                           (f) if such lease contains a purchase option, the
                  expected exercise price is equal to or greater than the expected principal and accrued interest on all Loans relating to such Aircraft or Engine as of the date of exercise of such option;

                           (g) such lease prohibits the lessee from flying or
                  locating such Aircraft or Engine in any Restricted Country, and from allowing such Aircraft or Engine to be flown or located in any Restricted Country;

                           (h) such lease contains customary covenants and
                  restrictions relating to re-registration of such Aircraft or Engine; which covenants and restrictions satisfy the requirements of Section 7.22 of the Credit Agreement and
                  Schedule 7.22 of the Credit Agreement;

                           (i) at the time of any Loan relating to such Aircraft
                  or Engine, no prepayment shall have been made under such lease, and no lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the lease terms is not deemed to be a prepayment;

                           (j) at the time of any Loan relating to such Aircraft
                  or Engine, the Agent shall have received a Lessee Estoppel Certificate executed by such lessee with respect to such lease, or other evidence reasonably satisfactory to the Agent that such lease is valid and binding; and

                           (k) either (i) such lease is a "true lease" (and not
                  a lease intended as security) under applicable commercial law and other applicable law (relating to creditors' rights and bankruptcy); or (ii) such lease grants to such Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United States, or in the case of any Engine the Lien on which is recorded under United States law) or Applicable Foreign Aviation Laws (in the case of all other Aircraft and Engines), a perfected first priority Lien on such Aircraft or Engine, which Lien has been assigned to the Agent;

         provided, however, that in the circumstances described in Section 2.16 of the Credit Agreement, "Eligible Lease" means, individually and collectively, (X) a fully-executed lease by a Borrower (as lessor) to the Applicable Intermediary (as lessee) of an Eligible Aircraft or Eligible Engine, which lease satisfies each of the requirements for an "Eligible Lease" set forth in clauses (a) through (k) above except that the lessee is not an Eligible Carrier, and (Y) a fully executed lease by such Applicable Intermediary (as lessor) to an Eligible Carrier (as lessee) of such Aircraft or Engine, which lease is identical in all respects (other than the Persons that are lessor and lessee) to the lease described in clause (X) above, and which lease satisfies all of the requirements for an "Eligible Lease" set forth in clauses (a) through (k) above, except that the lessor is not a Borrower.

                  "Engine" shall have the meaning ascribed thereto in Section 1(d).

                  "Event of Default" means any of the occurrences set forth as such in Section 9.1 of the Credit Agreement.

                  "Event of Loss" means, with respect to an Aircraft or Engine, any of the following events: (i) loss of such Aircraft or Engine or of the use thereof due to the destruction of or damage to such Aircraft or Engine to such extent as shall render repair thereof uneconomical, provided that such repair shall not be deemed uneconomical if the proceeds of insurance with respect to such damage or destruction (plus any applicable amounts of deductibles) shall be in an amount at least equal to the cost of such repair; (ii) any damage to such Aircraft or Engine which results in an insurance settlement with respect to such Aircraft or Engine on the basis of a total loss or a constructive or compromised total loss; (iii) the disappearance of such Aircraft or Engine which shall have resulted in the loss of possession of such Aircraft or Engine by the Grantor or an Applicable Carrier for a period of five (5) consecutive days; (iv) the theft of such Aircraft or Engine which shall have resulted in the loss of Aircraft or Engine by the Grantor or an Applicable Carrier for five (5) consecutive days; (v) the
         (A) requisition of title, confiscation or seizure of such Aircraft or Engine, or (B) requisition for use of any Aircraft or Engine subject to a Lease by the Governmental Authority of the jurisdiction where such Aircraft is registered or where the Lien on such Engine is recorded which shall have resulted in the loss of possession of such Aircraft or Engine by the Grantor or the Applicable Carrier for the remainder of the Lease term, or (C) the requisition for use of any Aircraft or Engine subject to a Lease by any Governmental Authority other than the Governmental Authority described in the foregoing subsection (B) which shall have resulted in the loss of possession of such Aircraft or Engine by the Grantor or the Applicable Carrier for a period of 180 days, or (D) requisition for use of any Aircraft or Engine subject to Carrier Loan Documents which shall have resulted in the loss of possession of such Aircraft or Engine by the Grantor or Applicable Carrier through the maturity date of the loan evidenced by such Carrier Loan Documents; (vi) as a result of any requirement by the FAA, the Applicable Foreign Jurisdiction or other Governmental Authority, the use of such Aircraft or Engine in the normal course of interstate or foreign air transportation shall have been prohibited for a period of more than 180 days unless, prior to the expiration of such period, the Grantor shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Aircraft or Engine, or, in any event, if such use shall have been prohibited for a period of 360 days; (vii) the operation or location of such Aircraft or Engine, while under requisition for use by a Governmental Authority, in any area excluded from coverage by any insurance policy in effect with respect thereto required by the terms of Section 11; or (viii) any other event resulting in such Aircraft or Engine being permanently rendered unfit for normal use for any reason whatsoever. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the airframe which constitutes a part of such Aircraft.

                  "FAA" means the United States Federal Aviation Administration.

                  "FAA Act" means 49 U.S.C. Subtitle VII, Section Section 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

                  "FAA Counsel" means DeBee & Gilchrist, special counsel with respect to FAA matters, or any other law firm having nationally recognized expertise in FAA matters acceptable to the Agent.

                  "FAA Recording Office" means the office of the FAA in Oklahoma City, Oklahoma, maintained as the office for the recordation of Liens on Aircraft and Engines pursuant to the FAA Act, and any successor or additional office performing the same or a comparable function.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon, (b) all Revolving Credit Commitments shall have terminated or expired, (c) the Borrowers shall have permanently terminated the Term Loan by payment in full of all Term Loan Outstandings, and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

                  "Fair Market Value" with respect to any Aircraft or Engine means the fair market value ascribed thereto by the respective Qualified Appraiser in a Qualified Appraisal; provided that for the purpose of determining the Fair Market Value of such Aircraft or Engine at the time of any Loan with respect thereto, such Fair Market Value shall be determined using an Appraisal Procedure.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guarantors" means, at any date, the Beneficial Owners, Eligible Intermediaries and Subsidiaries who are required to be parties to a Facility Guaranty at such date.

                  "Lease" shall have the meaning ascribed thereto in Section
         1(e).

                  "Lessee Estoppel Certificate" means a certificate in form and substance reasonably acceptable to the Agent, duly completed and executed by an Applicable Carrier with respect to an Aircraft or Engine; and the Agent agrees that the form of Lessee Estoppel Certificate attached hereto as Exhibit N to the Credit Agreement is acceptable.


                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans or the Term Loan.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Assumption Letters, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Loan Value" with respect to an Aircraft or Engine means an amount equal to the sum of (i) the outstanding Loans related to such Aircraft or Engine and (ii) the outstanding UniCapital Revolver Loans related to such Aircraft or Engine.

                  "Loss Value" with respect to an Aircraft or Engine means an amount equal to the sum of (i) all Obligations under the Credit Agreement related to such Aircraft or Engine and (ii) all UniCapital Revolver Obligations related to such Aircraft or Engine.

                  "Management Agreement" means that certain Management Agreement dated as of the date hereof among the Initial Borrower, each Borrowing Affiliate and Cauff Lippman, pursuant to which the Manager provides management services with respect to Aircraft and Engines, and any leases or Carrier Loan Documents with respect thereto.

                  "Manager" means Cauff Lippman.

                  "Manufacturer" means any manufacturer of any Aircraft or Engine.

                  "Manufacturer's Warranty" means any warranty made or offered by any Manufacturer with respect to any Aircraft or Engine.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries (if any), taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Mortgage Convention" means the Convention on the International Recognition of Rights in Aircraft signed initially at Geneva in 1948, as the same may be amended, modified or supplemented from time to time.

                  "NationsBank" means NationsBank, National Association.

                  "Notes" means the Revolving Notes and the Term Notes.

                  "NSJ" means The NSJ Group, Inc., a Delaware corporation that is the direct or indirect, wholly-owned subsidiary of UniCapital.

                  "Obligations" means the obligations, liabilities and Indebtedness of any Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of any Borrower to any Lender which arise under a Swap Agreement (unless otherwise agreed in writing by such Lender), and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of any Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Outstandings" means, collectively, at any date, the Revolving Credit Outstandings and (without duplication) the Term Loan Outstandings on such date.

                  "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines) whether now owned or hereafter acquired which may from time to time be incorporated in an Aircraft or an Engine and, after removal therefrom, so long as such "Parts" remain subject to the Lien created under this Security Agreement.

                  "Permitted Lien" means any Lien permitted by Section 8.4 of the Credit Agreement.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Purchase Price" with respect to any Aircraft or Engine means the actual purchase price paid for such Aircraft or Engine by the Applicable Borrower or (in the case of an Aircraft or Engine financed by loans from a Borrower) an Eligible Carrier , together with out-of-pocket costs incurred by such Applicable Borrower or Eligible Carrier in such purchase (provided that such out-of-pocket costs shall not exceed 1% of such Purchase Price).

                  "Qualified Appraisal" means, with respect to any Aircraft or Engine, an appraisal of such Aircraft or Engine by a Qualified Appraiser, which appraisal is prepared in accordance with ISTAT standards and opines as to the Fair Market Value of such Aircraft or Engine, taking into account the actual maintenance status of such Aircraft or Engine.

                  "Qualified Appraiser" means, any of the following appraisal firms: Aircraft Information Services, Inc., BK Associates, Inc. Simat, Helliesen & Eichner, Inc., Airclaims Limited, Avitas, Inc., AvSolutions Inc., or Flight Plan International.

                  "Qualified Country" means (a) any Restricted Country, (b) any country listed on Exhibit O to the Credit Agreement, or (c) any other country to the extent United States or United Nations sanctions or laws prohibit the use or location of any Aircraft or Engine in such country.

                  "Qualified Trustee" means (i) Wilmington Trust Company, First Security Bank, National Association or another bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) or (ii) any other Person acceptable to the Agent.

                  "Rated Carrier" means any Eligible Carrier identified on Exhibit K of the Credit Agreement, as such exhibit may be amended from time to time pursuant to Section 7.20 of the Credit Agreement.

                  "Rate Hedging Obligations" means any and all obligations of any Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the amount of its Revolving Credit Commitment; and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (without duplication) (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure.

                  "Restricted Country" means, with respect to any Aircraft or Engine, any country to the extent that (a) any applicable laws or sanctions of any applicable Governmental Authority prohibit (i) the use or location of such Aircraft or Engine in such country by the Applicable Carrier or any other Person then operating such Aircraft or Engine, or (ii) any Loan hereunder to be used to finance or refinance such Aircraft or Engine (or the lease thereof or the Applicable Borrower's loans with respect thereto) if such Aircraft or Engine will be used or located in such country by the Applicable Carrier or any other Person then operating such Aircraft or Engine, or (b) any insurance with respect to such Aircraft or Engine prohibits, or the coverages under such insurance as a whole are reduced by, the use or location of such Aircraft or Engine in such country, or (c) such country (or any part thereof in which such Aircraft or Engine is to be located) is designated by any insurance company providing insurance with request to such Aircraft or Engine as a war zone, a recognized area of hostilities or an area threatened with war or hostilities, unless (in the case of this clause (c)) such Aircraft or Engine is covered by war risk and allied perils insurance, in each case in the amount (and with the provisions) required by Section 11 hereof (as if the Applicable Carrier were not a Rated Carrier), except that a Rated Carrier may self-insure for such risks to the extent permitted by (and subject to the overall limits on self-insurance contained in) Section 11(c) hereof.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment, subject, however to Section 2.13(b)(i) of the Credit Agreement.

                  "Revolving Credit Facility" means the facility described in
         Article II of the Credit Agreement providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means the earliest of (i) the Stated Termination Date, (ii) the date of termination of Lenders' obligations pursuant to Section 9.1 of the Credit

         Agreement upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon and reduce the Total Revolving Credit Commitment to zero pursuant to
         Section 2.7 of the Credit Agreement.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II of the Credit Agreement.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 of the Credit Agreement substantially in the form of Exhibit F-1 of the Credit Agreement, with appropriate insertions as to amounts, dates and names of Lenders.

                  "Schedule A Carrier" means any Person listed on Exhibit P of the Credit Agreement, as such Exhibit may be amended from time to time pursuant to Section 7.20 of the Credit Agreement.

                  "Schedule B Carrier" means any Person listed on Exhibit Q of the Credit Agreement, as such Exhibit may be amended from time to time pursuant to Section 7.20 of the Credit Agreement.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Mortgage and Security Agreement dated as of the date hereof by the Borrowers to the Agent, and (ii) any additional Mortgage and Security Agreement (substantially in the form of Exhibit J of the Credit Agreement) delivered to the Agent pursuant to Section 5.2, 5.3 or 2.14 of the Credit Agreement as hereafter modified, amended or supplemented from time to time.

                  "Security Agreement Supplement" means, collectively (or individually as the context may indicate), all Supplements to the Security Agreement, substantially in the form of Schedule D hereto, delivered to the Agent pursuant to the terms of Sections 2 and 8 of the Security Agreement.

                  "Security Instruments" means, collectively, the Pledge Agreement, Security Agreement, the Collateral Assignment, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any Beneficial Owner, any Subsidiary, any Intermediary or any other Person shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Stated Termination Date" means June 9, 1999, or such later date as the parties may agree or may be applicable pursuant to Section
         2.13 of the Credit Agreement.

                  "Subsidiary" means (a) any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by one or more Guarantors, Borrowers and/or by one or more of any Guarantor's Subsidiaries or any Borrower's Subsidiaries. With respect to any specified Guarantor or Borrower, the "Subsidiaries" of such Guarantor or Borrower shall mean (y) any Subsidiary owned directly or indirectly by such Guarantor or Borrower or by any of its Subsidiaries, or (z) any trust with respect to which such Guarantor or such Borrower or any of its Subsidiaries has a beneficial interest.

                  "Swap Agreement" means one or more agreements between any Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to such Borrower and such Person, which agreements create Rate Hedging Obligations.

                  "Term Loan" has the meaning assigned thereto in Section 2.13 of the Credit Agreement.

                  "Term Loan Maturity Date" has the meaning assigned thereto in
         Section 2.13 of the Credit Agreement.

                  "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

                  "Term Loan Termination Date" means (i) the Term Loan Maturity Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.1 of the Credit Agreement upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Term Loan by payment in full of all Obligations incurred in connection with the Term Loan.

                  "Term Note" has the meaning assigned in Section 2.13 of the Credit Agreement.

                  "Total Revolving Credit Commitment" means a principal amount equal to $300,000,000, as reduced from time to time in accordance with
         Section 2.7 of the Credit Agreement.

                  "UniCapital" means UniCapital Corporation, a Delaware corporation.

                  "UniCapital Revolving Credit Agreement" means the Credit Agreement dated as of June 10, 1998, among UniCapital, NationsBank, as agent, and the lenders party thereto, as such agreement may be amended, modified or restated from time to time.

                  "UniCapital Revolver Loans" means all "Loans" as defined in the UniCapital Revolving Credit Agreement.

                  "UniCapital Revolver Obligations" means all "Obligations" as defined in the UniCapital Revolving Credit Agreement.

                  "UniCapital Special Purpose Corporation" means any corporation
         (a) that is organized under the laws of any state of the United States and has its principal place of business in the United States, and (b) which is a direct or indirect, wholly-owned Subsidiary of Cauff Lippman or NSJ.

                  "UniCapital Subsidiary Trust" means any trust (a) that is organized under the laws of a state of the United States and has its principal place of business in the United States, (b) whose trustee is a Qualified Trustee, and (c) in which 100% of all beneficial interests are owned directly by a direct or indirect wholly-owned Subsidiary of Cauff Lippman or NSJ.

                                    EXHIBIT K

                             List of Rated Carriers


Air France
Alaska Airlines
All Nippon Airways
American Airlines
British Airways (but not subsidiaries thereof)
Cathay Pacific Airways
Continental Airlines
Delta Air Lines
Federal Express
Japan Airlines
KLM-Royal Dutch Airlines
Lufthansa German Airlines
Northwest Airlines
SAS (but not subsidiaries thereof)
Singapore Airlines
Southwest Airlines
Swissair
United Airlines
United Parcel Service (UPS)

                                    EXHIBIT L

           List of Approved Aircraft Models and Approved Engine Models

AIRCRAFT

Boeing 737-300, 737-400, 737-600, 737-700, 737-800 and 737-900
Boeing 747
Boeing 757-200, 757-200ER
Boeing 767-300ER Airbus 319, 320, 321 and 330
McDonnell Douglas DC10-30
McDonnell Douglas MD-81, MD-82, MD-83 and MD-90

Any model manufactured by Boeing or McDonnell Douglas which is identical (in all respects) to one of the foregoing models except that the name of the model has been changed.

ENGINES

PRATT AND WHITNEY

JT9D- 7A, 7F, 7J, 7Q, 70A, 59A, 20, 7R4D, 7R4D1, 7R4E, 7R4E1, 7R4E4, 7R4E2,
      7R4H1

PW 2037, 2040

PW 4052, 4056, 4060, 4062, 4074, 4077, 4084, 4090, 4098, 4152, 4156, 4156A,
4158, 4164, 4168, 4460, 4462

GENERAL ELECTRIC

CF6- 50C, 50C1, 50C2, 50C2B, 50C2F, 50C2R, 50E1, 50E2

CF6- 80A, 80A2, 80A3, 80C2, 80C2A1, 80C2A2, 80C2A3, 80C2A4F, 80C2A5, 80C2A8,
     80C2B, 80C2B1, 80C2B1F, 80C2B2, 80C2B2F, 80C2B4, 80C2B4F, 80C2B6, 80C2B6F,
     80C2B7, 80C2B7F, 80C2D1F, 80E1, 80E1A1

GE90- 76B, 85B, 92B

SNECMA

CFM56- 2C1, 3B1, 3B2, 3C1, 5A1, 5A3, 5A4, 5A5, 5B, 5B1, 5B3, 5B4-2, 5B5-2, 5B6,
       5C2, 5C26, 5C3, 5C4, 7B20, 7B24, 7B26

ROLLS ROYCE

RB211- 524B4, 524B41, 524C2, 524D4, 524G, 524H, 524H2, 535C, 535E4, 535E4-B

TRENT

         700, 768, 772, 871, 875, 877, 884, 890

IAE

         V2500-A1
         V2524-A5
         V2525-A5, D5
         V2527-A5
         V2530-A5
         V2533-A5

                                    EXHIBIT M

                 Required Insurance on Each Aircraft and Engine


         Each Borrower shall maintain or cause to be maintained with respect to each Financed Aircraft or Engine and the other Collateral all insurance required pursuant to the Security Agreement.

                                    EXHIBIT N

                       Form of Lessee Estoppel Certificate



                           LESSEE'S ESTOPPEL AGREEMENT

         THIS LESSEE'S ESTOPPEL AGREEMENT (the "Agreement") is made as of this ___ day of ____________, ______, by ______________________ (the "Lessee"), and
NATIONSBANK, NATIONAL ASSOCIATION, as agent (in such capacity herein together with any successors in such capacity, the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:

         WHEREAS, the Lessee and ___________________ (the "Lessor") have heretofore entered into that certain [Aircraft] [Engine] Lease Agreement dated ________ ___, _____ (together with all amendments, supplements, exhibits and schedules thereto, the "Lease"), pursuant to which the Lessor leased to Lessee ___________________________ bearing manufacturer's serial number ________ and
______________________ bearing manufacturer's serial number _______ (the ["Leased Aircraft"] ["Leased Engine"]); and

         WHEREAS, ________________ (the "Initial Borrower") and certain Affiliates thereof designated as Borrowers from time to time (the Initial Borrower and such Affiliates are hereinafter referred to as a "Borrower" or collectively as the "Borrowers"), the Agent and the Lenders are parties to that certain Credit Agreement dated as of June __, 1998 (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"), pursuant to which the Agent and the Lenders have agreed to provide a revolving credit facility to the Borrowers to finance the purchase aircraft and/or engines; and

         [WHEREAS, the Lessor is a Borrower; and]

         [WHEREAS, the Lessor is a wholly-owned Subsidiary of a Borrower; and]

         WHEREAS, as collateral security for payment and performance of the Borrowers' Obligations under the Credit Agreement, [the Lessor] [the Applicable Borrower] has granted to the Agent for the benefit of the Secured Parties a duly perfected first priority security interest in the [Leased Aircraft] [Leased Engine] pursuant to that certain Mortgage and Security Agreement dated as of _________ ___, ______ by and between the Borrower, ___________ and the Agent (the "Security Agreement"); and

         WHEREAS, as collateral security for payment and performance of the Obligations under the Credit Agreement [and the Guarantors' Obligations under the Facility Guaranty] the Lessor has assigned to the Agent for the benefit of the Secured Parties a duly perfected first priority security interest in and to the Lease, together with all of the Lessor's rights thereunder, pursuant to that certain Assignment of Lease dated as of __________ __, _____ by and between the Agent and the Lessor (the "Assignment of Lease"); and

         WHEREAS, the Lessee has acknowledged its consent to the Assignment of Lease by executing a signature page thereto; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation that this Agreement be entered into among the parties hereto;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         5. REPRESENTATIONS AND WARRANTIES OF LESSEE. The Lessee certifies that:

                  (a) it has full power and authority to enter into this Agreement (and the person executing this Agreement on behalf of Lessee has the power and authority to execute this Agreement;

                  (b) it is the Lessee under the Lease;

                  (c) a true, correct and complete copy of the Lease as of the date hereof is attached hereto as Exhibit I, which Lease constitutes all of the agreements between the Lessor and the Lessee with respect to the [Leased Aircraft][Leased Engine];

                  (d) no prepayment of amounts due under the Lease has been made, provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the lease terms is not deemed to be a prepayment;

                  (e) the Lease remains in full force and effect;

         6. NOTICES. Any notice under this Agreement will be in writing and in English. In the event of any default by Lessor under the Lease, the Lessee shall promptly notify the Agent of such claimed default, by certified mail, return receipt requested, at the following address:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina 28255

                           Attention: Agency Services
                           Telephone: (704) 386-4220
                           Facsimile: (704) 386-9923

                           with a copy to:

                           NationsBank National Association
                           Corporate Finance
                           100 S.E. 2nd Street
                           Miami, Florida 33131-2100
                           Attention: Allison Freeland
                           Telephone: (305) 533-2421
                           Facsimile: (305) 533-2437

         7. PAYMENTS TO AGENT. In accordance with the Assignment of Lease and the other Loan Documents, upon the occurrence and continuation of an Event of Default and upon written notice of such Event of Default to the Lessee, the Lessee shall thereafter pay all amounts due and payable under the Lease directly to the Agent for the benefit of the Lenders and shall cease to make any payments under the Lease to Lessor. The Lessee shall continue to make all payments under the Lease directly to the Agent for the benefit of the Lenders until such time as the Agent provides written notice to the Lessee otherwise.

         8. QUIET ENJOYMENT. So long as no event of default shall have occurred and be continuing under the Lease, the Agent will not interfere with the quiet enjoyment of the possession and use of the [Leased Aircraft][Leased Engine] by the Lessee during the term of the Lease and it will (subject to any requirements or restrictions imposed by applicable law) dispose of its interest in the [Leased Aircraft] [Leased Engine] subject to the Lease expressly subject to the Lease and on terms such that the purchaser provides a similar right of quiet enjoyment to the Lessee.

         9. NOTICE OF SECURITY INTEREST. The Lessee certifies that it has received notice of the Agent's security interest in the [Leased Aircraft] [Leased Engine] and execution of this Agreement shall be conclusive evidence of such notice.

         10. RELIANCE. The Lessee acknowledges that the [Lessor] [Applicable Borrower] is borrowing funds from the Agent and the Lenders in order to finance the purchase of the [Leased Aircraft][Leased Engine] and agrees that the Agent and each of the Lenders may directly rely on the statements and agreements made by Lessee, and that the Agent and each of the Lenders may enforce this Agreement.

         11. LESSOR REMAINS LIABLE. Nothing contained in the Agreement or in the Assignment of Lease shall be construed as any release, discharge, novation or waiver of the Lessor's obligations and liabilities under the Lease (including without limitation the duty to perform) and the Lessor shall remain fully responsible and liable for all obligations and liabilities of the lessor under the Lease.

         12. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Lessee, the Agent and the Secured Parties, their heirs, personal representatives, successors and assigns. This Agreement may be assigned by the Agent for the benefit of the Secured Parties by giving thirty
(30) days notice of the assignment to the Lessee. The Lessee will notify all successor owners, transferees, purchasers and mortgagees of the existence of this Agreement. This Agreement may not be modified or terminated orally , but only in writing signed by all parties hereto.

         13. TERMINATION. This Agreement shall continue in force until all of the Borrowers' Obligations and liabilities to the Agent and the Secured Parties are paid and satisfied in full and all financing arrangements among the Agent, the Secured Parties and the Borrowers have been terminated.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same agreement.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF [THE STATE OF FLORIDA][THE GOVERNING LAW OF THE LEASE].

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by authority duly given as of the day and year first above written.

                                              LESSEE:
WITNESS:                                      [NAME OF LESSEE]

_____________________

                                              By:_______________________________
_____________________                         Name:_____________________________
                                              Title:____________________________




                                              NATIONSBANK, NATIONAL ASSOCIATION,
                                              AS AGENT:

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              ACKNOWLEDGED AND AGREED:

                                              LESSOR:
WITNESS:                                      [NAME OF LESSOR]

_____________________

                                              By:_______________________________
_____________________                         Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT I
                                    ---------

                                      Lease
                                      -----

                                    EXHIBIT O
                                    ---------

                          Scheduled Qualified Countries


Afghanistan
Angola
Bosnia-Herzegovina
Cuba
The Federal Republic of Yugoslavia (Serbia and Montenegro)
Iran
Iraq
Lebanon
Libya
Myanmar (Burma)
North Korea
Syria
Sudan

                                    EXHIBIT P
                                    ---------

                           List of Schedule A Carriers

Asia Pacific
------------

         Air China
         Air New Zealand
         All Nippon Airways
         Cathay Pacific Airways
         China Eastern Airlines
         China Southern Airlines
         Japan Airlines
         Qantas Airways
         Singapore Airlines

Canada
------

         Air Canada

Europe
------

         Air France
         Aer Lingus
         British Airways (and subsidiaries directly or indirectly owned at least 50% by British Airways)
         British Midland Airways
         Crossair
         Condor Flugdienst
         Finnair
         Iberia Airlines of Spain
         KLM-Royal Dutch Airlines
         Lufthansa German Airlines
         LuxAir
         Maersk Air
         SAS (and subsidiaries directly or indirectly owned at least 50% by SAS) Swissair (and subsidiaries directly or indirectly owned at least 50% by Swissair)

Latin America
-------------

         Lan Chile Airlines
         TACA International Airlines
         TAM

Middle East
-----------

         Emirates Air Services

United States
-------------

         Alaska Airlines
         Aloha Airlines
         American Airlines
         America West Airlines
         Continental Airlines
         Delta Air Lines
         Federal Express
         Midwest Express
         Northwest Airlines
         Southwest Airlines
         United Airlines
         United Parcel Services (UPS)
         US Airways

                                    EXHIBIT Q
                                    ---------

                           List of Schedule B Carriers

Asia Pacific
------------

         Ansett Australia
         Ansett New Zealand

Canada
------

         Canada 3000 Airlines

Europe

         Aero Lloyd
         Air 2000
         Air Europe
         Air France Europe
         Leisure International Airways
         Airtours International
         Alitalia
         Balair/CTA Leisure
         Braathens
         Britannia Airways
         CargoLux Airlines International
         DHL Worldwide Express - Belgium
         Icelandair
         Lauda Air
         LTU Lufttransport Unternehmen
         RyanAir

Middle East
-----------

         Air Malta
         Kuwait Airways
         Royal Air Maroc

United States
-------------

         Air Wisconsin Airlines
         Airborne Express
         American Trans Air
         BAX Global (f/k/a Burlington Express)

-------------------------

         DHL Worldwide Express - U.S.
         Emery Worldwide
         Express One International
         Spirit Airlines

                                    EXHIBIT R
                                    ---------

                            Form of Assumption Letter

                                     [Date]


To NationsBank, National Association,
 as Agent and the Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers therein (the Initial Borrower and such Affiliates being collectively referred to as the "Borrowers"), the Lenders (as defined in the Credit Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         1.       Borrowing Affiliate.

         (a) The undersigned, _________________, [as trustee on behalf of that certain trust created under the Trust Agreement ____________ dated as of _______________, among _______________ and _______________] [OR] [a
         _______________ corporation] ([(such trust being referred to as] the "Affiliate"), proposes that the Affiliate become a "Borrowing Affiliate" under the Credit Agreement, and accordingly the Affiliate hereby agrees that from the date hereof until the payment in full of the principal of and interest on all Loans made to it or on its behalf under the Credit Agreement and performance of all of its other obligations thereunder, and termination of its status as a "Borrowing Affiliate" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement and the Notes which are stated to apply to a "Borrowing Affiliate" or a "Borrower". In addition, the Affiliate hereby represents and warrants that: (i) each of the representations and warranties set forth in Article VI of the Credit Agreement is true and correct with respect to the Affiliate as of the date hereof and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments thereto, modifications thereof or waivers thereunder) as in effect on the date hereof. The Affiliate further represents that [__________________ (the "Beneficiary"), a _______________ corporation and direct, wholly-owned Subsidiary of _______________ is the sole owner of any beneficial interests in the Affiliate] [OR] [_______________ is the sole shareholder of the Affiliate].

         (b) So long as (i) all Loans made to or on behalf of the Affiliate, together with all accrued interest on such Loans, have been paid in full, (ii) all other outstanding Obligations of the Affiliate (except Obligations to pay principal and interest on Loans other than those Loans described in clause (i)) have been paid in full, and (iii) all equity contributions and loans that were made (directly or indirectly) to the Affiliate using the proceeds of any UniCapital Revolver Loans, together with all interest accrued on such loans, have been paid in full, then the Affiliate may, by not less than fourteen (14) days' prior notice to the Agent, terminate its status as a "Borrowing Affiliate" and as a "Borrower."

         2. Conditions Precedent. No Lender shall make any Loan to or on behalf of the Affiliate unless the Affiliate has furnished to the Agent, with sufficient copies for all the Lenders, the following items:

         (i) Security Agreements of the Affiliate, any Beneficiary, the respective Subsidiaries of the Affiliate or any Beneficiary, and the Applicable Intermediary (if any), in each case substantially in the form of Exhibit J to the Credit Agreement;

         (ii) Facility Guaranties of any Beneficiary, the respective Subsidiaries of the Affiliate or any Beneficiary, and the Applicable Intermediary (if any), in each case substantially in the form of Exhibit I to the Credit Agreement;

         (iii) Pledge Agreements of the respective owners and beneficial owners of the Affiliate, any Beneficiary, the respective Subsidiaries of the Affiliate or any Beneficiary, and the Applicable Intermediary (if any), in each case substantially similar in form and content to that executed and delivered by the Beneficial Owner of the Initial Borrower and the owner of such Beneficial Owner as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations under the Credit Agreement or the Facility Guaranty of such Person;

         (v) the favorable written opinion or opinions with respect to this Assumption Letter, each of the other Loan Documents and the transactions contemplated thereby, of counsel to the Affiliate, addressed to the Agent and the Lenders and reasonably satisfactory to special counsel to the Agent, substantially in the form of the opinions delivered on the Closing Date and the date of the Initial Advance; and

         (vi) all other documents required by Sections 5.2 and 5.3 of the Credit Agreement.

         3. Representations. Without limiting the generality of Section 1(a)(i) of this Assumption Letter, the Affiliate further represents and warrants (to the Agent and Lenders), with respect to the Affiliate and its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         (a)      Organization and Authority.

                           (i) The Affiliate is a trust, corporation,
                  partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

                           (ii) The Affiliate (x) has the requisite power and
                  authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                           (iii) The Affiliate has the power and authority to
                  execute, deliver and perform this Assumption Letter, the Credit Agreement and the Notes, and to borrow thereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

                           (iv) When executed and delivered, each of the Loan
                  Documents to which the Affiliate is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Affiliate, enforceable against the Affiliate in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         (b) Loan Documents. The execution, delivery and performance by the Affiliate of each of the Loan Documents to which it is a party:

                           (i) have been duly authorized by all requisite
                  Organizational Action of the Affiliate required for the lawful execution, delivery and performance thereof;

                           (ii) do not violate any provisions of (i) applicable
                  law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of the Affiliate;

                           (iii) does not and will not be in conflict with,
                  result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which the Affiliate is a party, or by which the properties or assets of the Affiliate are bound; and

                           (iv) does not and will not result in the creation or
                  imposition of any Lien upon any of the properties or assets of the Affiliate except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         (c) Solvency. The Affiliate is Solvent after giving effect to the transactions contemplated by the Loan Documents;

         (d) No Immunity. Neither the Affiliate nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. The Affiliate's execution and delivery of this Assumption Letter and the other Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (e) Margin Stock. The proceeds of the borrowings made under the Credit Agreement will be used by the Affiliate only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under the Credit Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Affiliate nor any agent acting in its behalf has taken or will take any action which might cause this Assumption Letter, the Credit Agreement or any of the documents or instruments delivered pursuant hereto or thereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         (f) Investment Company. The Affiliate is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Affiliate and the performance by the Affiliate and its Subsidiaries of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         4. Joint and Several Liability. The Affiliate and every other Borrower (including without limitation the Initial Borrower and each Borrowing Affiliate) hereby unconditionally and irrevocably affirms to the Lenders, and agrees and acknowledges, that the Obligations of the Affiliate and all Obligations of any other Borrower constitute and will constitute joint and several obligations and liabilities of the Borrowers (including without limitation the Affiliate), that all actions taken, elections made and notices and certificates furnished or received by it under or pursuant to the Loan Documents shall constitute the action, election, notice or certification of all of the Borrowers under the Loan Documents, and that each Authorized Representative shall have full authority to act for and on behalf of all of the Borrowers for all purposes of the Loan Documents. The Affiliate and every other Borrower agrees that the joint and several liability of the Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Agent or any Lender with respect to the Collateral (except as expressly provided in Section 2.14 of the Credit Agreement), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent, any Lender or any other Person with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, the Affiliate and every other Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of the Affiliate and each Borrower hereunder and under the Credit Agreement and the other Loan Documents is direct and unconditional as to all of the Obligations hereunder and thereunder, and may be enforced without requiring the Agent, any Lender or any other Person first to resort to any other right, remedy or security; no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; (except as expressly provided in Section 2.14 of the Credit Agreement) nothing shall discharge or satisfy the liability of any Borrower hereunder or thereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to the other Borrowers are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of the Borrowers to the Agent, the Lenders and any other Person.

         5. Notice. Any notice to the Affiliate may be delivered in accordance with Section 11.2 of the Credit Agreement. The Affiliate agrees that an Authorized Representative may give notice under this Assumption Letter and the other Loan Documents on behalf of the Affiliate, and that any such notice given by an Authorized Representative on behalf of the Affiliate shall be binding upon the Affiliate.

         6.       Jurisdiction and Governing Law.

         (i) Without limiting the provisions of Section 11.16 of the Credit Agreement, the Affiliate and every other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States federal court and any Florida state court sitting in the county of Dade, State of Florida, United States of America, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the Credit Agreement or any other Loan Document or for recognition or enforcement of any judgment relating thereto, and the Affiliate and every other Credit Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. The Affiliate and every other Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Assumption Letter shall affect any right that any Lender or the Agent may otherwise have to bring any action or proceeding relating to this Assumption

                  Letter, the Credit Agreement or any other Loan Document in the courts of any jurisdiction.

         (ii) This Assumption Letter shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Florida; provided that the Agent and the Lenders shall retain all rights arising under federal law.

                               [signatures follow]

         IN WITNESS WHEREOF, the Affiliate has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                               [NAME OF BORROWING AFFILIATE]



                                               By_______________________________
                                                  Name:_________________________
                                                  Title:________________________

Agreed and Consented to:

[INSERT SIGNATURE BLOCKS FOR INITIAL BORROWER
AND EVERY OTHER BORROWER]


By____________________________________________
   Name:______________________________________
   Title:_____________________________________


Acknowledged and Consented to:

NATIONSBANK, NATIONAL ASSOCIATION, AS AGENT


By____________________________________________
   Name:______________________________________
   Title:_____________________________________

                                    EXHIBIT S
                                    ---------

                           Borrowing Base Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

NationsBank, National Association,
as Agent
___________________________________
___________________________________
Attention: ____________________
Telefacsimile: (___) ___-____


         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (as amended, modified or restated from time to time, the "Agreement") among First Security Bank, National Association, as trustee (the "Initial Borrower"), and certain Affiliates of the Initial Borrower designated as Borrowers thereunder (the Initial Borrower and such Affiliates being referred to collectively as the "Borrowers"), the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative of each of the Borrowers, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Compliance with Borrowing Base Requirements:

         See Schedule 1 attached hereto.

         Required: The aggregate outstanding principal amount of all Loans related to any Aircraft or Engine may not exceed the Applicable Aircraft Borrowing Base or Applicable Engine Borrowing Base (as the case may be) of such Aircraft or Engine.

2.       Compliance with Concentration Restrictions:

         See Schedule 2 attached hereto.

         Required: As set forth in the definition of "Concentration Restriction" in the Agreement.

3.       Schedules.

         Schedule 1 attached hereto sets forth an accurate description of each Financed Aircraft or Engine as of the Determination Date. Schedule 2 attached hereto demonstrates compliance with the Concentration Restrictions as of the Determination Date, and Section C of
Schedule 2 sets forth an accurate description of each lease or Carrier Loan Document with respect to any Financed Aircraft or Engine which lease or Carrier Loan Document is, to the best of the Borrowers' knowledge, in default.

4.       No Default

                           A. Since __________ (the date of the last similar
                  certification), (a) no Borrower has defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article IX of the Agreement has occurred and is continuing.

                           B. If a Default or Event of Default has occurred
                  since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default: _________________
                  ______________________________________________________________
                  __________________________________________.

                           (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the last day of the most recent month.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                                            By:_________________________________
                                               Authorized Representative

                                            Name:_______________________________

                                            Title:______________________________

                                              Schedule 1 to Borrowing Base Certificate

                                            Description of Financed Aircraft and Engines



                         Registration
                         (jurisdiction and
                         registration number)
                         (If no registration,                                                               Net Aircraft/Engine
Equipment Type           jurisdiction of          Applicable    Applicable     Registered                   Value (at time of
(make and model)         recordation of Lien)     Borrower      Carrier        Owner         Mfr. Date      Loans)
----------------         -------------------      --------      -------        -----         ---------      -----







                                            Outstanding Principal
                                            Amount of Loans
Applicable            Current               under Aircraft Facility
Aircraft/Engine       Aircraft/Engine       related to such
Borrowing Base(1)     Market Value          Aircraft/Engine
-----------------     ------------          ---------------














--------

(1) If there is Eligible Credit Enhancement for such Aircraft or Engine, describe such credit enhancement.

                    Schedule 2 to Borrowing Base Certificate

                           Concentration Restrictions

A.       Applicable Carrier Borrowing Bases

         1.       Highest for Single Eligible Carrier                                          $__________

         2.       Highest for 4 Eligible Carriers                                              $__________

         3.       Asia Pacific Carriers                                                        $__________

         4.       U.S. Carriers                                                                $__________

         5.       European Carriers                                                            $__________

         6.       Latin America Carriers                                                       $__________

         7.       Canadian Carriers                                                            $__________

         8.       Mideastern Carriers                                                          $__________


B.       Applicable Aircraft/Engine Borrowing Bases

         1.       All Boeing 737 Models                                                        $__________

         2.       All Other Models                                                             $__________

         3.       All Engines                                                                  $__________

         4.       Highest for all Aircraft with leases/carrier loans expiring
                  in same 12-month period                                                      $__________

         5.       All Aircraft and Engines with defaulted lease/carrier loans                  $__________

         6.       All Aircraft and Engines for Schedule B Carriers                             $__________

         7.       All Aircraft and Engines not subject to Eligible Lease
                  or Eligible Carrier Loan Documents                                           $__________

         Required:  As set forth in the definition of "Concentration Restriction."

C.       Description of Defaulted Lease/Carrier Loan Document [Provide for each defaulted lease/carrier loan document]

         1.       Name of Applicable Carrier and Applicable Borrower,
                  and description of Applicable Aircraft/Engine:_________________________
                  _______________________________________________________________________
                  _______________________________________________________________________

         2.       Describe lease/carrier loan document:__________________________________
                  _______________________________________________________________________
                  _______________________________________________________________________

         3.       Describe nature of default:____________________________________________
                  _______________________________________________________________________
                  _______________________________________________________________________

                                   EXHIBIT T-1
                                   -----------

                      Form of Pledge and Security Agreement
        (for pledged beneficial interest in UniCapital Subsidiary Trust)


                  FORM OF BENEFICIAL INTERESTS PLEDGE AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT (as from time to time amended, modified or supplemented, the "Agreement") is made and entered into as of this _____ day of ______, 19___ by and between _______________________, a __________
corporation (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the financial institutions (collectively the "Lenders" and together with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Agent and the Lenders have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June __, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are referred to hereinafter individually as a "Borrower" and collectively as the "Borrowers") pursuant to that certain Credit Agreement dated as of June 10, 1998 among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, each of the Borrowers is a corporation or trust created for the purpose of purchasing, or financing the purchase of, certain aircraft and equipment; and

         WHEREAS, the Pledgor owns a beneficial interest in one or more of the Borrowers that is a trust (collectively, the "Beneficial Interests"); and

         WHEREAS, the Pledgor has entered into that certain Guaranty Agreement dated as of the date hereof (the "Facility Guaranty") pursuant to which the Pledgor has guaranteed the Obligations of the Borrowers under the Credit Agreement; and

         WHEREAS, pursuant to Section 2.14 of the Credit Agreement the Pledgor is required to enter into this Agreement and to pledge to the Secured Parties the Pledged Interests (as defined below) as security for the payment of the Secured Obligations (as defined below) in accordance with the terms of this Pledge Agreement; and



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         WHEREAS, the obligation of the Pledgor to enter into this Agreement pursuant to Section 2.14 of the Credit Agreement was material to the Secured Parties' entering into the Credit Agreement and the other Loan Documents; and

         WHEREAS, as collateral security for the payment and performance of the Pledgor's Obligations under the Facility Guaranty and any other Loan Documents, the Pledgor is willing to pledge and grant to the Agent for the benefit of the Secured Parties a first priority security interest in all of the shares of common stock, partnership interests, or other equivalent indicia of ownership, whether now in existence or hereafter issued, of each of its Subsidiaries, together with the Pledgor's Beneficial Interests, whether certificated or uncertificated, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (collectively, the "Pledged Interests"), including without limitation the Pledged Interests more particularly described on Schedule I hereto (such Subsidiaries and the Borrowers, together with all other Subsidiaries and Borrowers whose common stock or beneficial interests may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Credit Agreement and the other Loan Documents and to make or continue to make Loans or Advances for the account of the Borrowers and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. PLEDGE OF STOCK AND BENEFICIAL INTERESTS; OTHER COLLATERAL.

         (a) As collateral security for the payment and performance by the Pledgor of its now or hereafter existing Obligations under the Facility Guaranty and any other Loan Documents (collectively with the Obligations, the "Secured Obligations"), the Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority lien and security interest in:

                           (i) all Pledged Interests;

                           (ii) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests, other than cash dividends permitted to be retained by the Pledgor under Section 9 hereof;

                           (iii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests;

                           (iv) all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Interests that are permitted to be retained by the Pledgor under Section 9 hereof, are herein collectively referred to as the "Collateral." Each of the Pledged Interests described on Schedule I in



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effect from time to time is currently owned by the respective Pledgor identified on such schedule, and all of the Pledged Interests described in Schedule I are represented by the stock certificates or partnership certificates or other certificated indicia of ownership listed on such Schedule I hereto (the "Certificated Pledged Interests"). Certificated Pledged Interests, with undated stock powers or other appropriate transfer powers duly executed in blank by the Pledgor, have been delivered to the Agent.

         (b) The Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

         (c) The Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties and further agrees to do and cause to be done all things determined by the Agent to be necessary to perfect and keep in full force the Lien in the Collateral hereunder granted in favor of the Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted in favor of the Agent for the benefit of the Secured Parties. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record, its partnership record, its transfer books and any other books or records recording ownership interests therein) disclosing the Lien in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties, and agrees to cause the issuers of the Pledged Interest to enter into "Control Agreements" in form and substance satisfactory to the Agent.

         (d) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by any Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Secured Parties by the Pledgor, jointly and severally, immediately upon demand therefor, with interest thereon until paid in full at the Base Rate; provided, however, that during any time an Event of Default has occurred and is continuing, interest thereon shall be paid in full at the Default Rate for Base Rate Loans.

         2. STATUS OF PLEDGED INTERESTS. The Pledgor hereby represents and warrants to the Agent for the benefit of the Secured Parties that (i) all of the shares of Pledged Interests are validly issued and outstanding, fully paid and nonassessable and constitute all authorized, issued and outstanding shares of common stock, partnership interests or other indicia of ownership of each of the Pledged Subsidiaries of the Pledgor, (ii) the Pledgor is the registered and record and beneficial owner of such Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than (A) Permitted Liens, and (B) restrictions imposed by applicable law), (iii) the Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Interests in the manner and form hereof, and (iv) the pledge, assignment and delivery of such Pledged Interests by the Pledgor to the Agent for the benefit of the Secured Parties pursuant to this Agreement creates, together with the delivery of the certificates evidencing such Pledged Interests that are Certificated Pledged Interests, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in such Pledged Interests in favor of the Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations. Except as permitted under Section 8.6 of the Credit Agreement,



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none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent, which may be withheld for any reason. The Pledgor covenants with the Agent for the benefit of the Secured Parties that the Pledgor shall at all times cause the Certificated Pledged Interests to be represented by the certificates now and hereafter delivered to the Agent in accordance with
Section 1 hereof and that the Pledgor shall not cause, suffer or permit any of its Pledged Subsidiaries to issue or create any beneficial interests, capital stock, partnership interests or other certificated ownership interests, or securities convertible into, or exercisable or exchangeable for, beneficial interests, capital stock, partnership interests or other certificated ownership interests at any time during the term of this Agreement other than the Pledgor and subject to this Agreement pursuant to Section 23 hereof.

         3. PRESERVATION AND PROTECTION OF COLLATERAL.

         (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property for its own account.

         (b) The Pledgor agrees to pay when due all taxes, charges and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

         4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to any Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other


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regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Interests, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions made in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 9.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgor or otherwise as may be required by applicable law.

         6. PRESENTMENTS, DEMANDS AND NOTICES. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

         7. ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent as its attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

         8. WAIVER BY THE PLEDGOR. The Pledgor waives (to the extent permitted by applicable law) any right to require the Agent or any Lender or any other obligee of the Secured Obligations to (a) proceed against any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Person, including without limitation any Guarantor, or by



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reason of the cessation from any cause whatsoever of the liability of any other
Person, including without limitation, any Guarantor. Without limiting any rights of the Lenders under Section 2.14 of the Credit Agreement, the Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to any Pledgor who has an interest therein and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

         9. DIVIDENDS AND VOTING RIGHTS.

         (a) All dividends and other distributions with respect to the Pledged Interests shall be subject to the pledge hereunder, except for cash dividends which are, to the extent permitted to be made under the Credit Agreement, permitted to be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, and any such dividends may be retained by the Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Agent (together, if the Agent shall request, with undated stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

         (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Pledgor shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

         (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Secured Parties.

         (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in Section 22 hereof, and the Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         10. POWER OF SALE. Until the Facility Termination Date, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of any Pledgor may have ceased.



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         11. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to any of the Secured Parties by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Secured Parties hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

         12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section 9.5 of the Credit Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         13. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Agreement.

         14. DEFINITIONS. All terms used herein unless otherwise defined herein or in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         15. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty Agreement and the other Loan Documents, constitutes and expresses the entire


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understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         16. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such issuers or obligors.

         17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

         18. SWAP AGREEMENTS. All obligations of any of the Borrowers to any Lender or any affiliate of a Lender under Swap Agreements shall be deemed to be additional Secured Obligations secured hereby (in each case unless otherwise agreed in writing by such Lender or affiliate of such Lender), and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21. INDEMNIFICATION. Without limitation of Section 11.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor hereby covenants and agrees, jointly and severally, to pay, indemnify, and hold the Secured Parties harmless from and against any and all out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any



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transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that no Pledgor shall have any obligation to a party seeking indemnification hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of such party. The agreements in this Section 21 shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

         22. TERMINATION. Subject to Section 2.14 of the Credit Agreement, this Agreement and all obligations of the Pledgor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor Certificated Pledged Interests, any other certificates evidencing the Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Interests then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

         23. ADDITIONAL INTERESTS. If the Pledgor shall acquire or hold (a) any additional beneficial interests in, or any additional shares of capital stock, partnership interests or other indicia of ownership in any Pledged Subsidiary or
(b) any beneficial interests in, or any shares of capital stock, partnership interests or other indicia of ownership any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Section 2.14, Section 5.2 or Section 5.3 of the Credit Agreement or any other provision of the Credit Agreement (any such beneficial interests, shares, partnership interests or other indicia of ownership described in clauses (a) or
(b) above being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the Agent for the benefit of the Secured Parties (i) a revised
Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Pledge and Security Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and signed by the Pledgor. The Pledgor shall comply with the requirements of this
Section 23 concurrently with the acquisition of any such Additional Interests in the case of beneficial interests, shares, partnership interests or other indicia of ownership described in clause (a) above, and within the time period specified in such Section 2.14, Section 5.2, or Section 5.3 or elsewhere in the Credit Agreement with respect to beneficial interests, shares, partnership interests or other indicia of ownership described in clause (b) above.

         24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to or for the benefit of any of the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor' s pledge pursuant to the terms hereof.

         25. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Pledgor, to the Pledgor in care of UniCapital Corporation at its address indicated in Section 11.2 of the Credit Agreement and
(b) with respect to the Agent or a Lender, at the Agent's or such



                                      T-1-9

Lender's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

         26. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA
         APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
         IN SUCH STATE.

                  (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT



                                     T-1-10

         DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                            [SIGNATURE PAGES FOLLOW.]



                                     T-1-11

         IN WITNESS WHEREOF, the parties have duly executed this Pledge and Security Agreement on the day and year first written above.

                                            PLEDGOR:

                                            ____________________________________

                                            By:_________________________________
                                            Name________________________________
                                            Title:______________________________





                              Signature Page 1 of 2

                                            AGENT:

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Secured Parties

                                            By:_________________________________
                                            Name:_______________________________
                                            Title: _____________________________







                              Signature Page 2 of 2

                                                         SCHEDULE I

                                                      [Name of Pledgor]


Name of Borrower or    Description of            Class of        Number of          Certificate     Par Value     Percentage of
-------------------    --------------            --------        ---------          -----------     ---------     -------------
Other Subsidiary       Beneficial Interests in   Stock,          Shares or other    Number(s)                     Beneficial
-----------------      -----------------------   ------          ---------------    ---------                     ----------
                       Borrower                  Partnership     Interests                                        Interests,
                       --------                  -----------     ---------                                        ----------
                                                 Interest or     Outstanding                                      Capital Stock,
                                                 -----------     -----------                                      --------------
                                                 other                                                            Partnership
                                                 -----                                                            -----------
                                                 Interest                                                         Interests or
                                                 --------                                                         ------------
                                                                                                                  other Interests
                                                                                                                  ---------------
                                                                                                                  Outstanding and
                                                                                                                  ---------------
                                                                                                                  Owned by
                                                                                                                  --------
                                                                                                                  Pledgor
                                                                                                                  -------













                                    EXHIBIT A

                                     FORM OF
                    PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

         THIS PLEDGE AND SECURITY AGREEMENT SUPPLEMENT (as from time to time amended, modified or supplemented, this "Supplement"), dated as of ______________, 19__ is made by and between _____________________________ (the
"Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to that certain Credit Agreement dated as of June 10, 1998 (the "Credit Agreement") among First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement dated June ___, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are referred to hereinafter as a "Borrower" or collectively as the "Borrowers"), the Lenders and the Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is a party to that certain Pledge and Security Agreement dated as of _______________ ___, _____ by the Pledgor in favor of the Agent for the benefit of the Secured Parties (the "Pledge Agreement");

         WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Pledge Agreement to cause certain beneficial interests and certain shares of capital stock, partnership interests or other indicia of ownership under any jurisdiction held by it and listed on Schedule I to this Supplement (the "Additional Interests") to become subject to the Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders and to the making of the Loans to or for the benefit of the Borrowers pursuant to the Credit Agreement was the obligation of the Pledgor to pledge to the Agent for the benefit of the Secured Parties the Additional Interests; and

         WHEREAS, the Agent and the Lenders have required the Pledgor to pledge to the Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

         NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Secured Parties:

         1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority security interest in:

                  (a) all Additional Interests;



                                     T-1-15

                  (b) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests, other than cash dividends permitted to be retained by the Pledgor hereunder;

                  (c) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests;

                  (d) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Interests constitute "Pledged Interests" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests. A revised Schedule I to the Pledge Agreement (in the form of Schedule I hereto) reflecting the Additional Interests and all other Pledged Interests, together with stock certificates representing the Additional Interests with undated stock powers duly executed in blank by the Pledgor, have been delivered herewith to the Agent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

                                            PLEDGOR:

                                            [_________________]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


Acknowledged and accepted:

NATIONSBANK, NATIONAL ASSOCIATION,
as Agent for the Secured Parties

By:_______________________________
Name:_____________________________
Title:____________________________

                                                          SCHEDULE I

                                                       [Name of Pledgor]


Name of Borrower or    Description of            Class of        Number of          Certificate     Par Value     Percentage of
-------------------    --------------            --------        ---------          -----------     ---------     -------------
Other Subsidiary       Beneficial Interests in   Stock,          Shares or other    Number(s)                     Beneficial
-----------------      -----------------------   ------          ---------------    ---------                     ----------
                       Borrower                  Partnership     Interests                                        Interests,
                       --------                  -----------     ---------                                        ----------
                                                 Interest or     Outstanding                                      Capital Stock,
                                                 -----------     -----------                                      --------------
                                                 other                                                            Partnership
                                                 -----                                                            -----------
                                                 Interest                                                         Interests or
                                                 --------                                                         ------------
                                                                                                                  other Interests
                                                                                                                  ---------------
                                                                                                                  Outstanding and
                                                                                                                  ---------------
                                                                                                                  Owned by
                                                                                                                  --------
                                                                                                                  Pledgor
                                                                                                                  -------













                                   EXHIBIT T-2

                      Form of Pledge and Security Agreement
        (for pledged interest in UniCapital Special Purpose Corporation,
         Beneficial Owner, Applicable Intermediary or other Subsidiary)

                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT (as from time to time amended, modified or supplemented, the "Agreement") is made and entered into as of this _____ day of _______, 19__ by and between ________________________________, a
___________ corporation (the "Pledgor") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as administrative agent (the "Agent") for each of the financial institutions (collectively the "Lenders" and together with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.


                              W I T N E S S E T H:

         WHEREAS, the Agent and the Lenders have agreed to provide a revolving credit facility to First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement (11111) dated June ___, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as a Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are referred to hereinafter individually as a "Borrower" and collectively as the "Borrowers") pursuant to that certain Credit Agreement dated as of June 10, 1998 among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, one or more of the Borrowers or Guarantors under the Credit Agreement is a direct, wholly owned Subsidiary of the Pledgor as more particularly described on Schedule I hereto; and

         WHEREAS, pursuant to Section 2.14 of the Credit Agreement the Pledgor is required to enter into this Agreement and to pledge to the Secured Parties the Pledged Interests (as defined below) as security for the payment of the Secured Obligations (as defined below) in accordance with the terms of this Pledge Agreement; and

         WHEREAS, the obligation of the Pledgor to enter into this Agreement pursuant to Section 2.14 of the Credit Agreement was material to the Secured Parties' entering into the Credit Agreement and the other Loan Documents; and

         WHEREAS, as collateral security for the payment and performance of each of the Borrowers' Obligations under the Credit Agreement and any other Loan Documents, the Pledgor is willing to pledge and grant to the Agent for the benefit of the Secured Parties a first priority security interest



                                      T-2-1
in all of the shares of common stock, partnership interests, or other equivalent indicia of ownership, whether now in existence or hereafter issued, of each of the Guarantors, all Borrowers in which the Pledgor has an interest, and all Persons owning, now or hereafter, beneficial interests in any of the Borrowers, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (collectively, the "Pledged Interests") including without limitation the Pledged Interests in such Subsidiaries as more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose common stock, partnership interests or other indicia of ownership may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Credit Agreement and the other Loan Documents and to make Loans or for the account of the Borrowers and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. PLEDGE OF STOCK; OTHER COLLATERAL.

         (a) As collateral security for the payment and performance by each Borrower of its now or hereafter existing Obligations under the Credit Agreement and any other Loan Documents (collectively with the Obligations, the "Secured Obligations"), the Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority lien and security interest in:

                           (i) all Pledged Interests;

                           (ii) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests, other than cash dividends permitted to be retained by the Pledgor under Section 9 hereof;

                           (iii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests; and

                           (iv) all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Interests that are permitted to be retained by the Pledgor under Section 9 hereof, are herein collectively referred to as the "Collateral." Each of the Pledged Interests described on Schedule I in effect from time to time is currently owned by the Pledgor, and all of the Pledged Interests described in Schedule I are represented by the stock certificates or partnership certificates or other certificated indicia of ownership listed on such Schedule I hereto (the "Certificated Pledged Interests"). Certificated Pledged Interests, with undated stock powers or other appropriate transfer powers duly executed in blank the Pledgor, have been delivered to the Agent.



                                      T-2-2

         (b) The Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

         (c) The Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties and further agrees to do and cause to be done all things determined by the Agent to be necessary to perfect and keep in full force the Lien in the Collateral hereunder granted in favor of the Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted in favor of the Agent for the benefit of the Secured Parties. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record, its partnership record, its transfer books and any other books or records recording ownership interests therein) disclosing the Lien in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties, and agrees to cause the issuers of the Pledged Interests to enter into "Control Agreements" in form and substance satisfactory to the Agent.

         (d) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by any Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Secured Parties by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the Base Rate; provided, however, that during any time an Event of Default has occurred and is continuing, interest thereon shall be paid in full at the Default Rate for Base Rate Loans.

         2. STATUS OF PLEDGED INTERESTS. The Pledgor hereby represents and warrants to the Agent for the benefit of the Secured Parties that (i) all of the shares of Pledged Interests are validly issued and outstanding, fully paid and nonassessable and constitute all authorized, issued and outstanding shares of common stock, partnership interests or other indicia of ownership of each of the Pledged Subsidiaries of the Pledgor, (ii) the Pledgor is the registered and record and beneficial owner of such Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than (A) Permitted Liens, and (B) restrictions imposed by applicable law), (iii) the Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Interests in the manner and form hereof, and (iv) the pledge, assignment and delivery of the Pledged Interests by the Pledgor to the Agent for the benefit of the Secured Parties pursuant to this Agreement creates, together with the delivery of the certificates evidencing such Pledged Interests that are Certificated Pledged Interests, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in the Pledged Interests in favor of the Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations. Except as permitted under Section 8.6 of the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent, which may be withheld for any reason. The Pledgor covenants with the Agent for the benefit of the Secured Parties that the Pledgor shall at all times cause the Certificated Pledged Interests to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that the Pledgor shall not cause, suffer or permit any of the Pledged Subsidiaries to issue or create any



                                      T-2-3
capital stock, partnership interests or other certificated ownership interests, or securities convertible into, or exercisable or exchangeable for, capital stock, partnership interests or other certificated ownership interests at any time during the term of this Agreement other than the Pledgor and subject to this Agreement pursuant to Section 23 hereof.

         3. PRESERVATION AND PROTECTION OF COLLATERAL.

         (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property for its own account.

         (b) The Pledgor agrees to pay when due all taxes, charges and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

         4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Interests, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions made in a commercially reasonable manner. The



                                      T-2-4

Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if such Pledged Interests are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 9.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgor or otherwise as may be required by applicable law.

         6. PRESENTMENTS, DEMANDS AND NOTICES. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

         7. ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent as its attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

         8. WAIVER BY THE PLEDGOR. The Pledgor waives (to the extent permitted by applicable law) any right to require the Agent or any Lender or any other obligee of the Secured Obligations to (a) proceed against any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Person, including without limitation any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Person, including without limitation, any Guarantor. Without limiting any rights of the Lenders under
Section 2.14 of the Credit Agreement, the Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.



                                      T-2-5

         9. DIVIDENDS AND VOTING RIGHTS.

         (a) All dividends and other distributions with respect to the Pledged Interests shall be subject to the pledge hereunder, except for cash dividends which are, to the extent permitted to be made under the Credit Agreement, permitted to be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, and any such dividends may be retained by the Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Agent (together, if the Agent shall request, with undated stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

         (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Pledgor shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

         (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Secured Parties.

         (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in Section 22 hereof, and the Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         10. POWER OF SALE. Until the Facility Termination Date, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of the Pledgor may have ceased.

         11. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to any of the Secured Parties by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of



                                      T-2-6
the Secured Parties hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

         12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section 9.5 of the Credit Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         13. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Agreement.

         14. DEFINITIONS. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Florida, and such definitions are hereby incorporated herein by reference and made a part hereof.

         15. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty Agreement and the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented,



                                      T-2-7
discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         16. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such issuers or obligors.

         17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

         18. SWAP AGREEMENTS. All obligations of any of the Borrowers to any Lender or any affiliate of Lender under Swap Agreements shall be deemed to be additional Secured Obligations secured hereby (in each such case unless otherwise agreed in writing by such Lender or affiliate of such Lender), and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21. INDEMNIFICATION. Without limitation of Section 11.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor hereby covenants and agrees, to pay, indemnify, and hold the Secured Parties harmless from and against any and all out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall not have any obligation to a party seeking indemnification hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of such party. The agreements in this Section 21



                                      T-2-8
shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

         22. TERMINATION. Subject to Section 2.14 of the Credit Agreement, this Agreement and all obligations of the Pledgor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor Certificated Pledged Interests, any other certificates evidencing the Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Interests then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

         23. ADDITIONAL INTERESTS. If the Pledgor shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Section 2.14, Section 5.2, or Section 5.3 of the Credit Agreement or any other provision of the Credit Agreement (any such shares described in clauses (a) or (b) above being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the Agent for the benefit of the Secured Parties (i) a revised
Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Pledge and Security Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and signed by the Pledgor. The Pledgor shall comply with the requirements of this
Section 23 concurrently with the acquisition of any such Additional Interests in the case of shares described in clause (a) above, and within the time period specified in such Section 2.14, Section 5.2 or Section 5.3 or elsewhere in the Credit Agreement with respect to shares described in clause (b) above.

         24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to or for the benefit of any of the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's pledge pursuant to the terms hereof.

         25. NOTICES. Any notice required or permitted hereunder shall be given,
(a) with respect to the Pledgor, to the Pledgor in care of UniCapital Corporation at its address indicated in Section 11.2 of the Credit Agreement and
(b) with respect to the Agent or a Lender, at the Agent's or such Lender's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

         26. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA
         APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
         IN SUCH STATE.



                                      T-2-9

                  (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                            [SIGNATURE PAGES FOLLOW.]



                                     T-2-10

         IN WITNESS WHEREOF, the parties have duly executed this Pledge and Security Agreement on the day and year first written above.

                                            PLEDGOR:

                                            ____________________________________


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            AGENT:

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Secured Parties

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________






                              Signature Page 1 of 1

                                                         SCHEDULE I

                                                      [Name of Pledgor]


Name of Subsidiary               Class of          Number of              Certificate          Par Value        Percentage of
------------------               --------          ---------              -----------          ---------        -------------
                                 Stock,            Shares or other        Number(s)                             Capital Stock,
                                 ------            ---------------        ---------                             --------------
                                 Partnership       Interests                                                    Partnership
                                 -----------       ---------                                                    -----------
                                 Interest or       Outstanding                                                  Interests or
                                 -----------       -----------                                                  ------------
                                 other                                                                          other Interests
                                 -----                                                                          ---------------
                                 Interest                                                                       Outstanding and
                                 --------                                                                       ---------------
                                                                                                                Owned by
                                                                                                                --------
                                                                                                                Parent
                                                                                                                ------



















                                    EXHIBIT A

                                     FORM OF
                    PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

         THIS PLEDGE AND SECURITY AGREEMENT SUPPLEMENT (as from time to time amended, modified or supplemented, this "Supplement"), dated as of ______________, 19__ is made by and between _____________________________ (the
"Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as administrative agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to that certain Credit Agreement dated as of June 10, 1998 (the "Credit Agreement") among First Security Bank, National Association (the "Initial Borrower"), solely as Trustee on behalf of the trust created by that certain Trust Agreement dated June __, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., certain UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates under the Credit Agreement (the Initial Borrower and such Borrowing Affiliates are referred to hereinafter as a "Borrower" or collectively as the "Borrowers"), the Lenders and the Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is a party to that certain Pledge and Security Agreement dated as of _______________ ___, 19__ by the Pledgor in favor of the Agent for the benefit of the Secured Parties (the "Pledge Agreement");

         WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Pledge Agreement to cause certain shares of capital stock, partnership interests or other indicia of ownership under any jurisdiction held by it and listed on Schedule I to this Supplement (the "Additional Interests") to become subject to the Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders and to the making of the Loans to or for the benefit of the Borrowers pursuant to the Credit Agreement was the obligation of the Pledgor to pledge to the Agent for the benefit of the Secured Parties the Additional Interests; and

         WHEREAS, the Agent and the Lenders have required the Pledgor to pledge to the Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

         NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Secured Parties:

         1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority security interest in, the Additional Interests and all of the following:





                                     T-2-14

                  (a) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests, other than cash dividends permitted to be retained by the Pledgor hereunder;

                  (b) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests;

                  (c)      all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Interests constitute "Pledged Interests" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests. A revised Schedule I to the Pledge Agreement (in the form of Schedule I hereto) reflecting the Additional Interests and all other Pledged Interests, together with stock certificates representing the Additional Interests with undated stock powers duly executed in blank by the Pledgor, have been delivered herewith to the Agent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

                                            PLEDGOR

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


Acknowledged and accepted:

NATIONSBANK, NATIONAL ASSOCIATION,
as Agent for the Secured Parties

By:_______________________________
Name:_____________________________
Title:____________________________



                                     T-2-15

                                                          SCHEDULE I

                                                       [Name of Pledgor]


Name of Subsidiary               Class of          Number of              Certificate          Par Value        Percentage of
------------------               --------          ---------              -----------          ---------        -------------
                                 Stock,            Shares or other        Number(s)                             Capital Stock,
                                 ------            ---------------        ---------                             --------------
                                 Partnership       Interests                                                    Partnership
                                 -----------       ---------                                                    -----------
                                 Interest or       Outstanding                                                  Interests or
                                 -----------       -----------                                                  ------------
                                 other                                                                          other Interests
                                 -----                                                                          ---------------
                                 Interest                                                                       Outstanding and
                                 --------                                                                       ---------------
                                                                                                                Owned by
                                                                                                                --------
                                                                                                                Parent
                                                                                                                ------













                                  Schedule 3.3

                        Information Regarding Collateral

         I                 Aircraft 1111, Inc.

         Address:          c/o The Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

         Principal Place of Business/Chief Executive Office/Location of Goods (other than Aircraft or Engines):

                           9420 S.W. 77th Avenue
                           Miami, Florida 33156

         Merged or Consolidated Entities (or Entities Contributing or Transferring Collateral):

                           None.

         Registration of Aircraft:

                           Not Applicable.

         Trade Names:

                           None.

         II                First Security Bank, National Association, as Trustee

         Address:          79 South Main Street
                           Salt Lake City, Utah 84111

         Principal Place of Business/Chief Executive Office/Location of Goods (other than Aircraft or Engines):

         Address:          79 South Main Street
                           Salt Lake City, Utah 84111

         Merged or Consolidated Entities (or Entities Contributing or Transferring Collateral):

                           None.

         Registration of Aircraft:

                           Not Applicable.




                                  Schedule - 1

         Trade Names:

                           None.

         III               Cauff, Lippman Aviation, Inc.

         Address:          9420 W. 77th Avenue
                           Miami, Florida 33156

         Principal Place of Business/Chief Executive Office:

                           9420 W. 77th Avenue
                           Miami, Florida 33156

         Location of Goods (other than Aircraft or Engines):

                           Not Applicable.

         Merged or Consolidated Entities (or Entities Contributing or Transferring Collateral):

                           None.

         Registration of Aircraft:

                           Not Applicable.

         Trade Names:

                           None.




                                  Schedule - 2

                                  Schedule 6.7

  Transfer Restrictions to Sale or Assignment of Financed Aircraft and Engines

                  1. Transfer will be subject to the Applicable Carrier's right of quiet enjoyment described in Section 3.4 hereof.

                  2. Such transfer shall not violate, and shall be in accordance with, any applicable laws.

                  3. Transferee may be required to be an institutional investor and/or have a specified minimum net worth or have its obligations guaranteed by a Person with a specified minimum net worth.

                  4. Transfers to competitors or other restricted persons may be prohibited.

                  5. Transferee may be required to make certain covenants and representations and provide counsel opinions.

                  6. Transfers may be limited as to aggregate number of persons who may hold interests in the Financed Aircraft and Engines.

                  7. Transfers may be limited to persons organized, domiciled or resident in certain jurisdictions or so as otherwise to prevent or limit taxes.

                  8. Transferee may be required to pay all fees, costs and taxes related to the transfer.

                  9. Transferee may be required to make certain filings and recordations.

                  10. Transferee may be required to provide certain indemnities in connection with the transfer.

         The foregoing notwithstanding, the restrictions in items 3 through 10 shall only apply to a transfer of an Aircraft or Engine, or an interest in the owner of an Aircraft or Engine, to the extent (a) such Aircraft or Engine is subject to an Eligible Lease, (b) such Eligible Lease contains such restrictions, and (c) such Eligible Lease has not been terminated.



                                  Schedule - 3

                                  Schedule 6.8

                                   Tax Matters


                                      None.




                                  Schedule - 4

                                  Schedule 6.10

                                   Litigation


                                      None.




                                  Schedule - 5

                                  Schedule 7.2

                                   Maintenance

         Each Borrower shall maintain, or cause to be maintained, each Financed Aircraft or Engine in accordance with the standards set forth in the Security Agreement.




                                  Schedule - 6

                                Schedule 7.21(a)

         Maintenance, Return, Alteration, Replacement, Pooling and Lease

         Any lease or Carrier Loan Documents with respect to any Financed Aircraft or Engine shall require the Applicable Carrier to meet standards with respect to the maintenance and alteration of such Financed Aircraft or Engine, and with respect to the replacement of parts and pooling of parts and engines, which standards in each case meet the requirements of the Security Agreement and are at least as restrictive as the obligations of the Applicable Borrower with respect to such Aircraft or Engine under the Security Agreement.

         Any lease with respect to any Financed Aircraft or Engine shall also require that such Financed Aircraft or Engine be returned to the Applicable Borrower (i) in compliance with the maintenance requirements set forth in the Security Agreement, and (ii) in the case of an Aircraft, in such condition as to enable an airworthiness certificate to be obtained from the FAA or (in the case of Aircraft not registered in the United States) any Applicable Foreign Jurisdiction with respect to such Aircraft.

         Any lease or Carrier Loan Documents with respect to any Financed Aircraft or Engine shall also contain restrictions on the leasing, subleasing and chartering of such Financed Aircraft or Engine that are at least as restrictive as the terms of Section 8.17(b).





                                  Schedule - 7

                                  Schedule 7.22

                                 Re-registration

         Any lease or Carrier Loan Documents with respect to any Financed Aircraft or Engine shall contain covenants and restrictions regarding re-registration of such Aircraft or Engine that meet the standards of the Security Agreement, and are at least as restrictive as the obligations of the Applicable Borrower under the Security Agreement.






                                  Schedule - 8